    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 9, 1996

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             BLUE BIRD BODY COMPANY
             (Exact name of Registrant as specified in its charter)

              GEORGIA                                 3713                               58-0813156
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)               Identification No.)

                           --------------------------

                              3920 ARKWRIGHT ROAD
                              MACON, GEORGIA 31210
                                 (912) 757-7100
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           --------------------------

                             BLUE BIRD CORPORATION
           (Exact name of Co-Registrant as specified in its charter)

              DELAWARE                           NOT APPLICABLE                          13-3638126
  (State or other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   incorporation or organization)         Classification Code Number)               Identification No.)

                              3920 ARKWRIGHT ROAD
                              MACON, GEORGIA 31210
                                 (912) 757-7100
         (Address, including zip code, and telephone number, including area code, of Co-Registrant's principal executive offices)
                           --------------------------

                                BOBBY G. WALLACE
                                VICE PRESIDENT,
                            TREASURER AND SECRETARY
                             BLUE BIRD CORPORATION
                              3920 ARKWRIGHT ROAD
                              MACON, GEORGIA 31210
                                 (912) 757-7100
         (Address, including zip code, and telephone number, including area code, of agents for service of process)
                           --------------------------
                        COPIES OF ALL COMMUNICATIONS TO:
                           ANDREW R. BROWNSTEIN, ESQ.
                         WACHTELL, LIPTON, ROSEN & KATZ
                              51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 403-1000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement is declared effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                      TITLE OF EACH                                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
                   CLASS OF SECURITIES                         AMOUNT TO BE          OFFERING PRICE            AGGREGATE
                    TO BE REGISTERED                            REGISTERED              PER NOTE            OFFERING PRICE
10 3/4% Senior Subordinated Notes Due 2006, Series B
  (1)....................................................      $100,000,000              99.695%              $99,695,000
Guarantee of the 10 3/4% Senior Subordinated Notes Due
  2006, Series B (3)(4)..................................           $0                     0%                    $0(2)

                      TITLE OF EACH                              AMOUNT OF
                   CLASS OF SECURITIES                         REGISTRATION
                    TO BE REGISTERED                                FEE
10 3/4% Senior Subordinated Notes Due 2006, Series B
  (1)....................................................       $30,210.58
Guarantee of the 10 3/4% Senior Subordinated Notes Due
  2006, Series B (3)(4)..................................           $0

(1) This Registration Statement covers both the prospectus filed hereby in connection with the exchange offer for the Exchange Notes and the prospectus filed hereby in connection with certain market-making activities by affiliates of the Registrant.

(2) Estimated solely for the purpose of determining the registration fee.

(3) Calculated pursuant to Rule 457.

(4) Pursuant to Rule 457(n), no registration fee is required with respect to the guarantee.
                           --------------------------

    THE REGISTRANT AND THE CO-REGISTRANT (THE "REGISTRANTS") HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains a Prospectus relating to the offer (the "Exchange Offer") to exchange an aggregate of up to $100,000,000 principal amount of 10 3/4% Senior Subordinated Notes due 2006, Series B (the "Exchange Notes") of Blue Bird Body Company, for an identical face amount of the issued and outstanding 10 3/4% Senior Subordinated Notes due 2006 (the "144A Notes" and, together with the Exchange Notes, the "Notes") together with separate Prospectus pages relating to certain market-making transactions with respect to the Exchange Notes which may be carried out by Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). The complete Prospectus for the Exchange Offer follows immediately after this Explanatory Note. Following such Prospectus are certain pages of the Prospectus relating to the market-making transactions, which include an alternate cover page, an alternate "AVAILABLE INFORMATION" section, an alternate "USE OF PROCEEDS" section (which is also to be included in the "PROSPECTUS SUMMARY"), a new paragraph captioned "Trading Market for the Notes" to be inserted in the section captioned "RISK FACTORS" in lieu of the paragraph captioned "Absence of Public Market for the Notes", an alternate "PLAN OF DISTRIBUTION" section, an alternate "LEGAL MATTERS" section and an alternate back cover page. All other pages of the Prospectus for the Exchange Offer are to be used in the Prospectus relating to the market-making transactions.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED DECEMBER 9, 1996


PRELIMINART PROSPECTUS

                               OFFER TO EXCHANGE
                                ALL OUTSTANDING
              10 3/4% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B
                                                                   [LOGO]
                       FOR ANY AND ALL OF THE OUTSTANDING
                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2006
                                       OF
                             BLUE BIRD BODY COMPANY

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                    ON              , 1997, UNLESS EXTENDED.

    Blue Bird Body Company, a Georgia corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange an aggregate of up to $100,000,000 principal amount of 10 3/4% Senior Subordinated Notes due 2006, Series B (the "Exchange Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus forms a part, for an identical face amount of the issued and outstanding 10 3/4% Senior Subordinated Notes due 2006 (the "144A Notes" and, together with the Exchange Notes, the "Notes") of the Company from the Holders (as defined herein) thereof in integral multiples of $1,000. As of the date of this Prospectus, there are $100,000,000 aggregate principal amount of the 144A Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the 144A Notes, except that the Exchange Notes have been registered under the Securities Act, and therefore will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate payable on the 144A Notes under certain circumstances relating to the Registration Rights Agreement (as defined herein), which provisions will terminate as to all of the Notes upon the consummation of the Exchange Offer. The Exchange Notes will be obligations of the Company evidencing the same indebtedness as the 144A Notes, and will be entitled to the benefits of the same indenture. See "The Exchange Offer."

    Interest on the Exchange Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 1997. The Exchange Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 15, 2001, at the redemption prices set forth herein, together with accrued and unpaid interest to the date of redemption. In addition, on or prior to November 15, 1999, the Company may redeem up to 25% of the originally issued Exchange Notes, at a price of 110.75% of the principal amount thereof, together with accrued and unpaid interest to the redemption date, with the net proceeds of a Public Equity Offering (as defined herein), PROVIDED that not less than $75 million in principal amount of Exchange Notes is outstanding immediately after giving effect to such redemption. Upon the occurrence of a Change of Control Triggering Event (as defined herein), each holder of Exchange Notes will, subject to the limitations described herein, have the right to require the Company to purchase all or a portion of such holder's Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Exchange Notes."

    The Exchange Notes will represent unsecured senior subordinated obligations of the Company and will be subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company. The Exchange Notes will be guaranteed (the "BBC Guarantee") on an unsecured senior subordinated basis by Blue Bird Corporation ("BBC"), which owns all of the capital stock of the Company. As of September 28, 1996, on a PRO FORMA basis after giving effect to the Recapitalization (as defined herein), the Company would have had approximately $181.3 million of Senior Indebtedness outstanding. In addition, at September 28, 1996, after giving effect to the Recapitalization, the aggregate amount of indebtedness and other liabilities of subsidiaries of the Company to which holders of Notes are structurally subordinated would have been approximately $63 million (which were composed principally of liabilities of the Company's special purpose lease financing subsidiary).

                                             (COVER TEXT CONTINUED ON NEXT PAGE)

    SEE "RISK FACTORS," BEGINNING ON PAGE 13, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS   PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

               THE DATE OF THIS PROSPECTUS IS DECEMBER   , 1996.


UNTIL            , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

    The Company will accept for exchange any and all validly tendered 144A Notes on or prior to the Expiration Date (as defined herein). Tenders of 144A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date; otherwise such tenders are irrevocable. The Exchange Offer is not conditioned upon any minimum principal amount of 144A Notes being tendered for exchange. For certain conditions to the Exchange Offer, see "The Exchange Offer--Conditions."

    The 144A Notes were issued and sold on November 19, 1996 in a transaction not registered under the Securities Act in reliance upon the exemption provided in Section 4(2) of the Securities Act. In general, the 144A Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act.

    The Exchange Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. The Company has agreed to pay the expenses of the Exchange Offer. Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for 144A Notes may be offered for resale, resold or otherwise transferred by any Holder thereof (other than any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such Exchange Notes are acquired in the ordinary course of such Holder's business and such Holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. In some cases, certain broker-dealers may be required to deliver a prospectus in connection with the resale of such Exchange Notes.

    This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with any resale of Exchange Notes received in exchange for such 144A Notes where such 144A Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than 144A Notes acquired directly from the Company). The Company has agreed that, for a period of 180 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale.

    Prior to this Exchange Offer, there has been no public market for the 144A Notes or Exchange Notes. If a market for the Exchange Notes should develop, the Exchange Notes could trade at a discount from their principal amount. The Company does not intend to list the Exchange Notes on any securities exchange nor does the Company intend to apply for quotation of the Exchange Notes through the NASDAQ System. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") has indicated to the Company that it intends to make a market in the Notes, but is not obligated to do so and such market-making activities may be discontinued at any time. As a result, no assurance can be given that an active trading market for the Exchange Notes will develop. If Merrill Lynch conducts any market-making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Exchange Notes.

    The Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of Global Exchange Notes (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depository" or "DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Exchange Notes representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the DTC and its participants. Notwithstanding the foregoing, 144A Notes held in certificated form will be exchanged solely for Certificated Exchange Notes (as defined herein). After the initial issuance of the Global Exchange Notes, Certificated Exchange Notes will be issued in exchange for the Global Exchange Notes only on the terms set forth in the Indenture (as defined herein). See "Description of the Exchange Notes" and "Book-Entry, Delivery and Form."

                             AVAILABLE INFORMATION

    The Company and BBC have jointly filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement" or "Exchange Offer Registration Statement") under the Securities Act with respect to the Exchange Notes being offered hereby and the related BBC Guarantee. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company, BBC, the Exchange Notes and the related BBC Guarantee offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. Copies of the Registration Statement may be examined without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the web site maintained by the Commission (http://www.sec.gov.) and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    Pursuant to a contractual obligation to the purchasers of the Old Notes (as defined herein), the Company was, prior to November 19, 1996, subject to certain of the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, filed periodic reports and other information with the Commission.

    The Company is not currently subject to the informational requirements of the Exchange Act. Upon completion of the Exchange Offer, the Company will be subject to the informational requirements of the Exchange Act, and, in accordance therewith, will file periodic reports and other information with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of any material so filed, in addition to periodic reports and other information previously filed with the Commission pursuant to the above-described contractual obligation of the Company, can be obtained from the Public Reference Section of the Commission, upon payment of certain fees prescribed by the Commission.

    In addition, pursuant to the Indenture covering the Notes, the Company has agreed to file with the Commission, and provide to the Holders, the annual reports and the information, documents and other reports otherwise required pursuant to Section 13 of the Exchange Act. Such requirements may be satisfied through the filing and provision of such documents and reports which would otherwise be required pursuant to Section 13 of the Exchange Act in respect of the Company.

    UNTIL            , 1997 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                           FORWARD-LOOKING STATEMENTS

    CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS UNDER "PROSPECTUS SUMMARY," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," IN ADDITION TO CERTAIN STATEMENTS CONTAINED ELSEWHERE IN THIS PROSPECTUS, ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND ARE THUS PROSPECTIVE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. THE MOST SIGNIFICANT OF SUCH RISKS, UNCERTAINTIES AND OTHER FACTORS ARE DISCUSSED UNDER THE HEADING "RISK FACTORS," BEGINNING ON PAGE 13 OF THIS PROSPECTUS, AND HOLDERS OF 144A NOTES ARE URGED TO CAREFULLY CONSIDER SUCH FACTORS.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO THE "COMPANY" OR "BLUE BIRD" REFER TO BLUE BIRD BODY COMPANY AND ITS SUBSIDIARIES AND REFERENCES TO "BBC" REFER TO BLUE BIRD CORPORATION, WHICH OWNS ALL OF THE COMMON STOCK OF THE COMPANY. AS USED HEREIN, THE "FISCAL YEAR" OF THE COMPANY IS THE 52- OR 53-WEEK PERIOD ENDING ON THE SATURDAY NEAREST OCTOBER 31 OF SUCH YEAR. UNLESS OTHERWISE INDICATED, ANNUAL MARKET SHARE AND OTHER DATA INCLUDED HEREIN REFER TO THE APPLICABLE FISCAL YEAR OF THE COMPANY.

                                  THE COMPANY

    The Company is the leading manufacturer of school buses in North America. Approximately 79% of the Company's net sales in fiscal 1995 were derived from sales of school bus products. The Company also manufactures the Q-Bus and Commercial Shuttle ("CS"), which target purchasers of medium-sized buses for commercial uses, and two luxury recreational vehicle ("RV") models, the Wanderlodge and the Blue Bird Motor Coach ("BMC"). Commercial and recreational vehicles accounted for approximately 14% and 7%, respectively, of the Company's fiscal 1995 net sales. The Company manufactures both quality steel bus bodies for mounting on chassis manufactured by third parties and complete bus units (body and chassis). Chassis generally consist of frames with engines, transmissions, drive trains, axles, wheels, power steering, brakes and fuel cells. The Company markets its products primarily through a network of approximately 63 independent distributors, which resell the products to customers, including municipalities, states, transportation contracting companies, churches and other independent organizations. Through its special purpose lease financing subsidiary, Blue Bird Capital Corporation ("Blue Bird Capital"), the Company provides lease financing alternatives, principally to tax-exempt customers of its school bus products. Management believes that providing a variety of alternative leasing packages to its customers creates a significant competitive advantage for the Company. For the 12-month period ended July 27, 1996, the Company had $544.1 million in net sales and $61.1 million in EBITDA (as defined herein).

    Purchasers of school buses are categorized into two ownership groups: (i) public (consisting of states and school districts); and (ii) private (consisting of independent transportation contracting companies and other private entities). In the United States, approximately 78% of the estimated 410,000 school buses currently in operation are publicly owned, with the remainder being privately owned. Management estimates that deliveries of school buses in North America in fiscal 1995 totaled approximately 30,600 units. In addition, management estimates that the market demand for the types of school bus and commercial bus products that the Company manufactures and sells to countries outside of North America totaled approximately 3,500 units in fiscal 1995. In fiscal 1995, the Company sold 12,250 school bus units and estimates that it had approximately 40% market share in the $1.3 billion North American market for school buses.

    The Company's business strategy is to continue to utilize its leading market position in the school bus market as a platform from which to expand its product offerings. The Company will continue to focus on its core school bus business, while seeking to expand its commercial bus product offerings to various markets, including the shuttle bus market, the smaller urban bus market and the "line haul" or inter-city coach market. Within the school bus market, the Company will continue to emphasize sales to distributors, as opposed to states and large transportation contracting companies, reflecting its belief that the former market provides greater growth and profit opportunities. The Company will also seek to expand its international bus sales, particularly in developing countries.

                              THE RECAPITALIZATION

    On November 19, 1996, the Company completed an overall recapitalization pursuant to which the Company refinanced approximately $90 million (as of September 28, 1996) of its indebtedness and paid a special cash dividend to BBC of $201.4 million (the "Blue Bird Dividend") on all shares of its common stock, $.10 par value per share ("Blue Bird Common Stock"). Immediately after the declaration of the Blue Bird Dividend, the Board of Directors of BBC declared a special cash dividend and made payments in the aggregate amount of $201.4 million on all shares of its common stock, $.01 par value per share ("BBC Common Stock") and in respect of options to purchase BBC Common Stock (collectively, the "BBC Distribution" and, together with the Blue Bird Dividend, the "Distribution"). Holders of BBC options received cash payments and were not required to exercise their options to receive their PRO RATA portion of the BBC Distribution, nor were they entitled to any antidilution adjustment to the exercise price for their options.

    As part of the Recapitalization, holders of $50 million aggregate principal amount (or 100%) of the Company's then outstanding 11 3/4% Senior Subordinated Notes due 2002, Series B (the "Old Notes") ("Selling Holders") sold their Old Notes to the Company for aggregate payments (including accrued interest) of approximately $56.1 million. The Company's then-existing bank credit agreement (the "Old Credit Agreement"), under which $40 million of indebtedness was outstanding at September 28, 1996, was replaced and refinanced by an amended and restated credit agreement (the "New Credit Agreement"), which provides for, among other things, aggregate availability of $255 million, including $175 million of Term Facilities (as defined herein) and an $80 million of Revolving Facility (as defined herein). In addition, the Company offered and sold $100,000,000 aggregate principal amount of 144A Notes (the "144A Note Offering"). Proceeds from the 144A Note Offering, borrowings under the New Credit Agreement and cash on hand were used to fund the retirement of the Old Notes, the refinancing of the Old Credit Agreement and the Distribution, and to pay related fees and expenses. The 144A Notes Offering, the retirement of the Old Notes, the replacement of the Old Credit Agreement with the New Credit Agreement and the Distribution are collectively referred to herein as the "Recapitalization." See "The Recapitalization."

    The Company's principal executive offices are located at 3920 Arkwright Road, Macon, Georgia 31210 and its telephone number is (912) 757-7100.

                             THE 144A NOTE OFFERING

The 144A Notes...............  The 144A Notes were sold by the Company in the 144A Note
                               Offering on November 19, 1996, and were subsequently resold to Qualified Institutional Buyers (as defined herein)
                               pursuant to Rule 144A under the Securities Act and to
                               institutional investors that are Accredited Investors (as
                               defined herein) in a manner exempt from registration under the Securities Act.

Registration Rights
  Agreement..................  In connection with the 144A Note Offering, the Company entered into the Registration Rights Agreement, which grants
                               Holders of the 144A Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such
                               exchange and registration rights, which generally terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered...........  $100,000,000 aggregate principal amount of its 10 3/4%
                               Senior Subordinated Notes due 2006, Series B.

The Exchange Offer...........  $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of 144A Notes. As of the
                               date hereof,

                               $100,000,000 aggregate principal amount of 144A Notes are
                               outstanding. The Company will issue the Exchange Notes to
                               Holders on or promptly after the Expiration Date. The terms of the Exchange Notes are substantially identical in all
                               material respects (including principal amount, interest rate and maturity) to the terms of the 144A Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferrable by holders
                               thereof (other than as provided herein), and are not subject to any covenant regarding registration under the Securities
                               Act. See "The Exchange Offer." Other than compliance with
                               applicable federal and state securities laws, including the requirement that the Registration Statement be declared
                               effective by the Commission, there are no material federal or state regulatory requirements to be complied with in
                               connection with the Exchange Offer.

Interest Payments............  The Exchange Notes will bear interest from November 19,
                               1996, the date of issuance of the 144A Notes that are
                               tendered in exchange for the Exchange Notes (or the most
                               recent Interest Payment Date (as defined herein) to which
                               interest on such 144A Notes has been paid. Accordingly,
                               Holders of 144A Notes that are accepted for exchange will
                               not receive interest on the 144A Notes that is accrued but unpaid at the time of tender, but such interest will be
                               payable on the first Interest Payment Date after the
                               Expiration Date.

Minimum Condition............  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of 144A Notes being tendered for exchange.

Expiration Date..............  5:00 p.m., New York City time, on          , 1997 unless the
                               Exchange Offer is extended, in which case the term
                               "Expiration Date" means the latest date and time to which
                               the Exchange Offer is extended.

Exchange Date................  The date of acceptance for exchange of the 144A Notes will be the first business day following the Expiration Date.

Withdrawal Rights............  Tenders may be withdrawn at any time prior to 5:00 p.m., New
                               York City time, on the Expiration Date. See "The Exchange
                               Offer-- Withdrawal of Tenders."

Acceptance of 144A Notes and
  Delivery of Exchange
  Notes......................  The Company will accept for exchange any and all 144A Notes which are properly tendered in the Exchange Offer prior to
                               5:00 p.m., New York City time, on the Expiration Date. The
                               Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The
                               Exchange Offer--Terms of the Exchange Offer."

Conditions to the Exchange
  Offer......................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The
                               Exchange Offer-- Conditions."

Procedures for Tendering 144A
  Notes......................  To tender in the Exchange Offer, a Holder must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof,

                               have the signatures therein guaranteed if required by
                               instruction 4 of the Letter of Transmittal, and mail or
                               otherwise deliver such Letter of Transmittal, or such
                               facsimile, together with the 144A Notes and any other
                               required documentation to the Exchange Agent (as defined
                               herein) at the address set forth herein prior to 5:00 p.m.,
                               New York City time, on the Expiration Date. See "The
                               Exchange Offer-- Procedures for Tendering" and "Plan of
                               Distribution." By executing the Letter of Transmittal, each
                               Holder will represent to the Company that, among other
                               things, the Holder or the person receiving such Exchange
                               Notes, whether or not such person is the Holder, is
                               acquiring the Exchange Notes in the ordinary course of
                               business and that neither the Holder nor any such other
                               person intends to participate or has any arrangement or
                               understanding with any person to participate in the
                               distribution of such Exchange Notes. In lieu of physical
                               delivery of the certificates representing 144A Notes,
                               tendering Holders may transfer 144A Notes pursuant to the
                               procedure for book-entry transfer as set forth under "The
                               Exchange Offer--Procedures for Tendering."

Special Procedures for
  Beneficial Owners..........  Any beneficial owner whose 144A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such
                               beneficial owner's own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering the 144A Notes, either make appropriate
                               arrangements to register ownership of the 144A Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange
                               Offer--Procedures for Tendering."

Guaranteed Delivery
  Procedures.................  Holders of 144A Notes who wish to tender their 144A Notes and whose 144A Notes are not immediately available or who
                               cannot deliver their 144A Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the requirements for book-entry transfer) prior to the Expiration Date must
                               tender their 144A Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer-- Guaranteed
                               Delivery Procedures."

Federal Income Tax
  Consequences...............  The issuance of the Exchange Notes to Holders pursuant to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss would be recognized by Holders upon receipt of the Exchange Notes. See "Certain U.S. Federal Income Tax
                               Consequences."

Use of Proceeds..............  There will be no proceeds to the Company from the exchange of 144A Notes pursuant to the Exchange Offer.

Exchange Agent...............  The Chase Manhattan Bank is serving as exchange agent (the
                               "Exchange Agent") in connection with the Exchange Offer. See
                               "The Exchange Offer--Exchange Agent."

                       SUMMARY OF TERMS OF EXCHANGE NOTES

    The form and terms of the Exchange Notes are the same as the form and terms of the 144A Notes (which they replace) except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (ii) the holders of Exchange Notes generally will not be entitled to further registration rights under the Registration Rights Agreement, which rights generally will be satisfied when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the 144A Notes and will be entitled to the benefits of the Indenture. See "Description of the Exchange Notes."

Securities Offered...........  $100,000,000 aggregate principal amount of 10 3/4% Senior
                               Subordinated Notes due 2006, Series B.

Maturity Date................  November 15, 2006.

Interest Payment Dates.......  Interest on the Exchange Notes will be payable semi-annually in arrears on May 15 and November 15 of each year,
                               commencing May 15, 1997.

Optional Redemption..........  The Exchange Notes will be redeemable at the option of the
                               Company, in whole or in part, at any time on or after
                               November 15, 2001, at the redemption prices set forth
                               herein, together with accrued and unpaid interest, if any, to the date of redemption. See "Description of the Exchange
                               Notes--Optional Redemption."

                               In addition, on or prior to November 15, 1999, the Company may redeem up to 25% of the originally issued Notes, at a
                               price of 110.75% of the principal amount thereof, together with accrued and unpaid interest to the redemption date,
                               with the net proceeds of a Public Equity Offering; PROVIDED that not less than $75 million in principal amount of Notes is outstanding immediately after giving effect to such
                               redemption.

Change of Control Triggering
  Event......................  Upon the occurrence of a Change of Control Triggering Event, each holder of Exchange Notes will have the right to require the Company to purchase all or a portion of such holder's
                               Exchange Notes at a purchase price equal to 101% of the
                               principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase. See "Description of the Exchange Notes--Change of Control Triggering Event."

Ranking......................  The Exchange Notes will represent unsecured senior subordinated obligations of the Company and will be
                               subordinated in right of payment to all existing and future
                               Senior Indebtedness of the Company. As of September 28,
                               1996, on a PRO FORMA basis, after giving effect to the
                               Recapitalization, the Company would have had approximately
                               $181.3 million of Senior Indebtedness. In addition, at
                               September 28, 1996 after giving effect to the
                               Recapitalization, the aggregate amount of indebtedness and other liabilities of subsidiaries of the Company to

                               which Holders of Notes are structurally subordinated would have been approximately $63 million (which was composed
                               principally of liabilities of the Company's special purpose lease financing subsidiary).

Exchange Note Guarantee......  The Exchange Notes will be guaranteed on an unsecured senior subordinated basis by BBC, which owns all of the outstanding capital stock of the Company.

Certain Covenants............  The Indenture pursuant to which the 144A Notes were issued and the Exchange Notes will be issued contains certain
                               covenants, including, among others, covenants with respect to the following matters: (i) limitation on indebtedness;
                               (ii) limitation on restricted payments; (iii) limitation on certain transactions with affiliates; (iv) disposition of
                               proceeds of asset sales; (v) limitation on liens; (vi)
                               limitation on other senior subordinated indebtedness; (vii)
                               limitation of guarantees by subsidiaries; and (ix)
                               limitation on dividends and other payment restrictions
                               affecting subsidiaries. See "Description of the Exchange
                               Notes--Certain Covenants."

Exchange Offer; Registration
  Rights.....................  In the event that applicable law or interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if certain Holders of the 144A Notes are not permitted to participate in, or do not receive the benefit of, the Exchange Offer, the Registration Rights
                               Agreement provides that the Company and the Guarantor (as
                               defined herein) will use all reasonable efforts to cause to become effective a shelf registration statement (the "Shelf
                               Registration Statement") with respect to the resale of the
                               144A Notes and to keep such Shelf Registration Statement
                               effective until three years after the Issue Date (as defined herein) or such shorter period ending when all the 144A
                               Notes have been sold thereunder. The interest rate on the
                               144A Notes is subject to increase under certain
                               circumstances if the Company and the Guarantor are not in
                               compliance with their obligations under the Registration
                               Rights Agreement. See "Exchange Offer; Registration Rights."

Absence of a Public Market
  for the Notes..............  The Exchange Notes will be new securities for which there is currently no established trading market. Although Merrill
                               Lynch has informed the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so and any such market-making may be discontinued at any time without notice, at their sole discretion.
                               Accordingly, there can be no assurance as to the development or the liquidity of any market for the Exchange Notes. The
                               Company does not intend to apply for listing of the Exchange
                               Notes on any securities exchange or for quotation through
                               the NASDAQ National Market or any other quotation system.

                                  RISK FACTORS

    See "Risk Factors" beginning on page 13 for a discussion of certain factors which should be considered by participants in the Exchange Offer.

                             SUMMARY FINANCIAL DATA

    Set forth below is certain summary historical consolidated financial information for BBC as of and for the fiscal years 1995, 1994 and 1993 and as of and for the nine months ended July 27, 1996 and July 29, 1995. The summary historical consolidated financial information of BBC and subsidiaries as of and for the full fiscal years indicated were derived from the financial statements of BBC and its subsidiaries which were audited by Arthur Andersen LLP, independent accountants ("Arthur Andersen"). The data for the nine months ended July 27, 1996 and July 29, 1995 and the historical balance sheet data as of September 28, 1996 are unaudited but, in the opinion of BBC's management, reflect all adjustments necessary for a fair presentation of the results of operations for such periods. The PRO FORMA information is unaudited. The results for the nine months ended July 27, 1996 may not be indicative of the results to be expected for the year ending November 2, 1996 because, among other things, Blue Bird's business is seasonal, with the majority of sales occurring in the third and fourth quarters. The PRO FORMA other financial data and ratios are based on the summary historical consolidated financial information for BBC, adjusted to give effect to the Recapitalization as if it occurred on October 29, 1994. The PRO FORMA balance sheet data is based on the summary historical consolidated financial information for BBC, adjusted to give effect to the Recapitalization as if it occurred on September 28, 1996. The summary historical financial information set forth below should be read in conjunction with the consolidated financial statements of BBC and the notes thereto included elsewhere in this Prospectus, see "Index to Consolidated Financial Statements," as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                   NINE MONTHS ENDED                FISCAL YEAR ENDED
                                                ------------------------  -------------------------------------
                                                 JULY 27,     JULY 29,    OCTOBER 28,  OCTOBER 29,  OCTOBER 30,
                                                   1996         1995         1995         1994         1993
                                                -----------  -----------  -----------  -----------  -----------

                                                                     (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Net sales.....................................   $   346.1    $   319.5    $   517.4    $   476.2    $   413.5
Cost of goods sold............................       287.4        264.1        430.6        392.9        340.5
                                                -----------  -----------  -----------  -----------  -----------
Gross profit..................................        58.7         55.4         86.8         83.3         73.0
Selling, general and administrative expenses..        31.5         29.5         39.8         39.0         36.3
Amortization of goodwill and noncompete
  agreements..................................         2.8          3.7          4.7          5.6          5.6
                                                -----------  -----------  -----------  -----------  -----------
Operating income..............................        24.4         22.2         42.3         38.7         31.1
Interest income...............................         5.3          3.0          4.6          4.1          2.9
Interest expense..............................       (12.8)       (14.0)       (18.5)       (17.4)       (18.2)
Other income, net.............................          .5           .4           .1           .2           .7
                                                -----------  -----------  -----------  -----------  -----------
Income before income taxes....................        17.4         11.6         28.5         25.6         16.5
Provision for income taxes....................         6.8          4.9         11.6         10.2          6.9
                                                -----------  -----------  -----------  -----------  -----------
Net income before extraordinary item..........   $    10.6    $     6.7    $    16.9    $    15.4    $     9.6
                                                -----------  -----------  -----------  -----------  -----------
                                                -----------  -----------  -----------  -----------  -----------
OTHER FINANCIAL DATA AND RATIOS:
EBITDA(a).....................................   $    37.1    $    33.3    $    57.3    $    54.2    $    46.4
Adjusted EBITDA (b)...........................        33.4         31.4         54.4         51.5         44.6
Capital expenditures..........................         2.6          2.8          3.6          8.6          1.1
Ratio of Adjusted EBITDA to Adjusted Cash
  Interest Expense (b)........................         4.2x         3.1x         4.1x         3.9x         3.1x
Pro forma ratio of Adjusted EBITDA to Adjusted
  Cash Interest Expense (b)(c)................         1.5x                      1.9x
Ratio of earnings to fixed charges(d).........         2.2x         1.6x         2.5x         2.4x         1.9x
Pro forma deficiency of earnings to fixed
  charges(c)(d)(e)............................          --                        --

                                                           AS OF SEPTEMBER 28, 1996
                                                           ------------------------
                                                           HISTORICAL    PRO FORMA
                                                           -----------  -----------

                                                            (DOLLARS IN MILLIONS)
BALANCE SHEET DATA:
Working capital..........................................   $    65.8    $    59.6(f)
Total assets.............................................       395.4        385.3(g)
Total long-term debt, excluding current maturities.......       119.9        308.8(h)
Redeemable common stock, net.............................        20.4         11.5(i)
Stockholders' equity (deficit)...........................       123.1        (56.0)(j)

                                                   (FOOTNOTES ON FOLLOWING PAGE)

--------------------------

(a) Earnings before interest, taxes, depreciation and amortization ("EBITDA") represents the sum of income before income taxes plus interest expense (including amortization of debt issue costs), depreciation and amortization. EBITDA is presented here to provide additional information about the Company's ability to meet its future debt service, capital expenditure and working capital requirements. EBITDA is not a measure of financial performance under generally accepted accounting principles ("GAAP") and should not be considered as an alternative either to net income as an indicator of the Company's operating performance, or to cash flows as a measure of the Company's liquidity.

(b) Adjusted EBITDA and Adjusted Cash Interest Expense exclude interest income and interest expense (which includes amortization of debt issue costs), respectively, associated with the Company's lease financing activities. These activities have been conducted principally by Blue Bird Capital since October 1995. The associated interest expense of Blue Bird Capital is incurred under the LaSalle Credit Facility (as defined herein), which is recourse only against Blue Bird Capital. Blue Bird Capital will be treated as an "Unrestricted Subsidiary" under the Indenture. Adjusted Cash Interest Expense also excludes the amortization of debt issue costs which is included in interest expense.

(c) Presented on a PRO FORMA basis as though the Recapitalization had occurred at the beginning of the periods presented. In making the PRO FORMA calculation of Adjusted EBITDA to Adjusted Cash Interest Expense, the following additional adjustments have been made: (i) Adjusted EBITDA excludes the impact of the one-time compensation charge of $16.1 million related to that portion of the Distribution paid to management optionholders and is therefore deemed compensation expense and (ii) PRO FORMA Adjusted Cash Interest Expense excludes the interest expense of $2.9 million related to the $25 million of Old Notes repaid for the fiscal year ended October 28, 1995. On a PRO FORMA basis, Adjusted Cash Interest Expense would have been $22.5 million and $28.9 million for the nine months ended July 27, 1996 and the fiscal year ended October 28, 1995, respectively.

(d) For the purpose of computing the ratios of earnings to fixed charges, "earnings" consists of operating income before income taxes and fixed charges, and "fixed charges" consists of interest expense and the portion of rental expense deemed representative of the interest factor.

(e) On a PRO FORMA basis after giving effect to the Recapitalization for the nine months ended July 27, 1996 and fiscal year ended October 28, 1995, the deficiency of the earnings to fixed charges was $12.7 million and $4.8 million, respectively.

(f) Reflects (i) the receipt of gross proceeds from the 144A Note Offering of ($99.7 million), borrowings under the Term Facility of the New Credit Agreement ($175 million) and borrowings under the Revolving Facility of the New Credit Agreement ($3.6 million); (ii) the retirement of indebtedness (including accrued interest) under the Old Credit Agreement ($40 million) and the Old Notes ($52.7 million); (iii) the payment of fees and expenses associated with the Recapitalization ($9.1 million) and the costs (including premium) associated with the retirement and amendment of the Old Notes ($3.4 million); (iv) the payment of the Distribution ($201.4 million); (v) the proceeds from the repayment of the Management Notes (as defined herein) from the BBC Distribution to the management shareholders ($3.8 million); and (vi) the tax benefits associated with the Recapitalization ($14.9 million). At July 27, 1996, the Company's cash balance was $5.3 million. The cash balance at September 28, 1996 was $24.5 million and was $43 million immediately prior to the Recapitalization. See "Capitalization."

(g) Reflects all of the items discussed in footnote (f) above; the write off of the debt issue costs related to the indebtedness being retired ($1.9 million) and the capitalization of debt issue costs for the 144A Note Offering and the New Credit Agreement ($9.1 million).

(h) Reflects the incremental borrowings necessary to effect the Recapitalization.

(i) Redeemable common stock represents 720,000 issued and outstanding shares of BBC Common Stock purchased by members of management (the "Management Investors"), primarily in conjunction with the 1992 Acquisition (as defined herein). The Management Investors have the right, prior to the earlier of an initial public offering of equity securities of BBC or the tenth anniversary of the Stockholders' Agreement (as defined herein), to put these shares to BBC in the event of their disability, involuntary termination not for cause, retirement (as such terms are defined in the Stockholders' Agreement), or death for a fair value price (as defined in the Stockholders' Agreement). The redeemable stock of BBC was recorded at fair value on the date of issuance. The excess of the fair value price over the original fair value is being accreted by periodic charges to retained earnings. The amounts recorded in the balance sheets represent the estimated maximum amount payable if all Management Investors met the specified criteria and exercised their put rights.

(j) Reflects (i) the Distribution, net of tax benefit ($188.6 million); (ii) the adjustment to the fair value of the redeemable common stock ($12.7 million); (iii) the costs associated with the retirement and amendment of the Old Notes, net of tax benefit ($2 million); and (iv) the write-off of the debt issue costs related to the indebtedness being retired, net of tax benefit ($1.2 million).

                                  RISK FACTORS

    HOLDERS OF 144A NOTES SHOULD CONSIDER CAREFULLY, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING FACTORS BEFORE DECIDING TO TENDER 144A NOTES IN THE EXCHANGE OFFER. THE RISK FACTORS SET FORTH BELOW ARE GENERALLY APPLICABLE TO THE 144A NOTES AS WELL AS THE EXCHANGE NOTES.

LEVERAGE AND DEBT SERVICE

    As a result of the Recapitalization, the Company is highly leveraged. At September 28, 1996, on a PRO FORMA basis, after giving effect to the Recapitalization, the aggregate total outstanding indebtedness of the Company would have been approximately $336.5 million and the stockholders' deficit would have been $56 million. See "Capitalization." On a PRO FORMA basis after giving effect to the Recapitalization, for fiscal 1995 and the nine-month period ended July 27, 1996, the deficiency of the earnings to fixed charges was $4.8 million and $12.7 million, respectively. Furthermore, at September 28, 1996, after giving effect to the Recapitalization, the Company had the ability to borrow an additional $120.9 million under credit facilities to which it or Blue Bird Capital are parties. The New Credit Agreement provides, among other things, that the Company is obligated to prepay the lenders thereunder out of its free cash flow after satisfying certain mutually agreed upon fixed charge obligations. See "Description of Debt Facilities--Senior Bank Financing." The Company's ability to make scheduled payments of principal of or interest on, or to refinance, its indebtedness (including the Notes) depends on its future operating performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control.

    The degree to which the Company is leveraged could have important consequences to the holders of the Notes, including: (i) the Company's increased vulnerability to adverse general economic and industry conditions; (ii) the Company's ability to obtain additional financing for future working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be limited; (iii) the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of and interest on indebtedness, thereby reducing the funds available for operations and future business opportunities; and (iv) the Company's increased vulnerability to higher interest rates as a result of the fact that its borrowings under the New Credit Agreement are at variable rates of interest. In addition, all of the indebtedness incurred in connection with the New Credit Agreement matures prior to the maturity of the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

SUBORDINATION

    The payment of principal, premium, if any, and interest on the Exchange Notes will be subordinated in right of payment to the prior payment in full to all existing and future Senior Indebtedness of the Company, including indebtedness incurred under the New Credit Agreement. As of September 28, 1996, after giving effect to the Recapitalization, the Company would have had approximately $181.3 million of Senior Indebtedness and the ability (subject to applicable conditions) to borrow up to an additional $76.4 million of Senior Indebtedness under the New Credit Agreement. In addition, the claims of holders of Exchange Notes will be effectively subordinated to the claims of creditors (including trade creditors) of the Company's subsidiaries. The foreign and lease finance operations of the Company are conducted primarily through subsidiaries of the Company. The claims of creditors of such subsidiaries effectively will have priority with respect to the assets and earnings of such subsidiaries over the claims of the Company and its creditors, including holders of the Exchange Notes. At September 28, 1996, after giving effect to the Recapitalization, the aggregate amount of indebtedness and other liabilities of the Company's subsidiaries would have been approximately $63 million (which were composed principally of liabilities of the Company's special purpose lease financing subsidiary), and the Company's subsidiaries had the ability to borrow an additional $44.5 million. See "Description of Debt Facilities." In addition, the Company's Canadian subsidiary, Canadian Blue Bird Coach Ltd. ("Canadian Blue Bird"), may borrow funds from the Company and issue a senior promissory note secured by the real and personal property of Canadian Blue

Bird, which would be pledged to the lenders under the New Credit Agreement as security. In effect, holders of Exchange Notes will also be structurally subordinated to any claims by the lenders under the New Credit Agreement in respect of such secured note. Subject to certain restrictions, exceptions and financial tests set forth in its debt instruments, the Company and its subsidiaries may also incur additional indebtedness in the future which ranks prior to claims of holders of the Exchange Notes.

    The subordination provisions of the Indenture provide that, upon any payment or distribution of the Company's assets to creditors upon any dissolution, winding-up, liquidation, reorganization, bankruptcy, insolvency, receivership or other proceedings relating to the Company, whether voluntary or involuntary, holders of the Senior Indebtedness will be entitled first to receive payment in full of all amounts due thereon before the holders of Exchange Notes will be entitled to receive any payment with respect to the Exchange Notes. In the event of any default in the payment in respect of any Senior Indebtedness, no payment with respect to the Exchange Notes may be made by the Company unless and until such default has been cured or waived. In addition, upon the occurrence of any other default entitling the holders of Designated Senior Indebtedness (as defined herein) to accelerate the maturity thereof and receipt by the trustee under the Indenture of written notice of such occurrence from such holders, no payment in respect of the Exchange Notes may be made by the Company for a maximum of 179 days. See "Description of the Exchange Notes--Subordination."

    BBC will guarantee the Exchange Notes on an unsecured senior subordinated basis. Currently, BBC conducts no business other than holding the capital stock of the Company and has no significant assets other than the capital stock of the Company. The BBC Guarantee will be subordinated in right of payment to the guarantee provided by BBC under the New Credit Agreement. The Indenture contains no restrictions on the activities of BBC. See "Description of the Exchange Notes--Note Guarantees." Therefore, there are not expected to be any resources to support the BBC Guarantee that would be incremental to those to which holders of the Exchange Notes will already have access as direct creditors of the Company. Under certain circumstances, subsidiaries of the Company may be required to guarantee the Exchange Notes, in which case, claims in respect of such guarantee would be subordinated in right of payment to Guarantor Senior Indebtedness (as defined in the BBC Guarantee) in the same manner as the Exchange Notes are subordinated to Senior Indebtedness.

RESTRICTIVE COVENANTS AND ASSET ENCUMBRANCES

    The New Credit Agreement contains certain financial and other covenants, including covenants requiring the Company to maintain certain financial ratios and restricting the ability of BBC and its subsidiaries to incur indebtedness or to create or suffer to exist certain liens. The amortization schedule and mandatory prepayment provisions under the New Credit Agreement also require that significant portions of indebtedness thereunder be repaid prior to maturity in 2003. The ability of the Company to comply with such provisions may be affected by events beyond its control. Should the Company be unable to comply with the financial or other restrictive covenants under the New Credit Agreement at any time in the future there can be no assurance that the lenders would agree to any necessary amendments or waivers. In such a case, the failure to obtain amendments or waivers could have a material adverse effect upon the Company and its ability to meet its obligations in respect of the Exchange Notes. A failure to make any required payment under the New Credit Agreement or to comply with any of the financial and operating covenants included in the New Credit Agreement could result in an event of default thereunder, permitting the lenders to accelerate the maturity of the indebtedness under the New Credit Agreement and to foreclose upon their collateral, and, depending upon the action taken by such lenders, delaying or precluding payment of principal of, premium, if any, or interest on the Exchange Notes. Such an acceleration could also result in the acceleration of the other indebtedness of the Company and its subsidiaries which contain cross-acceleration or cross-default provisions. See "Description of Debt Facilities." The Indenture also has certain covenants which, if not complied with, would result in an Event of

Default (as defined herein) thereunder permitting holders of the Exchange Notes, under certain circumstances, to accelerate the Exchange Notes. Any such Event of Default or acceleration could also result in an event of default or acceleration of other indebtedness of the Company. In addition, the obligations of the Company under the New Credit Agreement will be secured by substantially all of the Company's assets. In the event of an event of default under the New Credit Agreement, the lenders under the New Credit Agreement would be entitled to exercise the remedies available to a secured lender under applicable law. Therefore, in addition to being entitled to the benefits of the subordination provisions contained in the Indenture, the secured lenders will have a prior claim on the assets of BBC and its subsidiaries securing their indebtedness. If the lenders under the New Credit Agreement accelerate the maturity of the Senior Indebtedness thereunder there can be no assurance that the Company will have sufficient assets to satisfy its obligations under the Exchange Notes. In addition, other indebtedness of the Company and its subsidiaries that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the New Credit Agreement or the Exchange Notes. See "-- Subordination."

    Blue Bird Capital entered into a Loan Agreement, dated October 18, 1995, as amended and restated on March 29, 1996 (as so amended and restated, the "LaSalle Credit Agreement") with LaSalle National Bank, as agent for itself and other lenders ("LaSalle"). Revolving loans under the LaSalle Credit Agreement (the "LaSalle Credit Facility") are used to finance the lease financing operations of Blue Bird Capital. The LaSalle Credit Agreement contains financial and other covenants, including covenants requiring Blue Bird Capital to maintain certain financial ratios and restricting the ability of Blue Bird Capital to incur indebtedness or to create or suffer to exist certain liens. The LaSalle Credit Agreement also requires that certain amounts of indebtedness thereunder be repaid by specified dates. A failure to make any required payment under the LaSalle Credit Agreement or to comply with any of the financial and operating covenants included therein could have a material adverse effect on the Company and its ability to meet its obligations in respect of the Exchange Notes. See "Description of Debt Facilities-- LaSalle Credit Agreement," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business--Leasing."

    The Company's indebtedness under the New Credit Agreement will bear interest at rates that will fluctuate with changes in certain prevailing interest rates (although such rates may be fixed for limited periods of time). The New Credit Agreement may require the Company to enter into interest rate protection arrangements with respect to a portion of the lenders' commitments under each of the term loan facilities thereunder. The indebtedness of Blue Bird Capital under the LaSalle Credit Facility also bears interest at rates that will fluctuate with changes in certain prevailing interest rates (although such rates may be fixed for limited periods of time). See "Description of Debt Facilities."

PRODUCT LIABILITY CLAIMS AND INSURANCE COVERAGE

    The Company is subject to various product liability claims for personal injuries and other matters allegedly relating to the use of products manufactured or sold by it. The Company is also subject to recalls of its bus products from customers to cure manufacturing defects or in the event of a failure to comply with applicable regulatory standards. In August 1996, the National Highway Traffic Safety Administration (the "NHTSA") announced its determination that approximately 11,500 school buses were not in compliance with federal requirements for fuel systems. Of the affected buses, 11,300 were Blue Bird Type D (as defined herein) models in which the chassis were manufactured by the Company, which failed crash tests when fuel tanks were punctured upon impact. The Company is currently evaluating the scope of the proposed product recall with the NHTSA as a result of the NHTSA's non-compliance determination. If all 11,300 buses were to be recalled, management estimates that the cost of repairs required to be paid by the Company to bring the vehicles into compliance would not be material. However, manufacturing defects or the failure to comply with applicable regulatory standards can also serve as the basis for a variety of claims from customers of the Company and bus passengers who use the Company's products. As such, there can be no assurance as to the ultimate outcome of this matter.

    Management considers product liability litigation to be in the ordinary course of its business. The ultimate outcome of the claims, or potential future claims, against it cannot presently be determined and the amount of the Company's product liability insurance coverage with respect to such claims varies from year to year. While the Company believes that any losses and expenses (including defense costs) resulting from such claims will be within the applicable insurance coverage and financial statement reserves established to cover retention liability and defense costs and other related expenses, there can be no assurance that this will be true or that the amount of losses and expenses relating to any claim or claims will not have a material adverse effect on the Company and thereby on the ability of the Company to meet its obligations in respect of the Notes. While the Company expects to continue to be able to obtain adequate insurance coverage at acceptable rates, there can be no certainty that such coverage will ultimately be available to the Company at acceptable rates or at all, that future rate increases might not make such insurance uneconomical for the Company to maintain, that current levels of deductibles will continue to be available, or that the Company's insurers will be financially viable if and when payment of a claim is required. The inability of the Company to obtain adequate insurance coverage at acceptable rates is likely to have a material adverse effect on the Company. In addition, the running of statutes of limitations for personal injuries to minor children typically is suspended during the children's legal minority. Therefore, it is possible that accidents causing injuries to minor children on school buses may not give rise to lawsuits until a number of years later. See "Business--Legal Proceedings."

    For a discussion of other contingent liabilities, including potential environmental liabilities, see "Business--Environmental Matters" and note 11 to the Notes to Audited Consolidated Financial Statements included elsewhere in this Prospectus.

GOVERNMENTAL REGULATION

    The Company's products must satisfy certain standards applicable to vehicles established by the NHTSA. Certain of its products must also satisfy specifications established by other federal, state and local regulatory agencies, primarily dealing with safety standards applicable to school buses. The cost of compliance with existing regulations results in an incremental cost of doing business to the Company and the cost of compliance with future regulations cannot be predicted with any degree of certainty and may significantly affect the Company's operations. Further, a substantial change in any such regulation could have a significant impact on the business of the Company. In addition, the scheduled effectiveness in 1998 of more restrictive United States Environmental Protection Agency ("EPA") emissions standards may impact upon the Company's operations. See "--Product Liability Claims and Insurance Coverage" and "Business--Government Regulation."

LIMITED NUMBER OF CHASSIS SUPPLIERS

    In general, buses consist of a body mounted on a chassis, which includes the bus engine. A substantial portion of the units sold by the Company are Type C (as defined herein) buses for which the Company does not manufacture a chassis. The Company offers an "integrated" Type C bus by purchasing a chassis pursuant to the GM Chassis Agreement (as defined herein) and assembling it with the Company's Type C bus body. In addition, the Company sells Type C bus bodies for assembly on non-GM chassis. Because of the importance of the Type C bus to the Company, obtaining an adequate supply of chassis could thus become critical to the Company's ability to compete in the school bus market.

    There are only three major chassis manufacturers in the United States:
General Motors Corporation ("GM"), Ford Motor Company ("Ford") and Navistar International Corporation ("Navistar"). Navistar, which accounts for approximately 60% of the chassis market, recently purchased AmTran of Illinois, Inc. ("AmTran"), a bus manufacturer that is one of the Company's major competitors. Since its acquisition of

AmTran, Navistar has continued to make its chassis available to AmTran's competitors as well as to school districts and other purchasers who wish to combine Navistar chassis with other bus bodies, such as those made by the Company. There can be no assurance that Navistar will continue to make its chassis available to purchasers other than AmTran.

    On May 6, 1991, the Company entered into a chassis supply agreement (the "GM Chassis Agreement") with GM to secure a steady supply of chassis. This agreement may be terminated by GM or by the Company upon two years' notice to the other party. There can be no assurance that GM will not terminate the GM Chassis Agreement. If the GM Chassis Agreement were to be terminated or if, for any reason, GM were to (i) cease manufacturing chassis or (ii) cease selling them to the Company and/or school districts and other customers who combine GM chassis with Blue Bird bodies, there also can be no assurances that (i) Blue Bird would be able to purchase sufficient quantities of chassis from Navistar and the remaining suppliers to fill orders or (ii) school districts or other customers would continue to order bodies from Blue Bird if such customers cannot be assured of being able to obtain chassis. If the Company were required to manufacture more chassis for its own use, it would likely materially effect its future results of operations and, potentially, its profitability.

FRAUDULENT CONVEYANCE RISKS

    The incurrence by the Company of indebtedness, including indebtedness incurred under the New Credit Agreement and the Notes, the proceeds of which will be used, in part, to pay the Blue Bird Dividend to fund the BBC Dividend, is subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy, reorganization or rehabilitation case or similar proceeding or a lawsuit by or on behalf of unpaid creditors of the Company. Under these fraudulent conveyance statutes, if a court were to find that, at the time the Notes were issued, (i) the Company issued the Notes with the intent of hindering, delaying or defrauding current or future creditors or (ii) (a) the Company received less than reasonably equivalent value or fair consideration for issuing the Notes and (b) the Company (1) was insolvent or was rendered insolvent by reason of the Recapitalization and related transactions, including the incurrence of the indebtedness related thereto, (2) was engaged in a business or transaction for which its assets constituted unreasonably small capital, (3) intended to incur, or believed that it would incur, obligations beyond its ability to pay as such obligations matured (as the foregoing terms are defined in or interpreted under the fraudulent conveyance statutes) or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if, in either case, after final judgment the judgment is unsatisfied), such court could subordinate the Notes to presently existing and future indebtedness of the Company (in addition to the Senior Indebtedness to which the Notes are expressly subordinated) or take other action detrimental to the holders of the Notes, including invalidating the Notes.

    In addition, the BBC Guarantee which applies to the Notes, is subject to review under relevant federal and state fraudulent conveyance statutes. Under these fraudulent conveyance statutes, if a court were to find that, at the time the BBC Guarantee was given, (i) BBC guaranteed the Notes with the intent of hindering, delaying or defrauding current or future creditors or (ii) (a) BBC received less than reasonably equivalent value or fair consideration for guaranteeing the Notes, and (b) BBC (1) was insolvent or was rendered insolvent by reason of such guarantee, (2) was engaged in a business or transaction for which its assets constituted unreasonably small capital, (3) intended to incur, or believed that it would incur, obligations beyond its ability to pay as such obligations matured (as the foregoing terms are defined in or interpreted under the fraudulent conveyance statutes), or (4) was a defendant in an action for money damages, or had a judgment for money damages docketed against it (if in either case, after final judgment the judgment is unsatisfied), such court could subordinate the claim under the BBC Guarantee to presently existing and future indebtedness of BBC (in addition to the Guarantor Senior Indebtedness to which the BBC Guarantee is expressly subordinated) or take other action detrimental to the holders of the Notes, including invalidating the BBC Guarantee.

    The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law that is being applied in any such proceeding. Generally, however, Blue Bird or BBC would be considered insolvent if (i) the sum of their debts, including contingent liabilities, were greater than the fair saleable value of all of their assets at a fair valuation or if the present fair market value (or fair saleable value) of their assets were less than the amount that would be required to pay their probable liability on their existing debts, including contingent liabilities, as they become absolute or mature or (ii) they were incurring obligations beyond their ability to pay as such obligations mature or become due.

    BBC believes that at the time of the issuance of the BBC Guarantee and upon consummation of the Recapitalization, BBC was (i) neither insolvent nor rendered insolvent thereby, (ii) in possession of sufficient capital to meet its obligations as the same mature or become due and to operate its business effectively, and (iii) incurring debts within its ability to pay as the same mature or become due. Blue Bird believes that upon consummation of the Recapitalization and upon the issuance of the Notes, Blue Bird will (i) be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to run its business effectively, and (c) incurring debts within its ability to pay as the same mature or become due and (ii) will have sufficient assets to satisfy any probable money judgment against it in any pending action. In reaching these conclusions, BBC and Blue Bird relied upon various valuations and cash flow estimates which necessarily involve a number of assumptions, including choices of methodology and assumptions based on economic, market, financial and other conditions. No assurance can be given, however, that the assumptions and methodologies chosen by BBC and Blue Bird would be adopted by a court or that a court would concur with such conclusions as to their solvency.

CONTROL BY MLCP; CHANGE OF CONTROL

    BBC holds all of the capital stock of the Company and, in turn, is owned by affiliates (the "ML Entities") of Merrill Lynch Capital Partners, Inc. ("MLCP"), certain directors of BBC and the Company and certain members of management of the Company, who together acquired the Company in a leveraged buyout transaction in 1992 (the "1992 Acquisition"). The ML Entities own approximately 91% of the BBC Common Stock, with certain directors of BBC and the Company and management of the Company owning the balance. The interests of MLCP as equity holders of BBC may differ from the interests of holders of Exchange Notes and, as such, conflicts of interests between the ML Entities and holders of Exchange Notes may arise. See "Ownership of Capital Stock."

    There can also be no assurance that the ML Entities will continue to control BBC. A "change of control," as defined in various agreements, including the New Credit Agreement, would impose substantial financial obligations on the Company and would require the Company to refinance substantial amounts of its indebtedness. A change of control would be an Event of Default under the New Credit Agreement, permitting the lenders under the New Credit Agreement to exercise remedies, and would, under certain additional circumstances, require the Company to make an offer to purchase all of the outstanding Exchange Notes under the Indenture. The inability to repay indebtedness under the New Credit Agreement, if accelerated, or to purchase all of the Exchange Notes, would also constitute an Event of Default under the Indenture. See "Description of Debt Facilities" and "Description of the Exchange Notes-- Change of Control Triggering Event." In addition, a number of the Company's compensation arrangements may require it to make cash payments following a change of control. See "Certain Relationships and Related Transactions" and "Management--Executive Compensation." No assurance can be given that the Company will be able to comply with all of its obligations under its various agreements in the event of a change of control or to refinance any of these or other obligations that might become due by the reason of these provisions. Thus, in the event the Company was unable to meet its obligations, there may not be any resources available to meet claims for payment on the Exchange Notes.

LACK OF PRIOR MARKET FOR THE EXCHANGE NOTES

    The Exchange Notes are being offered to the Holders of the 144A Notes. The 144A Notes were offered and sold in November 1996 to a small number of "Qualified Institutional Buyers" and "Accredited Investors" (as defined in Rule 144A and Rule 501(a) (1), (2), (3) or (7) under the Securities Act, respectively) and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") Market.

    The Exchange Notes will constitute a new class of securities with no established trading market. Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by nonaffiliates of the Company without compliance with the registration requirements under the Securities Act, the Company does not intend to apply for a listing of the Exchange Notes on any securities exchange or to arrange for the Exchange Notes to be quoted on the NASDAQ National Market or other quotation system. As a result, there can be no assurance as to the liquidity of markets that may develop for the Exchange Notes, the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. If such markets were to exist, the Exchange Notes could trade at prices that may be lower than the initial market values thereof depending on many factors, including prevailing interest rates and the markets for similar securities. Although there is currently no market for the Exchange Notes, Merrill Lynch has advised the Company that it currently intends to make a market in the Exchange Notes. However, Merrill Lynch is not obligated to do so, and any market-making with respect to the Exchange Notes may be discontinued at any time without notice. In addition, if Merrill Lynch conducts any market-making activities in respect of the Exchange Notes, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Exchange Notes, because of the equity ownership of affiliates of Merrill Lynch. The ML Entities in the aggregate hold approximately 91% of the BBC Common Stock. For so long as a market-making prospectus is required to be delivered, the ability of Merrill Lynch to make a market in the Exchange Notes may, in part, be dependent on the ability of the Company to maintain a current market-making prospectus.

EXCHANGE OFFER PROCEDURES

    Issuance of the Exchange Notes for 144A Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such 144A Notes, a properly completed, duly executed Letter of Transmittal and all other required documents. Therefore, Holders desiring to tender their 144A Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respects to the tenders of 144A Notes for exchange. Any 144A Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement generally will terminate. In addition, any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale. Each broker-dealer that receives Exchange Notes for its own account in exchange for 144A Notes, where such 144A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "The Exchange Offer."

RESTRICTIONS ON TRANSFER

    The 144A Notes were offered and sold by the Company in a private offering exempt from registration pursuant to the Securities Act and have been resold pursuant to Rule 144A under the Securities Act and to a limited number of other institutional Accredited Investors. As a result, the 144A Notes may not be reoffered or resold by purchasers except pursuant to an effective registration statement under the

Securities Act, or pursuant to an applicable exemption from such registration, and the 144A Notes are legended to restrict transfer as aforesaid. Each Holder (other than any Holder who is an affiliate or promoter of the Company) who duly exchanges 144A Notes for Exchange Notes in the Exchange Offer will receive Exchange Notes that are freely transferable under the Securities Act. Holders who participate in the Exchange Offer should be aware, however, that if they accept the Exchange Offer for the purpose of engaging in a distribution, the Exchange Notes may not be publicly reoffered or resold without complying with the registration and prospectus delivery requirements of the Securities Act. As a result, each Holder accepting the Exchange Offer will be deemed to have represented, by its acceptance of the Exchange Offer, that it acquired the Exchange Notes in the ordinary course of business and that it is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes. If existing Commission interpretations permitting free transferability of the Exchange Notes following the Exchange Offer are changed prior to consummation of the Exchange Offer, the Company will use its best efforts to register the 144A Notes for resale under the Securities Act. See "Prospectus Summary--The Exchange Offer" and "Exchange Offer; Registration Rights."

    The 144A Notes currently may be sold pursuant to the restrictions set forth in Rule 144A under the Securities Act or pursuant to another available exemption under the Securities Act without registration under the Securities Act. To the extent that 144A Notes are tendered and accepted in the Exchange Offer, the trading market for the untendered and tendered but unaccepted 144A Notes could be adversely affected.

                               THE EXCHANGE OFFER

    THE FOLLOWING DISCUSSION SETS FORTH OR SUMMARIZES WHAT THE COMPANY BELIEVES ARE THE MATERIAL TERMS OF THE EXCHANGE OFFER, INCLUDING THOSE SET FORTH IN THE LETTERS OF TRANSMITTAL DISTRIBUTED WITH THIS PROSPECTUS. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE DOCUMENTS UNDERLYING THE EXCHANGE OFFER, COPIES OF WHICH ARE FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, AND ARE INCORPORATED BY REFERENCE HEREIN.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    In connection with the sale of 144A Notes pursuant to the Purchase Agreement dated November 13, 1996 (the "Purchase Agreement"), between the Company, BBC, and the purchasers of 144A Notes (the "Buyers"), the Buyers became entitled to the benefits of a Registration Rights Agreement dated as of November 19, 1996 (the "Registration Rights Agreement").

    Under the Registration Rights Agreement, the Company and BBC must use their best efforts to (a) file a registration statement in connection with a registered exchange offer within 60 days after November 19, 1996, the date the 144A Notes were issued (the "Issue Date"), (b) cause such registration statement to become effective under the Securities Act within 120 days of the Issue Date and (c) cause such registered exchange offer to be consummated within 150 days after the Issue Date. Within the applicable time periods, the Company and BBC will endeavor to register under the Securities Act all of the Exchange Notes pursuant to a registration statement under which the Company will offer each Holder of 144A Notes the opportunity to exchange any and all of the outstanding 144A Notes held by such Holder for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of 144A Notes tendered for exchange by such Holder. Subject to limited exceptions, the Exchange Offer being made hereby, if commenced and consummated within such applicable time periods, will satisfy those requirements under the Registration Rights Agreement. In such event, the 144A Notes would remain outstanding and would continue to accrue interest, but would not retain any rights under the Registration Rights Agreement. Holders of 144A Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The term "Holder" with respect to the Exchange Offer means any person in whose name the 144A Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder.

    Because the Exchange Offer is for any and all 144A Notes, the number of 144A Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of 144A Notes outstanding. Following the consummation of the Exchange Offer, Holders who did not tender their 144A Notes generally will not have any further registration rights under the Registration Rights Agreement, and such 144A Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such 144A Notes could be adversely affect. The 144A Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL System. Because the Company anticipates that most Holders of 144A Notes will elect to exchange such 144A Notes for Exchange Notes due to the absence of restrictions on the resale of Exchange Notes under the Securities Act, the Company anticipates that the liquidity of the market for any 144A Notes remaining after the consummation of the Exchange Offer may be substantially limited. See "Description of the Exchange Notes--Registration Rights."

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all 144A Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding 144A Notes accepted in the Exchange Offer. Holders may tender some or all of their 144A Notes pursuant to the Exchange Offer.

    The form and terms of the Exchange Notes are the same as the form and terms of the 144A Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes generally will not be entitled to certain rights under the Registration Rights Agreement, which rights generally will terminate upon consummation of the Exchange Offer. The Exchange Notes will evidence the same debt as the 144A Notes and will be entitled to the benefits of the Indenture.

    Holders of 144A Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

    The Company shall be deemed to have accepted validly tendered 144A Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of 144A Notes for the purposes of receiving the Exchange Notes from the Company and delivering Exchange Notes to such Holders.

    If any tendered 144A Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted 144A Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

    Holders of 144A Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of 144A Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The Exchange Offer shall remain open for acceptance for a period of not less than 30 days after notice is mailed to Holders (the "Exchange Period"). The
Expiration Date will be 5:00 p.m., New York City time, on             , 1997,
unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date will be the latest business day to which the Exchange Offer is extended.

    In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record Holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

    The Company reserves the right (i) to delay accepting any 144A Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not accept 144A Notes not previously accepted if any of the conditions set forth under "--Conditions" shall have occurred and shall not have been waived by the Company, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to Holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

    Without limiting the manner in which the Company may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will bear interest from November 19, 1996, payable semiannually on May 15 and November 15 of each year at the rate of 10 3/4% PER ANNUM. Accordingly, Holders of 144A Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the 144A Notes at the time of tender, but such interest will be payable in respect of the Exchange Notes delivered in exchange for such 144A Notes on the first Interest Payment Date after the Expiration Date.

PROCEDURES FOR TENDERING

    Only a Holder of 144A Notes may tender such 144A Notes in the Exchange Offer. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by instruction 4 of the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the 144A Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the 144A Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

    The tender by a Holder of 144A Notes and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF 144A NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR 144A NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT SUCH TENDER FOR SUCH HOLDERS.

    Any beneficial holder whose 144A Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his 144A Notes, either make appropriate arrangements to register ownership of the 144A Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the 144A Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

    If the Letter of Transmittal is signed by a person other than the registered holder of any 144A Notes listed therein, such 144A Notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the 144A Notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the 144A Notes with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any 144A Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the 144A Notes at the DTC for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the DTC may make book-entry delivery of the 144A Notes by causing the DTC to transfer such 144A Notes into the Exchange Agent's account with respect to the 144A Notes in accordance with the DTC's procedures for such transfer. Although delivery of the 144A Notes may be effected through book-entry transfer into the Exchange Agent's account at the DTC, a Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the DTC does not constitute delivery to the Exchange Agent.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered 144A Notes and withdrawal of the tendered 144A Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all 144A Notes not properly tendered or any 144A Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular 144A Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including, the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of 144A Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of 144A Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of 144A Notes will not be deemed to have been made until such irregularities have been cured or waived. Any 144A Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such Holder by the Exchange Agent to the tendering Holders of 144A Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their 144A Notes and (i) whose 144A Notes are not immediately available, or (ii) who cannot deliver their 144A Notes, the Letter of Transmittal or any other required documents to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date, may effect a tender if:

        a. the tender is made through an Eligible Institution;

        b. prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the 144A Notes, the certificate or registration number or numbers of such 144A Notes and the principal amount of 144A Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the 144A Notes to be tendered in proper form for transfer (or a confirmation of book-entry transfer of such 144A Notes into the Exchange Agent's account at the Depository) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

        c. such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered 144A Notes in proper form for transfer (or a confirmation of book-entry transfer of such 144A Notes into the Exchange Agent's account at the Depository) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of 144A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of 144A Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at the address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the 144A Notes to be withdrawn (the "Depositor"),
(ii) identify the 144A Notes to be withdrawn (including the certificate or registration number(s) and principal amount of such 144A Notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at the DTC to be credited), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such 144A Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee (as defined herein) with respect to the 144A Notes register the transfer of such 144A Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such 144A Notes are to be registered, if different from that of the Depositor,
(v) include a statement that such Holder is withdrawing his election to have such 144A Notes exchanged. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any 144A Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the 144A Notes so withdrawn are validly retendered. Any 144A Notes which have been tendered but which are not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn 144A Notes may be retendered by following one of the procedures described under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange Exchange Notes for, any 144A Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such 144A Notes, if:

        (i) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

        (ii) any governmental approval has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any 144A Notes and return all tendered 144A Notes to the tendering Holders, (ii) extend the Exchange Offer and retain all 144A Notes tendered prior to the expiration of the Exchange Offer subject, however, to the rights of Holders to withdraw such 144A Notes (see "--Withdrawals of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered 144A Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer for a period of five to ten business days if the Exchange Offer would otherwise expire during such five to ten business-day period.

EXCHANGE AGENT

    The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                                BY MAIL, HAND OR OVERNIGHT
                                         DELIVERY:
                                 The Chase Manhattan Bank
                                      55 Water Street
                                         Room 234
                                      North Building
                                 New York, New York 10041
                                 Attention: Carlos Esteves

                                  FACSIMILE TRANSMISSION:
                                      (212) 638-7375
                                      (212) 344-9367

                                   CONFIRM BY TELEPHONE:
                                      (212) 638-0828
                                      Carlos Esteves

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone or in person by officers and regular employees of the Company, BBC and their affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

    The Company will pay all transfer taxes, if any, applicable to the exchange of 144A Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or 144A Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the 144A Notes tendered, or if tendered 144A Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of 144A Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the same carrying value as the 144A Notes, which is the aggregate principal amount of the 144A Notes, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the Exchange Offer. The expense of the Exchange Offer will be amortized over the term of the Exchange Notes.

RESALE OF THE EXCHANGE NOTES

    Under existing Commission interpretations, the Exchange Notes would, in general, be freely transferable after the Exchange Offer by any holder of such Exchange Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, PROVIDED that such Exchange Notes acquired pursuant to the Exchange Offer are obtained in the ordinary course of such holder's business, and such holder does not intend to participate, and has no arrangement or understanding to participate in the distribution of such Exchange Notes. Any holder who tenders into the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes may not rely on the position of the staff of the SEC enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988) or MORGAN STANLEY & CO., INCORPORATED (available June 5, 1991) or similar interpretive letters, but rather must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act.

    Each broker-dealer that receives Exchange Notes for its own account in exchange for 144A Notes, where such 144A Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has agreed, for period for 180 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

    By tendering in the Exchange Offer, each Holder will represent to the Company, among other things, (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of its business, (ii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the Exchange Notes and
(iii) the holder and any such other person acknowledge that if they participate in the Exchange Offer for the purpose of distributing the Exchange Notes (a) they must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such holder incurring liability under the Securities Act for which such holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each holder that may be deemed an "affiliate" (as defined in Rule 405 of the Securities Act), of the Company will represent to the Company that such holder understands and acknowledges that the Exchange Notes may not be offered for resale, resold, or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

    As set forth above, affiliates of the Company are not entitled to rely on the foregoing interpretations of the staff of the Commission with respect to resales of the Exchange Notes without compliance with the registration and prospectus delivery requirements of the Securities Act. Merrill Lynch has indicated to the Company that it intends to effect offers and sales of the Exchange Notes, acting as principal or agent, in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. If Merrill Lynch conducts any market making activities, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Exchange Notes because of the equity ownership of MLCP and its affiliates of the Company. MLCP is an affiliate of Merrill Lynch. MLCP and its affiliates in the aggregate hold approximately 90% of the Blue Bird Common Stock.

CONSEQUENCES OF FAILURE TO EXCHANGE

    As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement, and Holders of 144A Notes who do not tender their 144A Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder that does not exchange such Holder's 144A Notes for Exchange Notes will continue to hold the untendered 144A Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

    The 144A Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such 144A Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) pursuant to an effective registration statement under the Securities Act,
(iii) so long as the 144A Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (vi) to an Accredited Investor in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction. See "Risk Factors--Restrictions on Transfer."

OTHER

    Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders are urged to consult their financial and tax advisors in making their own decision on what action to take.

    The Company may in the future seek to acquire untendered 144A Notes, to the extent permitted by applicable law, in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any 144A Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered 144A Notes.

    In any state where the Exchange Offer does not fall under a statutory exemption to the blue sky rules, the Company has filed the appropriate registrations and notices, and has made the appropriate requests, to permit the Exchange Offer to be made in such state.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER

    The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the 144A Notes (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. Each Holder of a 144A Note should consult his, her or its own tax advisor as to the particular tax consequences of exchanging such Holder's 144A Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

    The issuance of the Exchange Notes to Holders of the 144A Notes pursuant to the terms set forth in this Prospectus will not constitute an exchange for United States federal income tax purposes. Consequently, no gain or loss would be recognized by Holders of the 144A Notes upon receipt of the Exchange Notes, and ownership of the Exchange Notes will be considered a continuation of ownership of the 144A Notes. For purposes of determining gain or loss upon the subsequent sale or exchange of the Exchange Notes, a Holder's basis in the Exchange Notes should be the same as such Holder's basis in the 144A Notes exchanged therefor. A Holder's holding period for the Exchange Notes should include the Holder's holding period for the 144A Notes exchanged therefor. The issue price, original issue discount inclusion and other tax characteristics of the Exchange Notes should be identical to the issue price, original issue discount inclusion and other tax characteristics of the 144A Notes exchanged therefor.

    See also "Description of Certain Federal Income Tax Consequences of an Investment in the Exchange Notes."

                              THE RECAPITALIZATION

    On November 19, 1996, the Company consummated the Recapitalization which included the 144A Note Offering, the retirement of the Old Notes, the replacement and refinancing of the Old Credit Agreement with the New Credit Agreement and the Distribution. As part of the Recapitalization, the Board of Directors of the Company declared the Blue Bird Dividend and the Board of Directors of BBC declared the BBC Distribution. Holders of BBC options received cash payments on an as-exercised basis and were not required to exercise their options to receive their PRO RATA portion of the BBC Distribution, nor were they entitled to any antidilution adjustment to the exercise price for their options. Selling Holders of approximately $50 million principal amount (or 100%) of the outstanding Old Notes sold their Old Notes to the Company, subject to certain conditions, and consented to certain amendments to the indenture governing the Old Notes for aggregate payments (including repayment of principal) of approximately $56.1 million, which included accrued and unpaid interest (as of September 28, 1996). The Old Credit Agreement was replaced and refinanced by the New Credit Agreement, which provided for aggregate availability of $255 million, including $175 million of Term Facility and an $80 million Revolving Facility. See "Use of Proceeds."

    The following table sets forth the cash sources and uses of funds for the Recapitalization.

                                                                                  AMOUNT
                                                                            -------------------
                                                                                (DOLLARS IN
                                                                                 MILLIONS)
SOURCES OF FUNDS:
  Cash on hand............................................................       $    24.5
  Revolving loans under New Credit Agreement..............................             3.6
  Term loans under New Credit Agreement...................................           175.0
  Notes offered hereby....................................................            99.7
  Proceeds from repayment of Management Notes(a)..........................             3.8
                                                                                   -------
      Total...............................................................       $   306.6
                                                                                   -------
                                                                                   -------
USES OF FUNDS:
  Distribution............................................................       $   201.4
  Repayment of Old Credit Agreement.......................................            40.0
  Retirement of Old Notes(b)..............................................            56.1
  Estimated fees and expenses.............................................             9.1
      Total...............................................................       $   306.6
                                                                                   -------
                                                                                   -------

------------------------

(a) The Management Notes (as defined herein) will be repaid by management shareholders out of the proceeds of the Distribution. See "Certain Relationships and Related Transactions."

(b) Includes costs associated with the retirement of the Old Notes and the amendment of the indenture relating thereto, including payment of accrued interest.

    The LaSalle Credit Facility to which Blue Bird Capital is a party remains outstanding following the Recapitalization. The Selling Holders sold their Old Notes at a price based upon a premium over the applicable U.S. Treasury rate and, in connection with their agreement to sell their Old Notes to the Company, the Selling Holders consented to amendments to the indenture governing the Old Notes that would have eliminated substantially all of the material restrictive covenants contained therein had such indenture remained in effect.

    See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Debt Facilities."

                                USE OF PROCEEDS

    There will be no proceeds to the Company from the Exchange of Notes pursuant to the Exchange Offer.

    The net proceeds to the Company from the sale of the 144A Notes were approximately $96.7 million. All of such proceeds, together with the proceeds of borrowings under the New Credit Agreement and cash held by the Company, were used to effect the Recapitalization and to pay fees and expenses incurred in connection with the Recapitalization. See "The Recapitalization."

                                 CAPITALIZATION

    The following table sets forth the cash and cash equivalents, short-term debt and capitalization of BBC as of September 28, 1996 (i) on an historical basis and (ii) on a PRO FORMA basis to give effect to the Recapitalization as if it had occurred on September 28, 1996. There are no material differences between the capitalization of the Company and BBC, except as set forth in footnotes (c) and (d). This information should be read in conjunction with the information set forth under "Selected Financial Data" and in the audited financial statements of BBC appearing elsewhere in this Prospectus.

                                                                                         AS OF SEPTEMBER 28, 1996
                                                                                         ------------------------
                                                                                         HISTORICAL    PRO FORMA
                                                                                         -----------  -----------
                                                                                          (DOLLARS IN MILLIONS)
Cash and cash equivalents..............................................................   $    24.5    $      --(a)
                                                                                         -----------  -----------
                                                                                         -----------  -----------
Short-term debt (including current portion of long-term debt)..........................   $    28.4    $    27.7(b)
                                                                                         -----------  -----------
                                                                                         -----------  -----------
Long-term debt:
  Old Credit Agreement (excluding current portion).....................................        27.0       --
  New Credit Agreement (excluding current portion).....................................      --            166.2
  Old Notes............................................................................        50.0       --
  144A Notes (c).......................................................................      --             99.7
  LaSalle Credit Facility..............................................................        40.2         40.2
  Industrial development bonds.........................................................         2.7          2.7
                                                                                         -----------  -----------
Total long-term debt...................................................................       119.9        308.8
Redeemable common stock(d).............................................................        24.2         11.5
Stock subscriptions receivable(e)......................................................        (3.8)      --
Stockholders' equity:
  Common stock; $.01 par value; 25,000,000 shares authorized; 8,424,778 shares issued
    and outstanding....................................................................          .1           .1
Additional paid-in capital.............................................................        77.0         77.0
Retained earnings......................................................................        48.5       (130.6)(f)
Cumulative translation adjustments (g).................................................        (2.5)        (2.5)
                                                                                         -----------  -----------
Total stockholders' equity (deficit)...................................................       123.1        (56.0)
                                                                                         -----------  -----------
        Total capitalization...........................................................   $   263.4    $   264.3
                                                                                         -----------  -----------
                                                                                         -----------  -----------

--------------------------

(a) Reflects (i) the receipt of gross proceeds from the 144A Note Offering ($99.7 million), borrowings under the Term Facility of the New Credit Agreement ($175 million) and borrowings under the Revolving Facility of the New Credit Agreement ($3.6 million); (ii) the retirement of indebtedness (including accrued interest) under the Old Credit Agreement ($40 million) and the Old Notes ($52.7 million); (iii) the payment of fees and expenses associated with the Recapitalization ($9.1 million) and the costs (including premium) associated with the retirement and amendment of the Old Notes ($3.4 million); (iv) the payment of the Distribution ($201.4 million); and (v) the proceeds from the repayment of the Management Notes from the BBC Distribution to the management shareholders ($3.8 million). Cash was approximately $43 million immediately prior to the Recapitalization.

(b) Reflects (i) the retirement of the current portion of indebtedness under the Old Credit Agreement ($13 million); and (ii) the current portion of long-term debt and revolving credit borrowings under the New Credit Agreement ($12.4 million). Includes $15.3 million of indebtedness under the LaSalle Credit Agreement.

(c) Represents the $100 million principal amount of the Notes less unamortized discount of $.3 million.

(d) Redeemable common stock represents 720,000 issued and outstanding shares of BBC Common Stock purchased by the Management Investors, primarily in connection with the 1992 Acquisition. The Management Investors have

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
    the right, prior to the earlier of an initial public offering of equity securities of BBC or the tenth anniversary of the Stockholders' Agreement, to put these shares to BBC in the event of their disability, involuntary termination not for cause, retirement, or death for a fair value price. The redeemable common stock of BBC was recorded at fair value on the date of issuance. The excess of the fair value price over the original fair value is being accreted by periodic charges to retained earnings. The amounts recorded in the balance sheets represent the estimated maximum amount payable if all Management Investors met the specified criteria and exercised their put rights. See "Certain Relationships and Related Transactions."

(e) Stock subscriptions receivable represent notes due from Management Investors to BBC for stock issued in April 1992 in connection with the 1992 Acquisition. The Management Notes bear interest at an 8% interest rate. Interest is payable annually. The Management Notes were repaid by management optionholders out of the proceeds of the Distribution.

(f) Reflects (i) the Distribution, net of tax benefit ($188.6 million); (ii) the adjustment to the fair value of the redeemable common stock ($12.7 million);
    (iii) the costs associated with the retirement and amendment of the Old Notes, net of tax benefit ($2 million); and (iv) the write-off of the debt issue costs related to the indebtedness being retired, net of tax benefit ($1.2 million).

(g) Reflects the effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars for the foreign subsidiaries and branches of the Company.

                            SELECTED FINANCIAL DATA

    Set forth below is certain selected historical consolidated financial data for BBC as of and for the nine months ended July 27, 1996 and July 29, 1995, fiscal years 1995, 1994 and 1993, and for the six months ended October 31, 1992, as well as selected historical consolidated financial information for BBC prior to the 1992 Acquisition (the "Predecessor") as of and for the six months ended April 30, 1992 and the year ended November 2, 1991. The selected historical consolidated financial data as of and for the full fiscal years indicated were derived from the financial statements of BBC and subsidiaries which were audited by Arthur Andersen. The data for the nine months ended July 27, 1996 and July 29, 1995 are unaudited but, in the opinion of BBC's management, reflect all adjustments necessary for a fair presentation of the results of operations for such periods. Currently, BBC conducts no independent operations and has no significant assets other than the capital stock of Blue Bird. The results for the nine months ended July 27, 1996 may not be indicative of the results to be expected for the year ending November 2, 1996 because, among other things, Blue Bird's business is seasonal, with a majority of sales occurring in the third and fourth quarters. The selected historical financial data set forth below should be read in conjunction with the consolidated financial statements of BBC and the notes thereto included elsewhere in this Prospectus. Separate historical financial data for the Predecessor are not included in this Prospectus. Subsequent consolidated financial data of BBC reflect the purchase accounting treatment of the 1992 Acquisition. Accordingly, the financial data of the Predecessor and BBC are not comparable in all material respects, since such data reflect financial positions and results of operations of these two separate entities.

                                                                                BBC
                                            ----------------------------------------------------------------------------
                                                  NINE MONTHS
                                                     ENDED                      FISCAL YEAR ENDED            SIX MONTHS
                                            ------------------------  -------------------------------------     ENDED
                                             JULY 27,     JULY 29,    OCTOBER 28,  OCTOBER 29,  OCTOBER 30,  OCTOBER 31,
                                               1996         1995         1995         1994         1993         1992
                                            -----------  -----------  -----------  -----------  -----------  -----------
                                                                       (DOLLARS IN MILLIONS)
INCOME STATEMENT DATA:
Net sales.................................   $   346.1        319.5    $   517.4    $   476.2    $   413.5    $   244.4
Cost of goods sold........................       287.4        264.1        430.6        392.9        340.5        198.4
                                            -----------  -----------  -----------  -----------  -----------  -----------
Gross profit..............................        58.7         55.4         86.8         83.3         73.0         46.0
Selling, general and administrative
  expenses(a).............................        31.5         29.5         39.8         39.0         36.3         20.1
Amortization of goodwill and
  non-compete agreements..................         2.8          3.7          4.7          5.6          5.6          9.3
                                            -----------  -----------  -----------  -----------  -----------  -----------
Operating income (loss)...................        24.4         22.2         42.3         38.7         31.1         16.6
Interest income...........................         5.3          3.0          4.6          4.1          2.9          1.4
Interest expense..........................       (12.8)       (14.0)       (18.5)       (17.4)       (18.2)        (9.5)
Other income (expense)(b).................         0.5          0.4          0.1          0.2          0.7         (0.5)
                                            -----------  -----------  -----------  -----------  -----------  -----------
Income (loss) before income taxes.........        17.4         11.6         28.5         25.6         16.5          8.0
Provision (benefit) for income taxes......         6.8          4.9         11.6         10.2          6.9          4.3
                                            -----------  -----------  -----------  -----------  -----------  -----------
Net income (loss).........................   $    10.6    $     6.7    $    16.9    $    15.4    $     9.6    $     3.7
                                            -----------  -----------  -----------  -----------  -----------  -----------
                                            -----------  -----------  -----------  -----------  -----------  -----------

BALANCE SHEET DATA (AS OF END OF PERIOD):
Working capital...........................   $    57.7    $    67.3    $    61.7    $    65.3    $    52.7    $    31.9
Total assets..............................       439.5        412.3        379.8        332.8        342.1        337.3
Long-term debt, excluding current
  maturities..............................       118.4        115.0        113.8        125.8        135.8        143.8
Redeemable common stock, net..............        20.4         14.2         20.9         17.5         11.0          8.0
Stockholders' equity......................       112.1         98.8        102.6         88.8         80.7         83.8


                                                   PREDECESSOR
                                            --------------------------
                                            SIX MONTHS    FISCAL YEAR
                                               ENDED         ENDED
                                             APRIL 30,    NOVEMBER 2
                                               1992          1991
                                            -----------  -------------

INCOME STATEMENT DATA:
Net sales.................................   $   120.8     $   428.0
Cost of goods sold........................        98.7         345.6
                                            -----------       ------
Gross profit..............................        22.1          82.4
Selling, general and administrative
  expenses(a).............................        34.2          48.6
Amortization of goodwill and
  non-compete agreements..................      --            --
                                            -----------       ------
Operating income (loss)...................       (12.1)         33.8
Interest income...........................         5.7          11.5
Interest expense..........................        (1.7)         (4.3)
Other income (expense)(b).................         1.7          (2.3)
                                            -----------       ------
Income (loss) before income taxes.........        (6.4)         38.7
Provision (benefit) for income taxes......        (3.0)         12.1
                                            -----------       ------
Net income (loss).........................   $    (3.4)    $    26.6
                                            -----------       ------
                                            -----------       ------
BALANCE SHEET DATA (AS OF END OF PERIOD):
Working capital...........................   $    69.4     $    64.9
Total assets..............................       253.8         235.8
Long-term debt, excluding current
  maturities..............................        39.4          30.8
Redeemable common stock, net..............      --            --
Stockholders' equity......................       137.0         143.6

------------------------
(a) Includes expenses of the Predecessor incurred prior to the 1992 Acquisition which the Company no longer incurs, including salaries of the Predecessor's principal stockholders prior to the 1992 Acquisition, commission paid relating to a Domestic International Sales Corporation (DISC) owned by such principal stockholders, the amortization of contracts in process, and severance and restructuring costs. Such amounts totaled $6.6 million and $1.1 million for the six month periods ended October 31, 1992 and April 30, 1992, respectively, and $5.9 million, for fiscal year 1991.

(b) Includes charitable contributions made prior to the 1992 Acquisition which BBC has reduced following the 1992 Acquisition. Such contributions totaled $.6 million for the six-month period ended April 30, 1992 and $.8 million for fiscal year 1991.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

    Approximately 79% of the Company's fiscal 1995 net sales are derived from school bus sales and approximately 14% and 7% of the Company's fiscal 1995 net sales are derived from the sale of commercial and recreational vehicles, respectively. Between fiscal 1993 and fiscal 1995, the Company's operating income has risen primarily due to increased sales volume. Over the same period, gross profit margins have decreased slightly, principally due to an increase in the number of Type C buses sold with GM chassis. The Company's operations are affected by trends in the number of students enrolled in grades kindergarten through 12 and overall educational spending by local and state governments as well as by the federal government. In addition to incremental needs due to pupil population growth and replacement requirements based on changes in safety standards, factors which influence the need to purchase school buses include the age of the existing school bus fleet, changes in school bus travel routes, regulatory changes such as compliance with new emissions standards, extracurricular activity usage and changes in the education structure in the United States such as the development of preschool "head start" programs, special education programs and magnet schools. The Company's experience has been that during periods of stable or increasing student enrollment, demand for its core school bus products has also remained stable or increased.

    On a PRO FORMA basis, assuming the Recapitalization had been effected on September 28, 1996, the Company's total consolidated indebtedness was increased by approximately $188.2 million, to $336.5 million. The primary effects of the Recapitalization on the Company's future operating results include reduced reported profitability to the extent interest expense is above historical amounts resulting from higher debt levels. The Company expects to generate sufficient cash from operations to fund its working capital and capital expenditure needs and make required interest and principal payments on its indebtedness. See "Risk Factors--Leverage and Debt Service" and "--Restrictive Covenants and Asset Encumbrances," and "--Liquidity and Capital Resources."

RESULTS OF OPERATIONS

    The discussion of results of operations that follows is based upon and should be read in conjunction with the financial statements, including the notes thereto, included elsewhere in this Prospectus. Although the financial statements are consolidated financial statements of BBC, the Company's parent, BBC is a holding company and, as such, there would be no material differences in the operating results of BBC, as compared with the Company. The following table sets forth certain operating results as a percentage of net sales for the historical periods indicated:

                                        NINE MONTHS ENDED
                                                                            FISCAL YEAR ENDED
                                     ------------------------  -------------------------------------------
                                      JULY 27,     JULY 29,     OCTOBER 28,    OCTOBER 29,    OCTOBER 30,
                                        1996         1995          1995           1994           1993
                                     -----------  -----------  -------------  -------------  -------------
Net sales..........................       100.0%       100.0%        100.0%         100.0%         100.0%
Cost of goods sold.................       (83.0)       (82.6)        (83.2)         (82.5)         (82.3)
Gross profit.......................        17.0         17.4          16.8           17.5           17.7
Selling, general and administrative
  expense..........................        (9.9)        (9.2)         (7.7)          (8.1)          (8.8)
Operating income...................         7.0%         6.9%          8.2%           8.1%           7.5%

    NINE MONTHS ENDED JULY 27, 1996 COMPARED TO NINE MONTHS ENDED JULY 29, 1995. Net sales for the nine months ended July 27, 1996, were $346.1 million, an increase of $26.7 million or 8.4% compared to the same period in 1995. This increase was due primarily to the delivery of more Type C units during the 1996 period as compared to the 1995 period.

    Gross profit increased to $58.7 million for the nine months ended July 27, 1996 as compared to $55.4 million in the same period in 1995, an increase of $3.3 million or 6.0%. The increased gross profit was due primarily to the higher sales volume offset in part by the higher cost of goods sold associated with the shift in the Company's product mix.

    Selling, general and administrative expenses increased to $31.5 million for the nine months ended July 27, 1996 from $29.5 million in the 1995 period, an increase of $2 million or 6.8%. This increase was due primarily to budgeted increases in engineering and marketing costs, as well as to higher selling expenses.

    Interest income increased to $5.3 million for the nine months ended July 27, 1996, compared to $3 million for the same period in 1995. The increase was due mainly to a higher average dollar amount of leases held in the lease portfolio for the first nine months of 1996 as compared to the same period in 1995.

    Interest and debt issue expenses decreased to $12.8 million for the nine months ended July 27, 1996 from $14 million in the prior year's similar period due to lower interest rates on bank debt as well as lower debt levels due to the repurchase of $25 million of the Old Notes in December, 1995. The resulting lower interest expense was partially offset by interest expense associated with the LaSalle Credit Facility. The LaSalle Credit Facility for Blue Bird Capital was not in place during the 1995 period.

    The provision for income taxes was $6.8 million for the nine months ended July 27, 1996 compared to $4.9 million for the same period in 1995. The effective tax rate for the current period was 39.1% compared to 42.4% during the prior year period. The effective tax rate for both periods is higher than the statutory rate primarily due to the effect of certain nondeductible amortization charges, principally goodwill.

    On December 14, 1995, the Company repurchased, for cash on the open market, $25 million in principal amount of outstanding Old Notes for the purchase price (expressed as a percentage of principal amount) of 106.500% plus accrued interest to the purchase date. An extraordinary loss of $1.4 million net of a tax benefit of $.8 million occurred during the 1996 period due to the early extinguishment of such Old Notes.

    FISCAL 1995 COMPARED TO FISCAL 1994. Net sales increased to $517.4 million in fiscal 1995 from $476.2 million in fiscal 1994, an increase of $41.2 million, or 8.7%. This increase was due to increased sales of Type D, Q-Bus and CS units, as well as increased sales of Type C units.

    Gross profit increased to $86.8 million in fiscal 1995 compared to $83.3 million in fiscal 1994, an increase of $3.5 million, or 4.2%. The increase was due to increased sales volume. Gross margin decreased to 16.8% in fiscal 1995 from 17.5% in fiscal 1994. The reduced margin was due primarily to increased sales of Type C units, on which the Company generally realizes lower margins due to the inclusion of GM chassis.

    Selling, general and administrative expenses were $39.8 million in fiscal 1995 compared to $39 million in fiscal 1994, an increase of 2.0%. The increase was due primarily to higher expenses related to engineering and product development.

    Amortization expense decreased to $4.7 million in fiscal 1995 compared to $5.6 million in fiscal 1994. The amortization of certain non-compete agreements was completed during the first half of fiscal 1995.

    Interest income increased to $4.6 million in fiscal 1995 compared to $4.1 million in fiscal 1994. The increase was due to a higher average dollar amount of leases held in the lease portfolio in fiscal 1995 compared to fiscal 1994.

    Interest expense increased to $18.5 million in fiscal 1995 from $17.4 million fiscal 1994, an increase of $1.1 million. The increase was due to a higher interest rate on credit facility borrowings as compared to fiscal 1994.

    The provision for income taxes increased to $11.6 million in fiscal 1995 from $10.2 million in fiscal 1994. The increase was due to increased taxable income resulting from higher net sales and operating income.

    FISCAL 1994 COMPARED TO FISCAL 1993. Net sales increased to $476.2 million in fiscal 1994 from $413.5 million in fiscal 1993, an increase of $62.7 million, or 15.2%. This increase was due to increased sales of Type D units, increased sales of chassis as part of the sale of an integrated Type C bus, as well as to sales of the new BMC and CS units. The Type D unit has a higher average selling price than the Type C unit.

    Gross profit increased to $83.3 million in fiscal 1994 compared to $73 million in fiscal 1993, an increase of $10.3 million, or 14.1%. The increase was due to increased sales volume. Gross margin decreased to 17.5% from 17.7% in fiscal 1993. The reduced margin was due primarily to increased sales of Type C units, on which the Company generally realizes lower margins due to the inclusion of GM chassis.

    Selling, general and administrative expenses increased to $39 million in fiscal 1994 compared to $36.3 million in fiscal 1993, an increase of 7.4%. The increase was due to expenses related to the development, introduction and advertising of new products.

    Interest income (which is primarily associated with income earned on the Company's lease portfolio) increased to $4.1 million in fiscal 1994 from $2.9 million in fiscal 1993, an increase of $1.2 million, or 41.4%. During fiscal 1994, the average dollar amount of leases held in the lease portfolio was higher as compared to the average fiscal 1993 portfolio amounts. In addition, the average rate earned by the portfolio was higher in fiscal 1994 as compared to fiscal 1993.

    Interest expense decreased to $17.4 million in fiscal 1994 from $18.2 million in fiscal 1993, a decrease of $.8 million. The decrease was due to a combination of lower average outstanding balances on credit facilities as well as a lower average interest rate as compared to fiscal 1993.

    Other income decreased to $.2 million in fiscal 1994 from $.7 million in fiscal 1993. The decrease was due primarily to reduced gains on sales of lease paper to LaSalle compared to the prior year.

    The provision for income taxes decreased as a percentage of income before income taxes in fiscal 1994 compared to fiscal 1993. The amortization of certain costs related to the 1992 Acquisition was essentially unchanged from fiscal 1993 to fiscal 1994. Due to the increase in taxable income, the relative effect of the non-deductibility of the amortization items on the effective tax rate was smaller, thereby reducing the effective tax rate in fiscal 1994.

LIQUIDITY AND CAPITAL RESOURCES

    The Company's liquidity requirements arise primarily from funding working capital needs, which consist primarily of inventory and accounts receivable, and principal and interest payments on indebtedness. The Company also requires funds for capital expenditures, for which the Company anticipates approximately $7.3 million for fiscal 1996, and approximately $6 million for fiscal 1997.

    BBC is a holding company that conducts all of its business operations through the Company, which is a wholly-owned subsidiary. In connection with any liquidity needs, including needs arising out of the BBC Guarantee, BBC is dependent entirely upon cash generated by the Company.

    Historically, the Company has funded its working capital needs through cash generated from operations and borrowings under the Old Credit Agreement. In addition, the LaSalle Credit Facility provides Blue Bird Capital with a revolving credit facility to finance school bus leases of up to a maximum aggregate principal amount of $100 million, of which $58.2 million was outstanding as of July 27, 1996. Following the Recapitalization, the Company's liquidity needs will arise primarily from debt service on the substantial indebtedness incurred in connection with the Recapitalization, as well as from the funding of inventory and accounts receivable. Assuming the Recapitalization was completed as of September 28,

1996, the Company would have had total consolidated indebtedness at such date of approximately $336.5 million, consisting primarily of $99.7 million principal amount of the 744A Notes, borrowings of $175 million under the New Credit Agreement and $55.5 million of borrowings under the LaSalle Credit Facility. The Company would also have had the ability to borrow an additional $44.5 million under the LaSalle Credit Facility to finance school bus leases and $76.4 million under the New Credit Agreement (assuming all of such funds would have been available under the borrowing base calculation under the Revolving Facility of the New Credit Agreement). Such Revolving Facility will be available to meet future working capital and other business needs of the Company. The maximum amount available to be borrowed under such facility is based on the sum of 85% of Eligible Accounts Receivable (as defined in the New Credit Agreement) and 60% of Eligible Inventory (as defined in the New Credit Agreement) of the Company (the "Borrowing Base"). These provisions have the effect of limiting the ability of the Company to utilize in operations or satisfy other debt obligations with free cash flow and will limit the amount of cash the Company has on hand at any given time. See "Description of Debt Facilities." and "Risk Factors--Leverage and Debt Service."

    The Company's interest expense as a result of the Recapitalization is substantially higher than immediately prior to such transactions. Loans under the New Credit Agreement bear interest at floating rates based upon the interest rate option selected by the Company. With respect to the term loan borrowings under the New Credit Agreement, the Company will be required to make scheduled principal payments of approximately $8.8 million in fiscal 1997, $12.8 million in fiscal 1998 and $16.8 million in fiscal 1999. See "Risk Factors--Restrictive Covenants and Asset Encumbrances." For a schedule of payments due under the New Credit Agreement, see "Description of Debt Facilities--Senior Bank Financing."

    Under the New Credit Agreement, the Company is permitted to accumulate up to $40 million in its lease portfolio of leases for its own account in addition to leases held by Blue Bird Capital. As of July 27, 1996, the Company had approximately $11.6 million of such leases in its lease portfolio. In addition, as of such date, Blue Bird Capital had approximately $60.2 million in its lease portfolio. Blue Bird Capital is required to maintain certain financial ratios, including a ratio of Total Liabilities to Tangible Net Worth (as such terms are defined in the LaSalle Credit Facility) that cannot exceed 10 to 1. See "Business--Leasing" and "Description of Debt Facilities--LaSalle Credit Agreement."

    Net cash used in operating activities during the nine-month period ended July 27, 1996 was $18.6 million compared to $38.6 million in the corresponding nine-month period in fiscal 1995. This difference was primarily the result of reduced accounts receivable and increased accounts payable. Net borrowings under the Company's working capital facilities, including the LaSalle Credit Facility were $49.5 million during the current nine-month period compared to $49.9 million in the corresponding nine-month period in fiscal 1995. The early extinguishment of $25 million of outstanding Old Notes (see "--Results of Operations-- Nine Months Ended July 27, 1996 compared to Nine Months Ended July 29, 1995") was funded primarily from internally generated cash and partially from an increase in the working capital revolver.

    Cash and cash equivalents were $5.3 million at July 27, 1996, compared to $21.5 million at the end of fiscal 1995 and $2 million at the end of the corresponding nine-month period in fiscal 1995. Net working capital decreased $9.6 million during the nine-month period compared to the corresponding nine-month period in fiscal 1995. Significant factors affecting working capital were a $22.9 million decrease in indebtedness under the revolving portion of the Old Credit Agreement, offset in part by a $19.5 million increase in the LaSalle Credit Facility, a $6.9 million decrease in leases receivable, and increases in cash, inventory and accounts payable of $3.3 million, $6.8 million and $9.1 million, respectively.

    As a result of the Recapitalization, the Company's future operating performance and ability to service or refinance the Notes and to repay, extend or refinance the New Credit Agreement are subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. The Company's liquidity may also be impacted by product liability claims and environmental matters. See "Risk Factors."

    The Company's business is seasonal in nature. A majority of the Company's sales occur in the third and fourth quarters of the fiscal year, a pattern typical for the industry. The Company's working capital needs increase during the second and third quarters as production activity increases in response to the higher seasonal sales volume. Working capital needs decrease toward the end of this period, although beginning in December or January, working capital and related bank borrowings begin to increase as parts for assembly into buses are manufactured and distributed to the assembly plants. Inventory is at its highest during July and August prior to heavy seasonal school deliveries. The following table shows the percentages of the Company's net sales per quarter for the last three fiscal years and estimated data for fiscal 1996.

                                                           1996(A)      1995       1994       1993
                                                         -----------  ---------  ---------  ---------
First Quarter..........................................        16.8%       14.8%      18.5%      16.0%
Second Quarter.........................................        19.3        20.4       17.0       15.7
Third Quarter..........................................        26.6        26.5       30.0       30.4
Fourth Quarter.........................................        37.3        38.3       34.5       37.9
                                                              -----   ---------  ---------  ---------
                                                              100.0%      100.0%     100.0%     100.0%
                                                              -----   ---------  ---------  ---------
                                                              -----   ---------  ---------  ---------

------------------------

(a) Estimated due to the unavailability of information for the fourth quarter of fiscal 1996.

                                    BUSINESS

GENERAL

    Blue Bird is the leading manufacturer of school buses in North America. Approximately 79% of the Company's net sales in fiscal 1995 were derived from sales of school bus products. The Company also manufactures the Q-Bus and CS, which target purchasers of medium-sized buses for commercial uses, and two upscale RV models, the Wanderlodge and the BMC. Commercial and recreational vehicles accounted for approximately 14% and 7%, respectively, of the Company's fiscal 1995 net sales. The Company manufactures both quality steel bus bodies for mounting on chassis manufactured by third parties and complete bus units (body and chassis). Chassis generally consist of frames with engines, transmissions, drive trains, axles, wheels, power steering, brakes and fuel cells. The Company markets its products primarily through a network of approximately 63 independent distributors, which resell the products to customers, including municipalities, states, transportation contracting companies, churches and other independent organizations. Management believes that this distribution network results in an important competitive advantage as it allows the Company to maintain, through its distributors, strong sales relationships with the ultimate end-users of its products, which provide the Company with an important source of localized market knowledge. Through its subsidiary, Blue Bird Capital, which was formed in October 1995, the Company provides a variety of lease financing alternatives principally to tax-exempt customers of its school bus products. The Company also continues to provide taxable lease financing through its Blue Bird Credit division.

    The Company's business strategy is to continue to utilize its leading market position in the school bus market as a platform from which to expand its product offerings. The Company will continue to focus on its core school bus business, while seeking to expand its commercial bus product offerings to various markets, including the shuttle bus market, the smaller urban bus market and the "line haul" or inter-city coach market. Within the school bus market, the Company will continue to emphasize sales to distributors, as opposed to states and large transportation contracting companies, reflecting its belief that the former market provides greater growth and profit opportunities. The Company will also seek to expand its international bus sales, particularly in developing countries.

    The Company's principal executive offices are located at 3920 Arkwright Road, Macon, Georgia 31210. The Company is organized under the laws of the state of Georgia and BBC is organized under the laws of the state of Delaware.

INDUSTRY OVERVIEW

    SCHOOL BUSES. The two principal components of a school bus are the body and chassis. Bodies and chassis are sold either as integrated units, provided by a single supplier, or separately, in which case end-users purchase bodies and chassis from different suppliers and have the two components assembled by the bus body manufacturer. Approximately 57% of the Company's school bus sales in 1995, on a unit basis, were of integrated units. The ability to provide integrated units enables manufacturers to submit bids on completed school bus units to school bus end-users. The Company believes that integrated sales permit school bus body manufacturers to offer end-users a lower cost complete school bus while increasing their share of the profits realized on any sale of a unit. Many end-users, particularly those that participate in a state bid process for school bus purchases, however, may prefer to purchase the body and chassis separately.

    School bus purchasing is typically a centralized process involving orders of multiple units. Purchasers of school buses are categorized into two ownership groups: public (I.E., states and school districts); and private (I.E., independent transportation contracting companies and other private entities). It has been management's experience that the transportation director of a state or school district, or the chief procurement officer of a transportation contracting company, as the case may be, will typically determine transportation needs on an annual basis. In addition to replacement requirements based on changes in safety standards and incremental needs due to pupil population growth, factors which influence the need to purchase school buses include the age of the existing school bus fleet, changes in school bus travel routes, regulatory changes such as compliance with new emissions standards, extracurricular activity usage and changes in the education structure in the United States such as the development of preschool "head start" programs, special education programs and magnet schools. In the case of public purchasers, the transportation director may also be affected by certain budgetary constraints, and will consider the availability of financing in making the purchasing decision.

    Once the decision relating to the purchase of replacement or new school buses is finalized, the transportation director or the chief procurement officer will decide on the type and brand of product to be purchased. Product performance, manufacturer reputation, the manufacturer's ability to accommodate specifications regarding bus design, relationships with distributors, price, the availability of financing alternatives (E.G., leasing options), fleet standardization and post-sale support and service are all key factors influencing the decision to purchase a particular product. While price is an important factor, it is not the sole determinant of the purchase decision, and the lowest bid is not necessarily awarded the contract. As a result, manufacturer and distributor relationships are critical to the sale of school bus products.

    Florida, Kentucky, North Carolina, South Carolina and West Virginia award contracts for school buses based on a state bid process, with the state generally serving as the aggregate purchaser on behalf of all of its school districts. State officials compile the total number of buses their districts require and then solicit bids from bus body and chassis manufacturers. This process is much more competitive and price sensitive than the local bidding process, and manufacturers generally must be the low bidder to win the contract. Bus body and chassis manufacturers typically bid these purchases on a direct basis, rather than through distributors, and view these contracts as low margin, incremental volume. The Company estimates that approximately 15% of annual U.S. public school bus purchases are awarded through these bids.

    In the United States, approximately 78% of the estimated 410,000 school buses currently in operation are publicly owned, with the remainder privately owned. The Company estimates that approximately 50% of the privately owned school buses in operation in the U.S. are owned by the five largest national contractors. These contracting companies are fleet buyers and, therefore, pricing in this segment of the market is highly competitive. In addition to these large national transportation contractors, local contracting companies are also classified as private purchasers of school buses. As is the case with individual school districts, these smaller institutions typically purchase buses through distributors.

    Management estimates that deliveries of school buses in North America in fiscal 1995 totaled approximately 30,600 units. In addition, management estimates that the market demand for school bus and commercial products that the Company manufactures and sells to countries outside of North America totaled approximately 3,500 units in fiscal 1995.

    COMMERCIAL VEHICLES. Management divides the commercial bus transportation market into three segments, consisting of (i) public transportation, (ii) shuttle transportation and (iii) tour, charter and commuter uses. The public transportation sector consists of several vehicle markets, including vans, medium-duty buses under 35 feet in length, heavy-duty buses up to 40 feet, articulated buses up to 60 feet, and inter-city coaches designed to transport passengers from suburbs to cities. The shuttle market is broader with users such as airports, car rental agencies, "park-and-ride" operators, hotels, educational and religious institutions, and providers of employee and health care-related transportation. The tour, charter and commuter segment of the market typically requires large over-the-road coaches ranging from 40 feet to 45 feet in length.

    The Company's participation in the broad commercial bus market is limited, as the Company produces only medium-sized commercial buses as well as shuttle products. See "--Products." Medium-sized buses are purchased by public transportation authorities and by tour, charter and commuter operators to supplement a fleet of large vehicles or to facilitate smaller scale charter and contract transportation needs. Management believes that rural and urban public transit authorities are beginning to reevaluate their traditional preference, especially in urban areas, for fleets consisting primarily of large buses. Management further believes a trend is developing toward purchases of the medium-sized buses similar to those built by the Company, in part because medium-sized buses are more economical and easier to operate. The Company believes it is well positioned to benefit from this trend. The shuttle market is served by a variety of products which include a variety of vans, "cutaway" vans (a fiberglass body on a van chassis), small and medium-sized coaches and some hybrid van and bus products. Management believes that the shuttle segment will grow as airports grow larger and move further away from cities and the number of elderly citizens requiring shuttle transportation increases.

    RECREATIONAL VEHICLES. The Company participates in the luxury niche of the recreational motor home vehicle market. This segment of the market is small, relatively stable, and consists of a limited number of competitors. Although this segment of the market is profitable for the Company, it is not expected to grow significantly. Management estimates that in a given year, there are likely to be approximately 400 luxury motor home products similar to those manufactured by the Company sold in the United States and believes that in order for the Company to increase sales, it will need to increase its market share relative to its competitors.

PRODUCTS

    SCHOOL BUS PRODUCTS

    GENERAL. Blue Bird produces a full range of school bus models and it is the largest manufacturer of both conventional and transit school bus bodies in the industry. In addition, Blue Bird sells complete Type D buses by integrating its Type D bodies with chassis manufactured by the Company.

    In 1995 Blue Bird derived approximately 13% of its net sales from the sale of its various school bus body models and 62% of its net sales from the sale of its integrated school buses. For classification purposes, the school bus industry has categorized these different models into the following four general product designations:

    TYPE A. A "Type A" school bus is a conversion of a van or a body constructed on a van-type compact truck chassis, with a gross vehicle weight ("GVW") rating of 10,000 pounds or less, designed to carry up to 21 passengers. The engine is located in front of the windshield and the entrance door is located behind the front wheels. The Company offers one model in this category, the Micro-Bird, which can be ordered in several configurations. The Company does not manufacture chassis for the Micro-Bird. Chassis are purchased by the customer and delivered to the Company, which in turn installs the bus body. Wholesale selling prices for Type A vehicle bus bodies typically range from approximately $10,000 to $15,000.

    TYPE B. A "Type B" school bus is a body constructed and installed on a van-type or stripped chassis, with a GVW rating of more than 10,000 pounds, designed to carry up to 38 passengers. Part of the engine is located beneath and/or behind the windshield and next to the driver's seat and the entrance door on a Type B bus is located behind the front wheels. The Company offers one model in this category, the Mini-Bird, which can be ordered in several configurations. The Company does not manufacture a Type B chassis. Chassis are purchased by the customer and delivered to the Company, which in turn installs the bus body. Wholesale selling prices for Type B vehicle bus bodies typically range from approximately $12,000 to $20,000.

    TYPE C. "Type C" school buses are the Company's largest-selling product, accounting for more than half of the vehicles sold by Blue Bird in 1995. The Type C bus, which is a "traditional" full-size school bus, is a body installed on a flat back "cowl" chassis, with a GVW rating of more than 10,000 pounds, designed to carry up to 77 passengers. The engine is located in front of the windshield and the entrance door is located behind the front wheels. The Company offers two models in this category, the Conventional and an integrated unit sold with a GM chassis, each of which can be ordered in several configurations. Wholesale selling prices for Type C vehicle bus bodies typically range from approximately $12,000 to $25,000, while prices for integrated products range from approximately $40,000 to $55,000.

    TYPE D. "Type D" school buses accounted for approximately one third of the vehicles sold by the Company in 1995. A Type D school bus is a transit-type (flat front) body installed on a chassis, with a GVW rating of more than 10,000 pounds, designed to carry up to 90 passengers. Type D buses are sold only on an integrated basis with a chassis manufactured by the Company. The engine is located behind the windshield and may be mounted next to the driver's seat, at the rear of the bus, or midship between the front and rear axles. The entrance door on a Type D bus is located ahead of the front wheels. The Company's models in this category include the TC/2000 and the All American, each of which can be ordered in several configurations. Wholesale selling prices for Type D vehicle buses (including chassis) typically range from approximately $50,000 to $95,000.

    COMMERCIAL VEHICLE PRODUCTS

    Q-BUS. The "Q-Bus," a 37 foot long coach introduced in 1992, enables the Company to compete in the medium-duty tour, charter and commuter markets. The unit offers bus operators a medium-duty bus with many of the "big bus" features, including seating capacities for up to 45 passengers, restroom, audio and visual systems, luggage capacity of up to 240 cubic feet and engine options up to 300 horsepower. In 1996 the Company introduced a larger version of the Q-Bus with seating capacity for up to 47 passengers, additional luggage capacity and a 400-horsepower diesel engine. This unit is designed to compete with more expensive over-the-road coaches such as those used by operators to carry commuters from suburban locations to urban work offices. Management believes the Company's medium-sized bus products to be a viable alternative to larger vehicles for a variety of reasons, including the fact that the medium-sized buses offer lower operating costs and flexibility in terms of matching bus size to passenger load demands. Wholesale selling prices for the Q-Bus typically range from approximately $113,000 to $210,000.

    CS. The CS series coach is designed primarily for the shuttle market. It is offered in ten models ranging from 24 feet to 39 feet in length. In 1995, to address a growing market segment for the airport to city/hotels commutes, the Company introduced a CS coach known as the EZLoader. The EZLoader is designed with a low-floor rear-end luggage compartment to allow the operator fast and easy access for luggage handling. The unit seats up to 30 passengers. In 1996, to meet the growing "demand response" market in the public transportation sector, in which riders such as disabled and elderly persons call a shuttle service for door-to-door pick-up and drop-off services (such as from home to the hospital), the Company introduced the TranShuttle CS, a 25-foot coach with a flat floor for multiple wheelchair accessibility. This product has been designed to compete with the lightweight bus and cutaway van while providing greater durability than is typical of those products. Wholesale selling prices for CS series coaches typically range from approximately $51,000 to $89,000.

    MODIFIED SCHOOL BUS PRODUCTS. The Company has taken advantage of its high volume purchases for school bus components, and its rapid assembly-line efficiencies, to produce and market an adaptation of the Type C and Type D school bus in commercial form. The bus, known as the "Activity Bus," offers basic "no-frills" transportation for commuter, shuttle, churches, colleges, and universities. The product offers basic paint schemes, diesel and natural gas engine options, and very functional interiors for passenger comfort. Wholesale selling prices for the Activity Bus typically range from approximately $12,000 for non-integrated products to $70,000 for integrated products.

    WORK STATION Q AND QMC. The Company's Work Station Q unit and the QMC are designed to service the executive and corporate transport markets, and can include features such as luxury seating, a small galley, and a restroom. Both products are designed to carry a limited number of passengers in comfort and style. Wholesale selling prices for the Work Station Q and the QMC typically range from approximately $150,000 to $250,000.

    RECREATIONAL VEHICLE PRODUCTS

    GENERAL. The Company manufactures complete motor homes by integrating the motor home shell with Blue Bird-manufactured chassis. The Company offers two luxury motor home products, both of which are targeted for the premium and mid- to high-end markets.

    WANDERLODGE. The Wanderlodge is a premium motor home manufactured by the Company. The Wanderlodge is available in two models, 41 and 43 feet in length, with a capacity of up to six passengers and sleeping accommodations for four. Key features of the unit include (i) the ultra-premium design of the product,
(ii) steel body construction and a body-on-chassis design, (iii) a wide selection of optional equipment available to the purchaser, and (iv) the extensive product support capability provided by Blue Bird's two RV distributors. During fiscal year 1995, 57% of recreational vehicles delivered by the Company were Wanderlodge units. Suggested retail prices for the Wanderlodge range from approximately $550,000 to $650,000.

    BLUE BIRD MOTOR COACH. The BMC is offered as a 37- or 40-foot long motorcoach designed to meet product demand for the expanding middle-to-high-end segment of the luxury recreational vehicle market. Like the Wanderlodge, it features steel body construction and a body-on-chassis design. During fiscal year 1995, 43% of RVs delivered by the Company were BMC units. The BMC has a suggested retail price ranging from approximately $350,000 to $465,000.

SERVICE PARTS

    All of Blue Bird's distributors maintain parts inventories to service owners of Blue Bird products. Many of such distributors purchase parts from Blue Bird's Service Parts Group (the "Parts Group"). In addition to these sales to distributors, the Parts Group sells parts to fleet accounts on a direct basis. These direct sales accounts include the U.S. General Services Administration (the "GSA"), the national transportation contracting companies and other accounts in southern Georgia, South Carolina and Kentucky. The Company currently operates an 80,000-square foot facility in Fort Valley, Georgia to house the Parts Group.

MARKETING AND DISTRIBUTION

    The Company sells its bus products through distributors (87% of 1995 net sales) and directly to end-users (13% of 1995 net sales). During 1995, no customer accounted for as much as 10% of Blue Bird's net sales. Direct sales customers include states, transportation contracting companies, the GSA and all export buyers. All other sales are made through the Company's distributors. Direct sales typically involve bids for large contracts, which are highly competitive. Accordingly, direct sales margins are typically lower than distributor sales margins.

    Blue Bird has approximately 63 independent distributors in the U.S. and Canada, including RV distributors. Approximately 27 of the Company's 28 commercial bus distributors also distribute the Company's school bus products. The Company's two RV distributors together have five locations. One of these distributors, Buddy Gregg Motor Homes, Inc., accounts for approximately 70% of the Company's RV unit volume.

    Many of Blue Bird's school bus distributors have close and longstanding relationships with transportation directors of states and school districts. The Company believes that its distributors are well situated to understand the needs and specifications of local school districts. In 1995, no single distributor accounted for more than 6% of the Company's sales of school bus products.

    Blue Bird distributors are bound by the terms of a distributor contract, pursuant to which distributors are granted a non-exclusive right to sell the Company's buses and service parts in a designated territory. Distributors are restricted from selling other products which compete with Blue Bird's products. The

Company's distributor contract also requires distributors to service Blue Bird products. Sales to distributors are on a cash-at-delivery basis. Sales by distributors to end-users, such as school boards, are also usually on a cash-at-delivery basis.

    Blue Bird's sales organization services all of its distributors and direct sales customers. Six regional sales managers work exclusively with distributors in their respective regions and are responsible for coordinating sales and marketing campaigns, pricing policies, strategic market planning and related functions. These regional sales managers regularly visit distributors in order to disseminate product knowledge, supply marketing advice and serve as direct distributor support. The regional managers often accompany distributors' salespeople to meetings with prospective purchasers. The Company sponsors an annual international sales meeting to bring all of its distributors together, and regional sales meetings are also conducted annually to focus on regional strategic planning, advertising and other issues. Additionally, Blue Bird management meets with a Dealer Advisory Council on a regular basis to discuss strategic product and market issues, and to assist in the Company's long-term planning process.

    The Company's advertisements are run in national and regional trade journals for the transportation and education industries. Representatives of the Company attend national and regional product conventions as well as conventions for educational trade groups such as the National School Board Association, the National Association of Pupil Transportation and the National School Transportation Association. Blue Bird also utilizes its network of independent distributors to promote its products and disseminate product literature. Distributors attend these conventions at the state level and are usually accompanied by a representative of the Company.

LEASING

    The Company has provided lease financing to school bus customers since 1984, principally through its leasing division, Blue Bird Credit ("Blue Bird Credit"). On October 26, 1995, the Company formed a wholly-owned subsidiary, Blue Bird Capital, for the purpose of expanding the availability of lease financing alternatives to customers of its school bus products. Blue Bird Capital has since become the Company's principal provider of leasing alternatives focusing on tax-exempt lessees. Generally, upon receipt of orders for municipal lease customers, the Company provides buses to be delivered by Blue Bird Capital to the appropriate distributor, who in turn delivers the buses to municipal customers pursuant to leases. Upon receipt of lease documents, Blue Bird Capital borrows approximately 90% of the lease amount pursuant to the LaSalle Credit Facility in order to pay the Company. Under the typical Blue Bird Capital lease with a tax exempt lessee, title is held by the lessee with a lien held by Blue Bird Capital. The average lease term is approximately three years and the lessee's down payment is typically 10% of the lease amount. The Company accounts for the lease as a sale and the related borrowings as long-term or short-term debt, as applicable. Under the LaSalle Credit Facility, Blue Bird Capital is required to maintain certain financial ratios, including a ratio of Total Liabilities to Tangible Net Worth, that cannot exceed 10 to 1. See "Description of Debt Facilities--LaSalle Credit Agreement." Blue Bird Capital pays the Company as promptly as possible and generally does not carry unsold inventory. Leases held by Blue Bird Capital are generally tax-exempt and accrue interest at rates ranging from 4.75% to 8.0%. The Company and Blue Bird Capital have entered into an Income Taxes Agreement whereby the Company reimburses Blue Bird Capital for the tax benefit generated by the tax free leases.

MANUFACTURING PROCESS

    The production of Blue Bird's extensive line of bus models involves various assembly processes. The bus body assembly process begins with the assembly of floor panels on a carriage that will carry the body assembly along the production line. Roof bows, internal and external metal panels are rivited in place and front and rear sections are added prior to painting. Windows, seats, flooring and other finishing items are added prior to attaching the bus body to the chassis. Each Blue Bird chassis is manufactured for a specific body, and a copy of the production order travels through the production process with the chassis. All of the chassis built by Blue Bird are for use with a Type D bus body. Some of these transit-type buses require the engine to be mounted in the front of the chassis, and others specify mounting in the rear. All Blue Bird chassis are tested to check the gauges, speedometer, fluid systems and electrical connections for the bus body components.

    The construction of both bodies and chassis must conform to various state and federal regulations. The most significant and comprehensive of these regulations is set forth in the Federal Motor Vehicle Safety Standards ("FMVSS"), which apply to all school buses built during and after 1977. The FMVSS specify requirements for a variety of vehicle components including controls and displays, automatic transmission, defrost/defog systems, windshield wipers, braking systems, reflectors and lights, mirrors, vehicle identification numbers, tires and wheels, accelerator controls, warning devices, occupant protection systems, steering systems, glazing materials, seats, windshields and windows, rollover protection, body joints and fuel systems.

INTERNATIONAL

    Other than maintaining a manufacturing facility in Canada, which accounted for sales of approximately 1,200 buses to Canadian customers in 1995 (approximately $32.9 million in net sales), and a new facility (first production units delivered in 1995) in Monterrey, Mexico, the Company's operations are based in the United States. The Company exported approximately 575 bus products in 1995, primarily to developing countries. Since foreign purchases of Blue Bird buses are typically non-school-related, the Company is unable to rely on the perceived strengths and marketability of its traditional school bus products. However, the Company believes that there are opportunities to grow its export business, particularly in developing countries, as these countries begin to demand additional basic transportation products. In general, the Company plans to increase its focus on the export segment of its businesses by developing modified school bus and commercial products which meet the specifications of purchasers in the Middle East, Africa, Europe, Mexico and Central and South America.

    In Mexico, the easing of import restrictions on new trucks and buses in connection with the North American Free Trade Agreement may present a significant opportunity for Blue Bird to expand its export business in that region; however, Blue Bird's ability to expand its business in Mexico depends largely on the stability of Mexico's economy. The opening of this marketplace could generate opportunities in other Latin American countries as well as enhance the reputation of Blue Bird's products throughout the region. Blue Bird's Mexican plant is currently used to produce vehicles which are imported into the United States, but could be used in the future to service Latin American markets.

    The Q-Bus and CS bus may also provide opportunities overseas, particularly in Western Europe where conventional North American school bus bodies and chassis are not marketable. In Eastern Europe, the Company's current product line may be salable as the region becomes accessible to exporters. In addition, the Company has developed a prototype right-hand drive chassis which will be used with the Q-Bus body as a product for selected Western European and African countries. Deliveries to these regions were minimal during 1995.

NEW PRODUCT DEVELOPMENT

    Blue Bird's research and development program studies bus sales trends to identify potential growth opportunities for the business and designs products to exploit these growth opportunities. This process includes evaluating potential new materials and components for use in existing products as well as developing new product designs, especially for the Company's commercial and RV product lines. Developmental projects are currently underway for expanded product offerings in the commercial market. Blue Bird's manufacturing processes incorporate sufficient production flexibility to enable Blue Bird to produce new designs with minimum lead time. Current projects are underway to develop alternative fuel buses based on electric and compressed natural gas power. Approximately 20 electrically powered buses were delivered in 1996.

COMPETITION

    SCHOOL BUS MARKET. Four major school bus manufacturers, Blue Bird, Thomas Built Buses, Inc. ("Thomas"), and CBW, Inc., which are privately owned companies, and AmTran, which was acquired by Navistar in the fourth quarter of 1995, account for substantially all dollar sales of school buses. All of these companies manufacture bus bodies which are mounted on a chassis supplied by GM, Ford and Navistar, although GM has agreed to supply chassis for Type C bus bodies exclusively to Blue Bird pursuant to the GM Chassis Agreement. See "--Raw Materials and Components." The Company and Thomas, which together accounted for approximately two-thirds of aggregate domestic school bus sales in 1995, manufacture chassis as well as bodies for certain of their bus models. Competition in the industry is intense, as all four manufacturers typically compete for each significant contract that comes up for bid.

    The three major school bus chassis manufacturers are GM, Ford and Navistar. Of these, Navistar is the leading manufacturer, accounting for approximately 60% of sales in 1995. The Company does not believe the Navistar's recent acquisition of AmTran will have a material impact on the Company's business. In the conventional chassis market, Navistar currently continues to make its chassis available to all bus body manufacturers. See "Risk Factors--Limited Number of Chassis Suppliers."

    Since Blue Bird does not manufacture discrete chassis units for sale to third-party purchasers, the Company does not directly compete with other chassis manufacturers. However, the Company has experienced indirect competition with some of these manufacturers, particularly Navistar, in the integrated bidding process.

    COMMERCIAL MARKET. The Company has different competitors in each of the major commercial market segments. In the medium-duty tour, charter, and commuter market, the Company's principal competitors include Eldorado National, a business of Thor Industries, Inc. ("Eldorado"), and Metrotrans Corporation ("Metrotrans"). Its competitors in the shuttle market are Champion Motor Coach, Inc. ("Champion"), Eldorado, Goshen Coach, Metrotrans, Supreme Corporation and Thomas. In the urban and rural transit market, the Company's principal competitors are Eldorado, Champion and Thomas.

    RV MARKET. In the motor home market, the Company considers its competition to be those companies building high-end motor homes on over-the-road coaches such as those produced by Prevost Car, Inc., Motor Coach Industries, Inc., Marathon Coach, Inc., Liberty Coach, Inc., Vantare International, Inc., Country Coach, Inc., Mitchell Coach Mfg. Co., and Custom Coach Corp. An additional competitor, Newell Coach, Inc., is the only high-end manufacturer that builds on its own chassis and body similar to the Wanderlodge. There are several other small competitors who periodically enter and exit the market. Although the BMC has a steel body construction like the Wanderlodge, it also competes with motor home products made by Monaco Coach, Inc., Beaver Motor Coach, Inc., Country Coach, Inc., American Eagle by Fleetwood Enterprises, Inc., and Foretravel, Inc.

RAW MATERIALS AND COMPONENTS

    The largest production-related expense incurred by the Company is the cost of purchased materials. In fiscal year 1995, material purchases represented approximately 70% of total production costs. The Company purchases raw materials and components from over 2,500 suppliers. Other than GM, the Company's principal chassis supplier, no one supplier accounts for more than 10% of the Company's aggregate expenditures on raw materials and/or components. Since Blue Bird does not manufacture engines and does not manufacture chassis for its Type A, Type B and Type C bus products, the cost of engines, purchased chassis and components for Company-manufactured chassis constitute the largest components of the Company's material expense.

    Because Type A and Type B bus purchasers obtain their chassis separately and look to the Company only for a bus body, chassis supply is relevant for these product lines only to the extent that it may impact the number of Type A and Type B bus bodies ultimately sold. The Company manufactures all of its Type D chassis, with the result that chassis components constitute a major portion of Type D production costs.

    The three major school bus Type C chassis manufacturers are GM, Ford and Navistar. Navistar is the industry leader with a market share estimated by market researchers of in excess of 60% in 1995. In late 1990, management of Blue Bird was concerned about the possibility that Ford and GM might decide to discontinue supplying Type C chassis, resulting in a situation in which Navistar might become the sole supplier of these Type C chassis and thus be in a position to exert increased influence over school bus manufacturers. Type C school buses represent approximately 57% of the total units sold by the Company. In addition, a trend toward integrated bidding (body and chassis) among school bus purchasers caused Blue Bird to consider establishing a formal relationship with a Type C chassis supplier to enhance the Company's competitive position in the Type C bus segment of the market. Blue Bird and GM entered into the GM Chassis Agreement in May 1991. The agreement can be terminated by either party on two years' notice. As of the date of this Prospectus neither party has given notice of termination. In general, management does not believe that termination of the GM Chassis Agreement would have a material adverse effect upon the Company's operations, because management believes that chassis would be available from other suppliers. However, there can be no assurance that, given the limited number of chassis suppliers, the Company will not be materially adversely affected in its manufacturing efforts. See "Risk Factors--Limited Number of Chassis Suppliers."

    Under the terms of the GM Chassis Agreement, GM supplies its medium-duty chassis for Type C school buses to Blue Bird on an exclusive basis, and Blue Bird purchases the Type C chassis model exclusively from GM. Nothing in the GM Chassis Agreement precludes the Company from mounting its bus bodies on other makes of chassis if the chassis are purchased by Blue Bird's customers or distributors. In addition, the Company is not required to purchase a minimum number of chassis from GM under the GM Chassis Agreement. The Company believes that offering an integrated Type C product permits the Company to offer a competitively priced product while allowing it to realize a profit on the sale of the chassis, thereby increasing the total amount of profit that the Company realizes on the sale of each unit. Blue Bird's arrangements with GM make it the only current supplier of gasoline-powered Type C and Type D school buses in the industry. The Company's distributors and GM's 750 medium-duty truck dealers participate in servicing the end user after the initial sale. This enhanced network provides the Blue Bird/ GM product with broad post-sale servicing and support.

GOVERNMENT REGULATION

    School bus manufacturers must conform to vehicle guidelines imposed by the FMVSS, as well as to state and local specifications. FMVSS regulations have in the past directly affected manufacturers of school bus bodies and chassis, as well as end-users, by altering specifications and, as a result, increasing costs.

    With respect to environmental regulation, the most immediate issue facing the school bus industry will be the effectiveness in 1998 of more restrictive EPA emissions standards. These regulations will mandate certain engine changes and result in increased costs to both manufacturers and end-users of school buses. Blue Bird management believes that the general public will continue to mandate improved safety standards and ongoing resolution of environmental issues beyond 1998, and thereby will generate continuing demand for new school bus models over the long term. See "--Legal Proceedings" for a discussion of a pending recall of certain of the Company's products.

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
BACKLOG ORDERS

    As of July 27, 1996, the dollar amount of backlog orders believed by the Company to be firm totaled $348 million. It is expected that approximately two-thirds of such orders will be filled in the fourth quarter of fiscal year 1996. As of July 29, 1995, the dollar amount of backlog orders believed by the Company to be firm was $318 million. Approximately two-thirds of such orders were filled in the fourth quarter of fiscal year 1995.

PATENTS, LICENSES AND TRADEMARKS

    The Company owns and maintains registrations for the Blue Bird trademark and variations thereof in 49 countries, including the United States and Canada and monitors the status of its trademark registrations to maintain them in force and to renew them as required. Management believes that the Blue Bird trademarks are valuable because of the Company's strong presence in the bus market. Accordingly, the Company seeks to eliminate any infringement thereon. The Company is not currently aware of any such infringement. In addition, the Company has obtained patent protection in the United States on two safety-related components used in its buses. One component is related to an auxiliary heat system (which patent protection will expire in 2009) and the second component is related to a window opening mechanism (which patent protection will expire in 2010). The expiration of the patent protection of these two components is not expected to have a material adverse effect on the Company's financial condition or result of operations. The Company also takes steps, including legal action, to protect its patent, trademark and trade name rights and proprietary rights respecting product design and technology when circumstances warrant such action.

SEASONALITY

    The Company's sales show seasonal variation which is typical of the general industry seasonality. A majority of the Company's sales occur in the third and fourth quarters of the fiscal year, a pattern typical for the industry. For additional data on the seasonal nature of the Company's sales, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

EMPLOYEES

    As of September 28, 1996, the Company had approximately 2,577 employees, of whom approximately 2,112 were hourly workers. Blue Bird's U.S. and Canadian employees are not represented by any collective bargaining group. Blue Bird's Mexican employees are required by local law to be members of a union. The Company historically provided a competitive wage and benefit program and has an active communications program with its employees. Blue Bird has a four-day, 10-hour-per-day work week, which management believes is viewed as a positive feature by its labor force. The Company believes that its relationship with its employees is satisfactory.

PROPERTIES

    Blue Bird owns and operates seven facilities, six of which are manufacturing facilities, in five different locations in the U.S., Canada and Mexico. In the aggregate, these plants have approximately 1.8 million square feet of production area. Blue Bird management considers all of these facilities to be state-of-the-art in the school bus manufacturing industry.

    The table below provides summary descriptions of each of the plants.

                                                                                               SQUARE
            PLANT                        LOCATION                       PRODUCTS                FEET      EMPL.(A)
-----------------------------  -----------------------------  -----------------------------  ----------  -----------
Blue Bird Body Company         Fort Valley, Georgia           TC/2000, Q-Bus All- American,     730,000       1,389
                                                                parts fabrication
Service Parts                  Fort Valley, Georgia           Parts                              80,000        N.A.(b)
Wanderlodge                    Fort Valley, Georgia           Wanderlodge, parts                216,000         243
                                                                fabrication
Blue Bird North Georgia        LaFayette, Georgia             Conventional, TC/2000             216,000         262
Blue Bird Midwest              Mt. Pleasant, Iowa             Conventional, Mini-Bird,          227,400         263
                                                                TC/2000, Micro-Bird
Blue Bird Canada               Brantford, ON (Canada)         TC/2000, Conventional,            251,395         271
                                                                Micro-Bird, parts
                                                                fabrication
Blue Bird de Mexico            Monterrey, Mexico              Conventional                      118,310         149
                                                                                             ----------       -----
Total Company
                                                                                              1,839,105       2,577
                                                                                             ----------       -----
                                                                                             ----------       -----

------------------------

(a) As of September 28, 1996.

(b) Included in the number of employees for Blue Bird facility in Fort Valley, Georgia.

    If Blue Bird operated all of its assembly plants at "maximum capacity," defined as two eight-hour shifts per day, five days per week, 250 days per year, the Company could manufacture approximately 27,300 units per year. The Company's capacity to fabricate all of the parts needs to build the buses is a constraint as the Company's present fabrication facilities have the capacity to support the production of approximately 25,000 units per year. With an investment of approximately $2.5 million in additional equipment, Blue Bird's fabrication capacity could support approximately 28,500 units per year.

ENVIRONMENTAL MATTERS

    The Company's operations and properties are subject to numerous federal, state, local and international laws and regulations, including those governing the use, storage, handling, transportation, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes (collectively, "Hazardous Materials"), the remediation of contaminated soil and groundwater, and the health and safety of employees (collectively, "Environmental Laws"). Violation of such Environmental Laws, even if inadvertent, could have an adverse impact on the operations, business or financial results of the Company. As such, the nature of the Company's operations exposes it to the risk of claims with respect to such matters and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims.

    The Company maintains an inactive landfill site at its Fort Valley, Georgia, location which is subject to regulation pursuant to the U.S. Resource Conservation and Recovery Act, as amended ("RCRA"). RCRA is administered in Georgia by the Environmental Protection Division of the Georgia Department of Natural Resources ("EPD"). The Company has closed its Fort Valley landfill site pursuant to a permit from the EPD that contains certain conditions, including 30-year post-closure groundwater monitoring. In connection with such permit, the Company maintains a letter of credit to cover the expected cost of monitoring over the life of the monitoring requirement. The Company currently estimates post-closure costs for the site at $434,700. The Company's estimate of post-closure costs is subject to periodic adjustment based on EPD regulations.

    Monitoring by the Company has detected increased levels of solvents in groundwater near its Fort Valley site, and the Company has so advised the EPD. Continued monitoring and testing is required to ascertain the source of these solvents. If it is determined that the Company's landfill is the source of such solvents, corrective action will be required. The Company believes that the cost of any corrective action that might be required will not be material to its results of operations or financial condition.

    The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), and similar state laws provide for responses to and strict liability for releases of certain Hazardous Materials into the environment. These obligations are imposed on certain potentially responsible parties ("PRPs"), including any person who arranged for the treatment or disposal of Hazardous Materials at a facility. Generally, liability to the government under CERCLA is joint and several. The Company has been named a PRP at the Des Moines barrel and drum site in Des Moines, Iowa and the Seaboard chemical site in Jamestown, North Carolina. In both instances, the Company is considered a DE MINIMIS PRP. In 1993, the Company settled its liability for cleanup costs at the Des Moines barrel and drum site for $5,250. The settlement contains a re-opener provision in the event future cleanup costs are required, but the Company is not aware of any anticipated cleanup costs in addition to those covered in the settlement agreement. In 1995, the Company executed an administrative Order on Consent among the North Carolina Department of Environment, Health and Natural Resources, the Seaboard PRP Group II, and the City of High Point, North Carolina, covering the investigation of cleanup alternatives at the Seaboard chemical site. The Company anticipates that it will have the opportunity to enter into a DE MINIMIS buy-out relating to cleanup costs within the next two years, which buyout is expected to provide a release from any further liability in connection with the Seaboard site. Although the cost of such buyout is not currently known, it is not expected to be material.

    Based upon its experience to date, the Company believes that the future cost of compliance with existing Environmental Laws, and liability for known environmental claims pursuant to such Environmental Laws, will not have a material effect on the Company's capital expenditures, earnings or competitive position. However, future events, such as new information, changes in existing Environmental Laws or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures or liabilities that could be material.

LEGAL PROCEEDINGS

    Blue Bird currently is a defendant in approximately 17 product liability suits. The Company aggressively defends product liability cases and insists that component manufacturers and chassis manufacturers such as GM and Navistar and smaller parts suppliers stand behind their portions of the product by either asserting a breach of warranty claim against such supplier or manufacturer, or claiming a right of indemnification for such supplier or manufacturer pursuant to the terms of the Company's standard purchase order agreements or the relevant supplier agreement. The Company manufactures certain components itself and assembles the various components into the completed vehicle, which may give rise to independent liabilities. Moreover, the Company's manufacture of chassis for its Type D school buses may expose the Company to liability associated with such chassis. The amount of product liability insurance that the Company has in place has varied significantly from year to year. The Company's policies generally provide that the Company is responsible for the costs of defending product liability claims, although Blue Bird's recent insurance plan has included some participation by insurers in such costs at certain levels.

    As of the date of this Prospectus, neither the outcome of the Company's pending product liability cases nor the amounts of any company liabilities related to these cases are known. The Company's insurance coverage for occurrences in each of the past several years has been $25 million in excess of a $2.5 million deductible (exclusive of excess liability coverage). There is no certainty that the currently available coverage will remain available to the Company in the future or at all, that future rate increases might not make such insurance economically impractical for the Company to maintain, that current deductible levels will be maintained, or that the Company's insurers will be financially viable if and when payment of a claim is required.

    In addition, the statute of limitations for injuries to minor children (which varies between one and six years, depending on the state) does not generally begin to run until the child reaches majority; therefore, there may be potential claims of which Blue Bird is not aware (or accidents of which Blue Bird was aware, but which did not produce any lawsuit) involving accidents going back for a number of years. In the ordinary course of events, Blue Bird believes that it receives notice of most potential claims within a reasonable time of the occurrence, but there can be no assurance that Blue Bird is aware of all such potential claims.

    Management believes that, considering, among other things, the Company's insurance coverage, the ultimate resolution of these matters will not have a material adverse impact on the Company's financial position or results of operations, and that any losses and expenses (including defense costs) resulting from product liability claims will be within the applicable insurance coverage. However, there can be no assurance that this will be true or that the amount of losses and expenses relating to any claim or claims will not have a material adverse effect on the Company.

    Several owners of motor homes made by Blue Bird have asserted claims under state laws addressing new vehicle defects. Such claims typically seek a refund of the purchase price of the vehicle. Management believes that the resolution of such claims, which are not insured, will not have a material effect on the Company.

    Blue Bird, like other vehicle manufacturers, is also subject to recalls of its products in the event of manufacturing defects or non-compliance with applicable regulatory standards. Such recalls can engender claims. In August 1996, the NHTSA announced its determination that approximately 11,500 school buses were not in compliance with federal requirements for fuel systems. Of the affected buses, 11,300 were Blue Bird Type D models in which the chassis are manufactured by the Company, which failed crash tests when fuel tanks were punctured upon impact. The Company is currently evaluating the scope of the proposed product recall with the NHTSA as a result of the NHTSA's non-compliance determination. If all 11,300 buses were to be recalled, management estimates that the cost to the Company of the repairs required to bring the vehicles into compliance would not be material to its results of operations or financial condition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the persons who are executive officers and directors of the Company and BBC as of December 4, 1996; all information is provided as of such date:

NAME                                                       AGE                     POSITION AND EXPERIENCE
-----------------------------------------------------      ---      -----------------------------------------------------

Paul E. Glaske.......................................          63   Chairman of the Board and President of the Company
                                                                    and BBC; director of the Company and BBC. At the time
                                                                    the 1992 Acquisition was consummated (the "Effective
                                                                    Time"), Mr. Glaske was appointed Chairman of the
                                                                    Board and President of the Company and BBC and a
                                                                    director of BBC. Mr. Glaske has served as President
                                                                    of the Company since 1986 and a director of the
                                                                    Company since 1984. He is also a director of
                                                                    Borg-Warner Automotive, Inc.

Bobby G. Wallace.....................................          62   Vice President--Finance and Administration, Treasurer
                                                                    and Secretary of the Company; Vice President,
                                                                    Treasurer and Secretary of BBC; director of the
                                                                    Company and BBC. At the Effective Time, Mr. Wallace
                                                                    was appointed to his current positions with the
                                                                    Company and BBC. Mr. Wallace has served as the Vice
                                                                    President-- Finance and Administration of the Company
                                                                    since 1987. In 1986, he was named Vice
                                                                    President--Controller.

James H. Grantham....................................          55   Vice President--Manufacturing of the Company. In
                                                                    1990, Mr. Grantham was promoted to his current
                                                                    position. In 1988, he was named Vice
                                                                    President--Materials, and, in 1987, became Vice
                                                                    President--Canadian Operations. In 1983, he became
                                                                    General Manager of Blue Bird's plant in Lafayette,
                                                                    Georgia, a promotion from his former position of
                                                                    Production Manager of such plant. Mr. Grantham joined
                                                                    Blue Bird in 1965.

Richard E. Maddox....................................          44   Vice President--Sales of the Company. In 1990, Mr.
                                                                    Maddox was promoted to his current position from his
                                                                    prior position of Director-- U.S. Sales, to which he
                                                                    was appointed in 1988. In 1986, he was named
                                                                    Manager--U.S. Sales, and, in 1982, he was appointed
                                                                    Manager--Field Sales. Mr. Maddox joined Blue Bird in
                                                                    1974 and has held various positions in sales since
                                                                    that time.

Wilbur C. Rumph......................................          67   Vice President--Engineering, Research & Development
                                                                    of the Company. Mr. Rumph was

NAME                                                       AGE                     POSITION AND EXPERIENCE
-----------------------------------------------------      ---      -----------------------------------------------------
                                                                    appointed to his present position in 1968. He joined
                                                                    Blue Bird in 1948, where he has held various
                                                                    positions in the engineering area.

William G. Milby.....................................          50   Vice President and General Manager-- Canadian Blue
                                                                    Bird, Mr. Milby assumed his present position in 1989.
                                                                    In 1985, he was named Vice President and General
                                                                    Manager of the Wanderlodge division. Mr. Milby joined
                                                                    the Company in 1971 as an engineer. Mr. Milby is also
                                                                    a director of Canadian Blue Bird.

B. Richard Benedict..................................          53   Vice President and General Manager--Blue Bird
                                                                    Midwest. Mr. Benedict was promoted to his current
                                                                    position in 1988 from General Manager, to which he
                                                                    was appointed in 1984. In 1977, Mr. Benedict was
                                                                    named Production Manager. Mr. Benedict joined the
                                                                    Company in 1962.

Gerald S. Armstrong..................................          53   Director of the Company and BBC. Mr. Armstrong served
                                                                    as Vice President, Treasurer and Secretary of BBC
                                                                    prior to the 1992 Acquisition. Mr. Armstrong is a
                                                                    Partner and a director of Stonington Partners, Inc.,
                                                                    a private investment firm, a position that he has
                                                                    held since 1993. He has also been a member of the
                                                                    Board of Directors of MLCP, an affiliate of Merrill
                                                                    Lynch since 1988. He was a Partner of MLCP from 1993
                                                                    to July 1994 and an Executive Vice President of MLCP
                                                                    from 1988 to 1994. MLCP is the general partner of
                                                                    several limited partnerships which indirectly own
                                                                    shares of BBC Common Stock. Mr. Armstrong was also a
                                                                    Managing Director of the Investment Banking Division
                                                                    of Merrill Lynch from 1988 to 1994. Mr. Armstrong is
                                                                    also a director of AnnTaylor Stores Corporation,
                                                                    Beatrice Foods, Inc., First USA, Inc., Goss Graphic
                                                                    Systems, Inc., Wherehouse Entertainment, Inc. and
                                                                    World Color Press, Inc.

Alexis P. Michas.....................................          38   Director of the Company and BBC. Mr. Michas served as
                                                                    Chairman of the Board and President of BBC from its
                                                                    inception until the Effective Time. Mr. Michas is a
                                                                    Managing Partner and a director of Stonington
                                                                    Partners, Inc., a private investment firm, a position
                                                                    that he has held since 1993. He has also been a
                                                                    member of the Board of Directors of MLCP since 1989.
                                                                    He was a Partner of MLCP from 1993 to 1994 and Senior
                                                                    Vice President of MLCP from 1989 to 1993. MLCP is the
                                                                    general partner of several limited partnerships which
                                                                    indirectly own shares of BBC

NAME                                                       AGE                     POSITION AND EXPERIENCE
-----------------------------------------------------      ---      -----------------------------------------------------
                                                                    Common Stock. Mr. Michas was also a Managing Director
                                                                    of the Investment Banking Division of Merrill Lynch
                                                                    from 1991 to July 1994 and a director in the
                                                                    Investment Banking Division of Merrill Lynch from
                                                                    1990 to 1991. Mr. Michas is also a Director of
                                                                    Borg-Warner Automotive, Inc., Borg-Warner Security
                                                                    Corporation, Dictaphone Corporation, Goss Graphic
                                                                    Systems, Inc., Pathmark Stores, Inc. and Supermarkets
                                                                    General Holdings Corporation.

Alfred C. Daugherty..................................          73   Director of the Company and BBC. Mr. Daugherty served
                                                                    as a director of Blue Bird prior to the 1992
                                                                    Acquisition. Mr. Daugherty was Chairman of Duracell
                                                                    International, Inc., a manufacturer of premium
                                                                    batteries, and Executive Vice President of Dart
                                                                    Industries, Inc., a maker of consumer products and
                                                                    chemical specialties, as well as a director of both
                                                                    companies, until his retirement on January 1, 1995.
                                                                    Mr. Daugherty is also a director of A. Duda and Sons,
                                                                    Inc., Atlantic Acquaculture Technologies, Inc., Goss
                                                                    Graphic Systems, Inc. and GGS Holdings, Inc.

Donald C. Trauscht...................................          62   Director of the Company and BBC. Mr. Trauscht was
                                                                    elected to the Board of Directors in December 1993.
                                                                    Since January 1996, Mr. Trauscht has been Chairman of
                                                                    BW Capital Corp., a private investment company. From
                                                                    February 1993 to December 1995, he was Chairman and
                                                                    Chief Executive Officer of Borg-Warner Security
                                                                    Corporation, an electronic and physical security
                                                                    company. From December 1991 to January 1993, he was
                                                                    Chairman and Chief Executive Officer of Borg-Warner
                                                                    Corporation, a diversified corporation. Prior to
                                                                    December 1991, he was President of Borg-Warner
                                                                    Corporation and held various other executive
                                                                    positions since 1967. He is currently a director of
                                                                    Baker Hughes Inc., Thiokol Corp., IMO Industries,
                                                                    Inc., Borg-Warner Automotive, Inc., Borg-Warner
                                                                    Security Corporation, ESCO Electronics Corp. and
                                                                    Hydrac International Corp.

    Each director of the Company and BBC is elected annually and serves until the next annual meeting or until his successor is duly elected and qualified. Each executive officer of the Company and BBC serves at the discretion of the Boards of Directors of the Company and BBC, respectively.

EXECUTIVE COMPENSATION

    SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. The following table sets forth, for fiscal years 1995, 1994 and 1993, the cash compensation paid by BBC and its subsidiaries, as well as certain other compensation paid or accrued for fiscal years 1995, 1994, and 1993, to each of the five most highly compensated executive officers of BBC (considering Messrs. Grantham, Maddox and Rumph, Vice Presidents of the Company, to be executive officers of BBC) (collectively, the "named executive officers") in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                                                                 AWARDS
                                                                                       ---------------------------
                                                                                               SECURITIES
                                                                                               UNDERLYING
                                                               ANNUAL COMPENSATION          OPTIONS/ALL OTHER
                                                  FISCAL     ------------------------  ---------------------------
NAME AND PRINCIPAL POSITION                        YEAR       SALARY (A)     BONUS       SARS       COMPENSATION
----------------------------------------------  -----------  ------------  ----------  ---------  ----------------

Paul E. Glaske................................        1995    $  466,898   $  428,606     --         $   19,753(b)
  Chairman of the Board and President and             1994    $  449,041   $  282,287     --         $   19,303(b)
  Director                                            1993    $  424,923   $  317,500     --         $  139,573(c)

Bobby G. Wallace..............................        1995(d)  $  265,388  $  168,175     --         $    4,050(f)
  Vice President--Finance and Admin.,                 1994    $  203,379   $  101,369  $  10,000(e)    $    3,600(g)
  Treasurer, Secretary and Director                   1993    $  205,738   $  143,711     --         $   64,917(h)

James H. Grantham.............................        1995    $  171,006   $  123,008     --         $    4,050(f)
  Vice President--Manufacturing of the Company        1994    $  161,274   $   75,830     --         $    3,696(g)
                                                      1993    $  144,355   $   84,714     --         $   19,324(i)

Richard E. Maddox.............................        1995    $  151,996   $  110,707     --         $    6,159(f)
  Vice President--Sales of the Company                1994    $  144,055   $   68,522     --         $    1,609(g)
                                                      1993    $  129,832   $   84,714     --         $   22,941(j)

Wilbur C. Rumph...............................        1995    $  119,674   $   42,176     --         $    4,074(f)
  Vice President--Engineering                         1994    $  113,748   $   29,925     --         $    3,600(g)
                                                      1993    $  112,725   $   24,929     --         $    3,148(k)

------------------------------

(a) Includes amounts deferred at the election of the named executive officer pursuant to the Company's 401(k) plan. Employees may contribute up to 15% of their salaries to the 401(k) plan on a pre-tax basis, not to exceed $9,240 in 1995, $9,240 in 1994, and $8,994 in 1993.

(b) Represents life and disability insurance premiums of $15,703 paid by the Company on behalf of Mr. Glaske. Under the 401(k) plan, the Company makes matching contributions equal to 40% of the first 6% of each participant's pre-tax contribution for 1994 and 45% of the first 6% of each participant's pre-tax contribution for 1995.

(c) Represents $121,169 paid to Mr. Glaske in respect of stock appreciation rights ("SARs") exercised in connection with the 1992 Acquisition (which constituted a change of control under the Company's SAR plan) which were held in escrow in accordance with the terms of an escrow agreement entered into in connection with the 1992 Acquisition, matching contributions of $3,148 to the Company's 401(k) plan made by the Company on behalf of Mr. Glaske and life and disability insurance premiums of $15,256 paid by the Company. Under the 401(k) plan, the Company makes matching contributions equal to 35% of the first 6% of each participant's pre-tax contribution.

(d) On April 15, 1993, the Company and BBC entered into an employment agreement with Mr. Wallace (the "Wallace Employment Agreement") pursuant to which Mr. Wallace agreed to reduce the amount of his business time devoted to rendering executive services on behalf of the Company on the Company's premises or while traveling on behalf of the Company from 100% of such time to 50% of such time in exchange for a reduction in annual compensation and investment in BBC. Pursuant to an agreement

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)
   dated October 31, 1994, the Wallace Employment Agreement was amended to provide for a return to 100% time devoted to Company business and full compensation.

(e) The number of shares subject to an option to purchase previously awarded to Mr. Wallace were reduced from 100,000 to 50,000 pursuant to the Wallace Employment Agreement. In 1994, Mr. Wallace was granted an option to purchase 10,000 shares of BBC Common Stock.

(f) The amounts shown represent matching contributions to the Company's 401(k) plan made by the Company on behalf of the named executive officer. Under the 401(k) plan, the Company makes matching contributions equal to 40% of the first 6% of each participant's pre-tax contribution.

(g) The amounts shown represent matching contributions to the Company's 401(k) plan made by the Company on behalf of the named executive officer. Under the 401(k) plan, the Company makes matching contributions equal to 45% of the first 6% of each participant's pre-tax contribution.

(h) Represents $61,769 paid to Mr. Wallace in respect of SARs exercised in connection with the 1992 Acquisition (which constituted a change of control under the Company's SAR plan) which were held in escrow in accordance with the terms of an escrow agreement entered into in connection with the 1992 Acquisition and matching contributions of $3,148 to the Company's 401(k) plan made by the Company on behalf of Mr. Wallace. Under the 401(k) plan, the Company makes matching contributions equal to 35% of the first 6% of each participant's pre-tax contribution.

(i) Represents $16,176 paid to Mr. Grantham in respect of SARs exercised in connection with the 1992 Acquisition (which constituted a change of control under the Company's SAR plan) which were held in escrow in accordance with the terms of an escrow agreement entered into in connection with the 1992 Acquisition and matching contributions of $3,148 to the Company's 401(k) plan made by the Company on behalf of Mr. Grantham. Under the 401(k) plan, the Company makes matching contributions equal to 35% of the first 6% of each participant's pre-tax contribution.

(j) Represents $20,386 paid to Mr. Maddox in respect of SARs exercised in connection with the 1992 Acquisition (which constituted a change of control under the Company's SAR plan) which were held in escrow in accordance with the terms of an escrow agreement entered into in connection with the 1992 Acquisition and matching contributions of $1,645 to the Company's 401(k) plan made by the Company on behalf of Mr. Maddox. Under the 401(k) plan, the Company makes matching contributions equal to 35% of the first 6% of each participant's pre-tax contribution.

(k) The amounts shown represent matching contributions to the Company's 401(k) plan made by the Company on behalf of the named executive officer. Under the 401(k) plan, the Company makes matching contributions equal to 35% of the first 6% of each participant's pre-tax contribution.

    STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. No stock options or SARs were granted in fiscal year 1995.

    OPTION/SAR EXERCISES AND HOLDINGS.   None of the named executives exercised
any options and/or SARs during the last fiscal year. The following table sets forth information with respect to the named executive officers concerning the value of unexercised options and SARs held as of the end of the last fiscal year:

                       FISCAL YEAR-END OPTION/SAR VALUES

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS/SARS
                                                                   OPTIONS/SARS           AT FISCAL YEAR-END (A)
                                                            --------------------------  --------------------------
NAME                                                        EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------  -----------  -------------  ------------  ------------

Paul E. Glaske............................................     315,000        35,000    $  7,645,050   $  849,450

Bobby G. Wallace..........................................      55,000         5,000       1,334,850      121,350

James H. Grantham.........................................      72,000         8,000       1,747,440      194,160

Richard E. Maddox.........................................      72,000         8,000       1,747,440      194,160

Wilbur C. Rumph...........................................      18,000         2,000         434,860       48,540

------------------------------

(a) Computed using net proceeds value of $24.27 per share at October 28, 1995, determined by formula in the Blue Bird Corporation Management Stock Option Plan (the "Management Stock Option Plan").

    PENSION PLANS.   Blue Bird maintains a qualified defined benefit pension
plan (the "Pension Plan") which covers all U.S. salaried employees. Benefits are determined under a formula (which is integrated with Social Security) calculated with reference to an employee's five-year final average earnings and such employee's years of service. The amount of estimated annual benefits payable under the Pension Plan based upon various levels of compensation and years of service, determined before application of the limitations imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code"), is set forth below:

                               PENSION PLAN TABLE

 FINAL FIVE                              YEARS OF SERVICE
 YEAR ANNUAL   --------------------------------------------------------------------
COMPENSATION        15            20            25            30            35
-------------  ------------  ------------  ------------  ------------  ------------

 $   125,000   $     29,569  $     39,425  $     49,281  $     59,138  $     59,138

     150,000         35,944        47,925        59,906        71,888        71,888

     175,000         42,319        56,425        70,531        84,638        84,638

     200,000         48,694        64,925        81,156        97,388        97,388

     225,000         55,069        73,425        91,781       110,138       110,138

     250,000         61,444*       81,925*      102,406*      122,888*      122,888*

     300,000         74,194*       98,925*      123,656*      148,388*      148,388*

     400,000         99,694*      132,925*      166,156*      199,388*      199,388*

     500,000        125,194*      166,925*      208,656*      250,388*      250,388*

   1,000,000        252,694*      336,925*      421,156*      505,388*      505,328*

   2,000,000        507,694*      676,925*      846,156*    1,015,388*    1,015,388*

   4,000,000      1,017,694*    1,356,925*    1,696,156*    2,035,388*    2,035,388*

------------------------

* Determined before application of current limitations of Sections 401(a)(17) and 415 of the Code.

    Compensation covered by the Pension Plan is limited to gross wages reported on Form W-2. Such covered compensation includes all compensation reported in the Summary Compensation Table (other than amounts representing Company matching contributions to the 401(k) plan) plus the value, if any, realized upon the exercise of SARs in connection with the 1992 Acquisition. The covered compensation for Messrs. Glaske, Wallace, Grantham, Maddox and Rumph does not differ by more than 10% from that set forth in the Summary Compensation Table. The estimated credited years of service for each of the named executive officers is as follows: Mr. Glaske (10 years), Mr. Wallace (10 years), Mr. Grantham (29 years), Mr. Maddox (20 years) and Mr. Rumph (30 years). Benefits from the Pension Plan, which are integrated with Social Security but are not offset by any other amounts, are payable in the form of a straight life annuity or, in the case of married participants, an actuarially equivalent joint and survivor annuity.

    In addition, Blue Bird adopted a non-qualified supplemental retirement plan (the "SERP") effective January 1, 1991 for selected executive officers to restore the cutback in benefits under the Pension Plan on account of certain limitations imposed by Code Sections 401(a)(17) and 415. The SERP provides a lump sum payout upon retirement.

COMPENSATION OF DIRECTORS

    Two of the four non-employee directors of the Company and BBC receive annual retainers of $24,000 and meeting fees of $1,500 per meeting for up to four meetings per year for services as directors of the Company and BBC. The remaining directors of the Company and BBC do not receive compensation for their services as directors and none of the directors of the Company and BBC receive compensation for their services as members of the committees of the Boards of Directors of the Company and BBC.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    Mr. Glaske's current employment agreement with the Company provides for a three-year term with an annual base salary of $500,000, plus participation in an incentive bonus program, the SERP and other employee benefit plans sponsored by the Company. If Mr. Glaske's employment is terminated by the Company without good cause or by Mr. Glaske for good reason (as such terms are defined in the employment agreement), the Company's obligation for the duration of the employment agreement for salary, employee benefits, supplemental benefits and various perquisites shall continue without mitigation. Under the terms of the employment agreement, Mr. Glaske agrees not to disclose confidential information for so long a such information remains competitively sensitive. During the term of the employment agreement and for three years after its termination, Mr. Glaske agrees not to render services to, or have greater than a 2% equity interest in, any business which is competitive with the Company. Mr. Glaske's employment agreement does not contain any change of control provisions.

    Mr. Wallace's employment agreement with the Company provides for a one-year term, renewable annually, with an annual base salary of $282,000, plus participation in an incentive bonus program, the SERP and other employee benefit plans sponsored by the Company. The employment agreement may be terminated by either party at the end of any given 12-month period. Under the terms of the employment agreement, Mr. Wallace agrees not to disclose confidential information for so long as such information remains competitively sensitive. During the term of the employment agreement and for three years after its termination, Mr. Wallace agrees not to render services to, or have greater than a 2% equity interest in, any business which is competitive with the Company. Mr. Wallace's employment agreement does not contain any change of control provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the compensation committees of the Company's and BBC's Boards of Directors during fiscal year 1995 were Messrs. Michas, Armstrong and Daugherty. During such time, Mr. Glaske served as the Chairman of the Board and President of the Company and BBC.

    The Stockholders' Agreement provides that in the event that Messrs. Armstrong, Michas, Glaske and Wallace are unwilling or unable to serve, or otherwise cease to serve, as directors of BBC, the ML Entities shall be entitled to fill the resulting vacancies on the Board of Directors. In addition, the Stockholders' Agreement provides that the ML Entities are entitled to nominate successors for all BBC directors and that the stockholders of BBC will cooperate in any removal of directors proposed by the ML Entities.

    At the time of the 1992 Acquisition, Messrs. Armstrong and Michas were each executive officers of MLCP and Managing Directors of Merrill Lynch. MLCP is an affiliate of Merrill Lynch. In connection with the 1992 Acquisition, Merrill Lynch served as placement agent for the Old Notes and BBC issued 7,700,000 shares of BBC Common Stock (or approximately 91% of the BBC Common Stock outstanding as of the Effective Time) to the ML Entities.

                           OWNERSHIP OF CAPITAL STOCK

    The Blue Bird Common Stock is the only class of capital stock that the Company has outstanding. BBC owns 10 shares, which represent 100% of the issued and outstanding shares of the Company's common stock. The BBC Common Stock is the only class of capital stock of BBC outstanding. The issued and outstanding number of shares of BBC Common Stock is 8,424,778. The following table sets
forth as of            , 1996 the number and percentage of shares of BBC Common
Stock beneficially owned by (i) each person known to BBC to be the beneficial owner of more than 5% of the outstanding shares of BBC Common Stock, (ii) each director of BBC, (iii) each named executive officer, and (iv) all directors and executive officers of BBC as a group. Unless otherwise indicated in a footnote, each person listed below possesses sole voting and investment power with respect to the shares indicated as beneficially owned by them. The ML Entities, Management Investors and BBC are parties to a stockholders' agreement described under "Certain Relationships and Related Transactions."

                                                                                    AMOUNT AND
                                                                                      NATURE
                                                                                        OF         PERCENTAGE OF
NAME AND ADDRESS OF                                                                 BENEFICIAL     SHARES OF BBC
BENEFICIAL OWNER                                                                     OWNERSHIP     COMMON STOCK*
----------------------------------------------------------------------------------  -----------  -----------------
ML Entities(a)....................................................................   7,665,000            91.0%
Paul E. Glaske(b).................................................................     665,000(c)           7.6%
  Blue Bird Body Company
  3920 Artwright Road
  Macon, Georgia 31210
Bobby G. Wallace(b)...............................................................     105,000(d)           1.2%
  Blue Bird Body Company
  3920 Artwright Road
  Macon, Georgia 31210
James H. Grantham(b)..............................................................     152,000(e)           1.8%
  Blue Bird Body Company
  3920 Arkwright Road
  Macon, Georgia 31210
Richard E. Maddox(b)..............................................................     152,000(f)           1.8%
  Blue Bird Body Company
  3920 Arkwright Road
  Macon, Georgia 31210
Wilbur C. Rumph...................................................................      38,000(g)           0.5%
  Blue Bird Body Company
  3920 Arkwright Road
  Macon, Georgia 31210
Donald C. Trauscht(b).............................................................       4,778             0.1%
  Borg-Warner Security Corporation
  200 South Michigan Avenue
  Chicago, Illinois 60604
A. Clark Daugherty(b).............................................................      25,000             0.3%
  321 Indian Harbor Road
  Vero Beach, Florida 32963
Gerald S. Armstrong (h)...........................................................           0          --
  Stonington Partners, Inc.
  767 Fifth Avenue
  New York, New York 10153
Alexis P. Michas (h)..............................................................           0          --
  Stonington Partners, Inc.
  767 Fifth Avenue
  New York, New York 10153
All directors and executive officers as a group
  (9 persons).....................................................................   1,141,778(i)          12.7%

------------------------

*   Calculated in accordance with Rule 13d-3 under the Exchange Act.

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(a) Shares of BBC Common Stock beneficially owned by the ML Entities are owned of record as follows: 3,740,188 by Merrill Lynch Capital Appreciation Partnership No. B-XV, L.P., 2,370,278 by ML Offshore LBO Partnership No. B-XV, 1,300,619 by ML IBK Positions, Inc., 42,500 by Merrill Lynch KECALP L.P. 1989, 150,000 by Merrill Lynch KECALP L.P. 1991 and 61,415 by MLCP Associates L.P. No. II. The address for the ML Entities other than ML Offshore LBO Partnership No. B-XV is 225 Liberty Street, World Financial Center--South Tower, New York, New York 10080. The address for ML Offshore LBO Partnership No. B-XV is P.O. Box 25, Roseneath, The Grange, St. Peter Port, Guernsey Channel Island, British Isles. Each entity disclaims beneficial ownership of the shares not owned of record by it.

(b) Messrs. Glaske and Wallace are directors and executive officers of the Company and BBC. Messrs. Grantham, Maddox and Rumph are executive officers of the Company who perform policy making functions for BBC and are therefore deemed executive officers of BBC. Messrs. Trauscht and Daugherty are directors of the Company and BBC.

(c) Includes 175,000 shares subject to vested options and 140,000 shares subject to performance options granted to Mr. Glaske under the Management Stock Option Plan which are currently exercisable. Does not include 35,000 shares subject to performance options granted to Mr. Glaske under the Management Stock Option Plan which are not currently exercisable.

(d) Includes 35,000 shares subject to vested options and 20,000 shares subject to performance options granted to Mr. Wallace under the Management Stock Option Plan which are currently exercisable. Does not include 5,000 shares subject to performance options granted to Mr. Wallace under the Management Stock Option Plan which are not currently exercisable.

(e) Includes 40,000 shares subject to vested options and 32,000 shares subject to performance options granted to Mr. Grantham under the Management Stock Option Plan which are currently exercisable. Does not include 8,000 shares subject to performance options granted to Mr. Grantham under the Management Stock Option Plan which are not currently exercisable.

(f) Includes 40,000 shares subject to vested options and 32,000 shares subject to performance options granted to Mr. Maddox under the Management Stock Option Plan which are currently exercisable. Does not include 8,000 shares subject to performance options granted to Mr. Maddox under the Management Stock Option Plan which are not currently exercisable.

(g) Includes 10,000 shares subject to vested options and 8,000 shares subject to performance options granted to Mr. Rumph under the Management Stock Option Plan which are currently exercisable. Does not include 2,000 shares subject to performance options granted to Mr. Rumph under the Management Stock Option Plan which are not currently exercisable.

(h) Messrs. Armstrong and Michas are directors of the Company, BBC and MLCP. Messrs. Armstrong and Michas are limited partners of the general partner ("LBO") of Merrill Lynch Capital Appreciation Partnership No. B-XV, L.P. and ML Offshore LBO Partnership No. B-XV. MLCP is the general partner of LBO. Messrs. Armstrong and Michas each disclaim beneficial ownership of shares beneficially owned by the ML Entities.

(i) Includes 300,000 shares subject to vested options and 232,000 shares subject to performance options granted to executive officers of BBC as a group under the Management Stock Option Plan which are currently exercisable. Does not include 58,000 shares subject to performance options granted to executive officers of BBC under the Management Stock Option Plan which are not currently exercisable. Does not include any shares beneficially owned by the ML Entities.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Merrill Lynch, one of the Initial Purchasers (as defined herein), is an affiliate of the Company and BBC. Two of the directors of the Company and BBC are partners and directors of Stonington Partners, Inc. and act as consultants to MLCP.

    The Management Investors' purchase of BBC Common Stock in connection with the 1992 Acquisition was funded through a combination of (i) $200,000 in cash,
(ii) the rollover of approximately $3.65 million of SARs on a pre-tax basis, and
(iii) nonrecourse promissory notes of the Management Investors (the "Management Notes") in an aggregate principal amount of $4.15 million. Cash distributions received in respect of the shares of BBC Common Stock purchased with the proceeds of borrowings under the Management Notes were required to be applied toward repayment of such notes. The Management Notes were repaid as a result of the Recapitalization.

    Pursuant to the terms of the Stockholders' Agreement entered into on April 15, 1992 by BBC, the Management Investors and the ML Entities (the "Stockholders' Agreement"), all shares of BBC Common Stock purchased at the closing of the 1992 Acquisition by the Management Investors and issued upon exercise of options are subject to certain restrictions on transfer and certain put and call arrangements in the event that the holder of such shares terminates his employment with BBC or any of its subsidiaries.

    Management Investors will have the right to require BBC to purchase their shares and options in the event of death, disability, retirement or involuntary termination for a fair value price determined pursuant to a formula based upon a multiple of BBC's earnings before interest and taxes. BBC will have the right to require a Management Investor to sell such Management Investor's shares and options if such Management Investor's employment terminates at prices determined by formulas varying under different circumstances, but in no event will such price be higher than the greater of the initial purchase price and the fair value price. Payments under the puts and calls are subject to certain restrictions under the Existing Credit Agreement and the indenture for the Old Notes, and will be subject to certain restrictions under the New Credit Agreement and the Indenture, as applicable.

    The Stockholders' Agreement also provides that in the event that Messrs. Armstrong, Michas, Glaske and Wallace are unwilling or unable to serve, or otherwise cease to serve, as directors of BBC, then the ML Entities shall be entitled to fill the resulting vacancies on the Board of Directors of BBC. In addition, the Stockholders' Agreement provides that the ML Entities are entitled to nominate successors to all BBC directors and that the stockholders of BBC will cooperate in any removal of directors proposed by the ML Entities.

    For certain other information concerning the relationships between the Initial Purchasers and Merrill Lynch and the Company, see "Plan of Distribution."

                         DESCRIPTION OF DEBT FACILITIES

SENIOR BANK FINANCING

    In connection with the Recapitalization, the Company and BBC entered into the New Credit Agreement, which provides senior bank financing in the maximum aggregate principal amount of up to $255 million. The Company is the borrower under the New Credit Agreement.

    Under the New Credit Agreement, the Agent Banks (as defined herein) have provided senior bank financing of up to $255 million pursuant to three facilities. These facilities, which are described below, are hereinafter referred to as the "Senior Bank Facility." Borrowings under the Senior Bank Facility are hereinafter referred to as "Loans." The New Credit Agreement provides that the Agent Banks may syndicate the Senior Bank Facility to other lenders (the Agent Banks, together with any such lenders, will hereinafter be referred to as the "Banks").

    The following is a summary description of certain provisions of the New Credit Agreement:

    THE SENIOR BANK FACILITY. The New Credit Agreement provides a six-year term loan facility (the "Tranche A Term Facility") in an aggregate principal amount of $100 million and a seven-year term loan facility (the "Tranche B Term Facility" and, together with the Tranche A Term Facility, the "Term Facilities") in an aggregate principal amount of $75 million. As part of the Recapitalization, the Term Facilities were used, among other things, to (i) finance the purchase of the Old Notes, (ii) refinance the Existing Credit Agreement, (iii) make the Distribution and (iv) pay certain fees and expenses in connection with the Recapitalization. The Tranche A Term Facility matures on November 19, 2002 with the first quarterly installment due on May 19, 1997. The Tranche B Term Facility matures on November 19, 2003 with the first installment due on February 19, 1997. The Term Facilities will be repaid in quarterly installments in the following aggregate annual amounts:

 FISCAL YEAR
-------------   AMOUNT TO BE REPAID
               ---------------------
               (DOLLARS IN MILLIONS)
    1997             $     8.8
    1998                  12.8
    1999                  16.8
    2000                  20.8
    2001                  22.8
    2002                  22.8
    2003                  70.5

    The New Credit Agreement also provides for a working capital facility (the "Revolving Facility") of up to $80 million to be used for working capital requirements and other general corporate purposes. The maximum amount available under the Revolving Facility is based on the Borrowing Base. The Revolving Facility includes a subfacility for the issuance of letters of credit in a maximum aggregate of $20,000,000. The New Credit Agreement requires that for 30 consecutive days, at any time, during each 12-month period, borrowings under the Revolving Facility shall not exceed $15,000,000. The Revolving Facility will terminate on November 15, 2002 or upon the repayment of borrowings under the Term Facilities.

    INTEREST PAYMENTS. Interest on Loans under the Senior Bank Facility is payable at one of the following rates, at the Company's option: (i) with respect to Loans under the Revolving Facility and the Tranche A Term Facility, (a) the Base Rate (as defined in the New Credit Agreement) plus 1.50% PER ANNUM or (b) the Adjusted Eurodollar Rate (as defined in the New Credit Agreement) plus 2.50% PER ANNUM, available for one-, two-, three-, six-, and, if available, in the discretion of Banks, nine-month periods and (ii) with respect to Loans under the Tranche B Term Facility, (a) the Base Rate plus 2.00% PER ANNUM or (b) the Adjusted Eurodollar Rate plus 3.00% PER ANNUM, available for one-, two-, three-, six-, and, if available, in the discretion of Banks, nine-month periods; PROVIDED that the applicable rates may be reduced from time to time upon satisfaction of leverage and interest coverage tests to be set forth in the New Credit Agreement. Interest is payable quarterly with respect to Loans bearing interest based on the Base Rate and on the last day of selected interest periods (and at the end of every three months, in the case of interest periods of longer than three months) with respect to Loans bearing interest based on the Adjusted Eurodollar Rate and, in each case, upon pre-payment. Interest on Loans is payable in arrears and computed on the basis of a 360-day year.

    PREPAYMENTS. The New Credit Agreement requires prepayment of the Loans in amounts equal to (i) 75% of excess cash flow (as determined under the New Credit Agreement), (ii) the net cash proceeds of certain asset sales with cash proceeds in excess of the amount specified in the New Credit Agreement, (iii) the net cash proceeds from the issuance or sale of equity or debt of the Company or BBC other than the sale of BBC Common Stock to the Company's management in the ordinary course of business, (iv) the value of surplus assets for a pension plan returned to BBC or any of its subsidiaries, net of transaction costs (including taxes payable thereon) incurred in obtaining any such return and (v) the amount necessary to reduce borrowings and letters of credit issued under the Revolving Facility to a level commensurate with the Company's Borrowing Base. Such mandatory prepayments will be applied first to pay interest on the principal amount so prepaid, second to pay down scheduled repayments of principal in reverse order of maturity under the Term Facility and third to permanently prepay and reduce the Revolving Facility commitment. Prepayments of the Term Facilities will be PRO RATA based on the outstanding principal amounts of the Term Facilities; PROVIDED that prepayments allocated to Tranche B Term Facility will be offered to Banks holding such Loans and, to the extent such Banks reject the prepayment, 75% will be applied to the Tranche A Term Facility and 25% will be available for the general corporate purposes of the Company. In the case of a mandatory prepayment resulting from an asset sale, the Company will have the option of permanently prepaying and reducing the Revolving Facility to the extent that such asset sale reduces the Borrowing Base. In addition, the Company may voluntarily prepay amounts outstanding under the Senior Bank Facility in whole or in part at any time without premium or penalty (PROVIDED that Eurodollar Rate Loans are prepayable only on the last day of the related interest period), subject to compliance with certain notice requirements and minimum prepayment amounts.

    SECURITY INTERESTS. As security for the Senior Bank Facility, the Banks have been granted, among other things, (i) a first priority pledge by BBC of the capital stock of the Company and 66% of the capital stock of Canadian Blue Bird, and (ii) a first priority lien on all or substantially all of BBC's and the Company's assets, including intangibles, machinery, equipment, fixtures, inventory, receivables and mortgages on all of the real property and leaseholds owned, directly or indirectly, by BBC and Blue Bird Body Company as requested by the Agent Banks.

    GUARANTEES. BBC has guaranteed all payments and performance obligations of Blue Bird Body Company with respect to the Senior Bank Facility. Such guarantee is senior to the BBC Guarantee.

    COVENANTS. The New Credit Agreement contains certain covenants, including the following: (i) BBC and its subsidiaries will not incur indebtedness in excess of specified amounts set forth in the New Credit Agreement; (ii) BBC and its subsidiaries will not pay any dividend, or make any redemption or sinking fund payments to its shareholders, other than (a) dividends solely in shares of stock to the holders of that class of stock, (b) dividends to BBC to repurchase BBC Common Stock from Management Investors in accordance with certain subscription agreements, not to exceed an amount per fiscal year specified in the New Credit Agreement, or (c) dividends or intercompany loans to BBC to pay operating expenses, not exceeding $300,000 per fiscal year; (iii) in any fiscal year, BBC and its subsidiaries will not make any expenditures to purchase or otherwise acquire property, plant or equipment in excess of an amount specified for each fiscal year in the New Credit Agreement; PROVIDED that, to the extent that any unutilized part of that amount is no greater than 10% of that year's capital expenditure allocation, such unutilized part may be used in the following year to make such purchases; (iv) BBC and its subsidiaries will not incur guarantees or contingent liabilities in an aggregate principal amount exceeding amounts specified in the

New Credit Agreement except for guarantees relating to the endorsement of negotiable instruments made in the ordinary course of business; (v) the Company will not make any repayments on the Notes, other than required interest payments; (vi) BBC and its subsidiaries will not grant any security interest, lien, charge of encumbrance, other than pursuant to permitted purchase money obligations incurred in the ordinary course of business, liens on inventory in favor of General Motors Acceptance Corp. to secure the purchase price of such inventory and other specifically permitted liens; and (vii) the Company will not make any investments except (a) investments in cash equivalents, (b) investments existing at closing as set forth in the New Credit Agreement, (c) certain intercompany loans made by the Company to Canadian Blue Bird for working capital purposes, not to exceed an amount to be specified in the New Credit Agreement,
(d) investments in lease receivables not to exceed $40 million at any one time, and (e) other investments not to exceed an aggregate of $250,000 at any time.

    In addition, BBC and its subsidiaries are required to satisfy certain financial covenants including maintenance of consolidated EBITDA and a ratio of EBITDA to cash interest expense at minimum levels to be specified for each fiscal quarter in the New Credit Agreement; and maintenance of a ratio of total debt to consolidated EBITDA at less than or equal to a level to be specified for each fiscal quarter in the New Credit Agreement. Such terms are defined in the New Credit Agreement.

    EVENTS OF DEFAULT. The New Credit Agreement contains certain events of default, including, without limitation, the following: (i) the failure of the BBC or its subsidiaries to pay principal on the Loans when due or failure to pay any interest or other amounts due under the New Credit Agreement within five days after the due date; (ii) any failure by BBC or its subsidiaries to pay principal or interest on any indebtedness or contingent obligation in an individual or aggregate principal amount in excess of $2.5 million or more, after any applicable grace period, or any breach or default by BBC or its subsidiaries of any term of any indebtedness or contingent obligation in an individual or aggregate principal amount of $2.5 million or more, that gives the holder of such indebtedness or contingent obligation a right to accelerate such indebtedness or obligation; (iii) any default by BBC or its subsidiaries in the performance or observance of certain conditions and covenants of the New Credit Agreement; (iv) any representation or warranty made by BBC or its subsidiaries in any document delivered in connection with the New Credit Agreement proving to be false in any material respect; (v) the rendering of a judgment which remains unvacated, unbonded or unstayed for a period of 60 days against, or a voluntary settlement by, BBC or any of its subsidiaries which exceeds, in any individual amount, $2.5 million; (vi) certain events of bankruptcy or insolvency of BBC or its subsidiaries; (vii) the occurrence of a change of control of BBC or the Company (as determined under the New Credit Agreement); (viii) any default by BBC or its subsidiaries in the performance of or compliance with any term in the New Credit Agreement, other than those specifically referred to in other events of default therein, which has not been cured or waived by the Banks after 30-days notice of such default; (ix) any order decreeing the dissolution of BBC or the Company or any of their respective subsidiaries that remains in full force and effect for over 60 days; (x) an ERISA Event (as determined under the New Credit Agreement) that results in liability to BBC in excess of $100,000,
(xi) the existence of unfunded benefit liabilities exceeding $100,000; (xii) any guaranty granted by any party in connection with the New Credit Agreement ceases to be in full force and effect or any guarantor denies that it has liability under a guaranty granted in connection with the New Credit Agreement; (xiii) the security interests or priority thereof granted pursuant to or in connection with the New Credit Agreement are or become impaired; and (xiv) the failure of the Company or any obligee of the Notes to comply with the subordination provisions contained in the documents relating to the issuance of the Notes.

    FEES. The Company has agreed to pay (i) a commitment fee of .50% PER ANNUM on the unused portion of the Revolving Facility, payable quarterly in arrears, and at maturity, and computed on the basis of a 360-day year and (ii) certain fees, including without limitation a financing fee, an annual administrative fee and a PER ANNUM letter of credit fee equal to the applicable spread on Loans bearing interest based on the Adjusted Eurodollar Rate plus .25% PER ANNUM.

    OLD CREDIT AGREEMENT. As part of the Recapitalization, the Old Credit Agreement with Bankers Trust Company ("BTCo.") was replaced and refinanced by the New Credit Agreement.

LASALLE CREDIT AGREEMENT

    Blue Bird Capital maintains the LaSalle Credit Facility with LaSalle, as agent for itself and other lenders, pursuant to the LaSalle Credit Agreement. The LaSalle Credit Facility is used to finance the lease financing operations of Blue Bird Capital. Loans from LaSalle to Blue Bird Capital are secured by a limited recourse pledge from the Company to LaSalle of all of the common stock of Blue Bird Capital. Indebtedness of Blue Bird Capital to the Company is subordinated to indebtedness to LaSalle. The LaSalle Credit Facility terminates on March 31, 1999 and may be extended for up to two one-year periods. Blue Bird Capital may borrow up to a maximum aggregate principal amount of $100 million under the LaSalle Credit Facility, subject to certain limitations as set forth in the LaSalle Credit Agreement.

    The LaSalle Credit Agreement contains financial and other covenants, including covenants requiring Blue Bird Capital to maintain certain financial ratios and restricting the ability of Blue Bird Capital to incur indebtedness or to create or suffer to exist certain liens. The LaSalle Credit Agreement also requires that certain amounts of indebtedness thereunder be repaid by specified dates.

    The indebtedness of Blue Bird Capital under LaSalle Credit Facility bears interest at rates that will fluctuate with changes in certain prevailing interest rates (although such rates may be fixed for limited period of time). The loans under the LaSalle Credit Facility as of September 26, 1996 bear interest at the rate of 6.5% PER ANNUM. As of September 26, 1996, there was $55.5 million outstanding under the LaSalle Credit Facility.

OLD NOTES

    As a result of the Recapitalization, no Old Notes remain outstanding.

                       DESCRIPTION OF THE EXCHANGE NOTES

    The 144A Notes were issued and the Exchange Notes will be issued under the Indenture dated as of November 15, 1996, (the "Indenture") among the Company, BBC, as a guarantor, and The Chase Manhattan Bank, as trustee (the "Trustee"). For purposes of this section, the "Company" means Blue Bird Body Company. The following summary of the material provisions of the Indenture does not purport to be complete and is subject to, and qualified by, reference to the provisions of the Indenture, including the definitions of certain terms contained therein and those terms made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. The definition of certain terms used in the following summary are set forth under "--Certain Definitions."

GENERAL

    The Exchange Notes will be unsecured senior subordinated obligations of the Company limited to $100,000,000 aggregate principal amount. The Exchange Notes will be issued solely in exchange for an equal principal amount of outstanding 144A Notes pursuant to the Exchange Offer. The terms of the Exchange Notes will be identical to the 144A Notes, but since the Exchange Notes will have been registered under the Securities Act, they will generally be freely tradeable by holders thereof who are not Affiliates of the Company. References in this Section to the "Notes" will be references to the 144A Notes and/or Exchange Notes, depending upon which are outstanding. The Exchange Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. Principal of, premium, if any, and interest on the Notes are payable, and the Notes are exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee). See "Book-Entry, Delivery and Form." No service charge will be made for any registration of transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

    BBC has guaranteed, and the Company will cause its Domestic Subsidiaries under certain circumstances (including whenever a Domestic Subsidiary becomes a guarantor or obligor under the New Credit Agreement) to guarantee payment of the Notes on an unsecured senior subordinated basis. See "--Note Guarantees."

MATURITY, INTEREST AND PRINCIPAL

    The Notes will mature on November 15, 2006. Interest on the Notes will accrue at the rate of 10 3/4% PER ANNUM and will be payable semi-annually on each May 15 and November 15, commencing May 15, 1997, to the holders of record of Notes at the close of business on the May 1 and November 1 immediately preceding such interest payment date. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a year comprised of twelve 30-day months.

OPTIONAL REDEMPTION

    OPTIONAL REDEMPTION. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 15, 2001, at the redemption prices (expressed as percentages of principal amount), set forth below, plus accrued interest to the redemption date, if redeemed during the 12-month period beginning November 15 of the years indicated below:

                                                               REDEMPTION
YEAR                                                              PRICE
-------------------------------------------------------------  -----------
2001.........................................................     105.375%
2002.........................................................     103.583%
2003.........................................................     101.792%
2004 and thereafter..........................................     100.000%

    In addition, as described below, in the event of a Change of Control Triggering Event, the Company is obligated to make an offer to purchase all outstanding Notes at a redemption price of 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. The Company is also obligated to make offers to purchase a portion (calculated as set forth below) of the Notes at a redemption price of 100% of principal amount plus accrued and unpaid interest to the date of purchase with a portion of the net cash proceeds of certain sales or other dispositions of assets. See "--Change of Control Triggering Event" and "--Certain Covenants--Disposition of Proceeds of Asset Sales."

    OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERING. On or prior to November 15, 1999, the Company may, at its option, use the net proceeds of a Public Equity Offering to redeem up to an aggregate of 25% of the principal amount of Notes originally issued from the holders of Notes, on a PRO RATA basis (or as nearly PRO RATA as practicable), at a redemption price equal to 110.75% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; PROVIDED that not less than $75 million in aggregate principal amount of Notes is outstanding following such redemption. In order to effect the foregoing redemption with the net proceeds of a Public Equity Offering, the Company shall send the redemption notice not later than 60 days after the consummation of the Public Equity Offering.

    As used herein, a "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company or BBC made on a primary basis by the Company or BBC pursuant to a registration statement filed with and declared effective by the Commission in accordance with the Securities Act; PROVIDED that, in the event of an offering by BBC, BBC shall contribute as equity to the Company proceeds from the Public Equity Offering of not less than the amount necessary to redeem the Notes under the provisions described above.

    SELECTION AND NOTICE. In the event that less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee will deem fair and appropriate; PROVIDED that no Notes of a principal amount of $1,000 or less will be redeemed in part; PROVIDED, FURTHER, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a PRO RATA basis or on as nearly a PRO RATA basis as practicable (subject to the procedures of The Depository Trust Company or any other depositary). Notice of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

CHANGE OF CONTROL TRIGGERING EVENT

    The Indenture provides that, upon the occurrence of a Change of Control Triggering Event (the date of such occurrence being the "Change of Control Date"), the Company will be obligated to make an offer to purchase (a "Change of Control Offer"), on a business day (the "Change of Control Purchase Date") not more than 40 nor less than 20 business days following the Change of Control Date, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company will be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. Prior to the mailing of the notice to holders provided for below, the Company shall have
(i) repaid in full all Indebtedness under the New Credit Agreement, or offered to repay and have repaid the lenders under the New Credit Agreement to the extent such offer has been accepted under the provisions of the New Credit Agreement, or (ii) obtained the requisite consents under the New Credit Agreement to permit the repurchase of the Notes as provided for under this covenant. Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the notice is required to be mailed shall constitute a covenant Default under clause (iii) of "--Events of Default." The Company shall have no obligation to effect a repurchase of Notes if a notice has been mailed and such condition precedent has not been satisfied. A majority of Holders may waive this condition. It should be noted that the New Credit Agreement may not permit lenders thereunder to accept an offer of repayment other than on a PRO RATA basis, in which case it may not be possible to satisfy such condition precedent absent a repayment of all of the Indebtedness under the New Credit Agreement. See "--Amendments and Waivers."

    In order to effect such Change of Control Offer, the Company will, not later than the 20th business day after the Change of Control Date, be obligated to mail to each Holder of Notes notice of the Change of Control Offer, which notice will govern the terms of the Change of Control Offer and will state, among other things, the procedures that holders must follow to accept the Change of Control Offer.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer.

    The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue thereof.

SUBORDINATION

    The payment of the principal of, premium, if any, and interest on, the Notes is subordinated as described below in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness.

    The Indenture provides that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or its assets, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full before any payment or distribution (excluding certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes.

    During the continuance of any default in the payment of any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated beyond any applicable grace period and after receipt by the Trustee from representatives of holders of such Designated Senior Indebtedness of written notice of such default, no payment or distribution of any assets of the Company of any kind or character (excluding certain permitted equity or subordinated securities) will be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Notes unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness will have been discharged or paid in full.

    During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated (a "Non-payment Default") and after the receipt by the Trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default, no payment or distribution of any assets of the Company of any kind or character (excluding certain permitted equity or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on or the purchase, redemption or other acquisition of, the Notes for the period specified below (the "Payment Blockage Period").

    The Payment Blockage Period will commence upon the receipt of notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness and will end on the earlier to occur of the following events: (i) 179 days will have elapsed since the receipt of such notice (PROVIDED that such Designated Senior Indebtedness will not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or (iii) such Payment Blockage Period will have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Company will promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period. Only one Payment Blockage Period with respect to the Notes may be commenced within any 365-day period. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to above and there must be a 186-consecutive-day period in any 365-consecutive-day period during which no Payment Blockage Period is in effect. In the event that, notwithstanding the foregoing, the Company makes any payment or distribution to the Trustee or any holder of any Note prohibited by the subordination provision of the Indenture, then such payment or distribution will be required to be paid over and delivered to the holders (or their representative) of Designated Senior Indebtedness.

    If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "--Events of Default."

    By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the Notes.

    As of September 28, 1996, on a PRO FORMA basis after giving effect to the Recapitalization, Senior Indebtedness of the Company with respect to the Notes would have been approximately $181.3 million. The Indenture limits, but does not prohibit, the incurrence by the Company of additional Indebtedness which is senior to the Notes, but prohibits the incurrence of any Indebtedness contractually subordinated in right of payment to any other Indebtedness of the Company and senior in right of payment to the Notes. The foreign and lease finance operations of the Company are conducted primarily through subsidiaries of the Company. The claims of creditors of such subsidiaries effectively will have priority with respect to the assets and earnings of such subsidiaries over the claims of the Company and its creditors, including holders of the Notes. See "Risk Factors--Subordination" and "--Restrictive Covenants and Asset Encumbrances."

NOTE GUARANTEES

    BBC has guaranteed the Company's obligations under the Notes. In addition, if any Domestic Subsidiary of the Company becomes a guarantor or obligor in respect of Indebtedness of the Company or any of its Restricted Subsidiaries, the Company's obligations under the Notes will be guaranteed by such Domestic Subsidiary. See "--Certain Covenants--Limitation on Guarantees by Restricted Subsidiaries." Subject to the subordination provisions described above, if the Company defaults in payment of the principal of, premium, if any, or interest on the Notes, BBC and each other Guarantor will be obligated to duly and punctually pay the same.

    The Indebtedness evidenced by each Note Guarantee (including the payment of principal of, premium, if any, and interest on the Notes) is subordinated on the same basis to Guarantor Senior Indebtedness (defined with respect to the Indebtedness of a Guarantor) as the Notes are subordinated to Senior Indebtedness. See "--Subordination." As of September 28, 1996, on a PRO FORMA basis after giving effect to the Recapitalization, Guarantor Senior Indebtedness with respect to BBC was approximately $178.6 million.

CERTAIN COVENANTS

    The Indenture contains the following covenants, among others:

    LIMITATION ON INDEBTEDNESS. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee or in any manner become liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness); PROVIDED that (i) the Company and any Subsidiary Guarantor will be permitted to incur Indebtedness (including Acquired Indebtedness) and (ii) a Restricted Subsidiary will be permitted to incur Acquired Indebtedness, if immediately after giving PRO FORMA effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.00:1.00.

    Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following:

        (i) Indebtedness of the Company or any Subsidiary Guarantor under the New Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the sum of (a) $175,000,000 with respect to Indebtedness under the Term Facilities, less principal payments made by the Company in respect of the Term Facilities, (b) $80,000,000 in the aggregate with respect to Indebtedness under the Revolving Facility and the letter of credit facility, less the amount by which the aggregate commitment under the Revolving Facility has been permanently reduced to the extent that any repayments required to be made in connection with effecting such permanent reduction have been made and (c) any Indebtedness incurred under the New Credit Agreement pursuant to and in compliance with the provisions described under either (1) the proviso of the first paragraph of this covenant or (2) clause (xii) below;

        (ii) Indebtedness of the Company or any Subsidiary Guarantor under the Indenture, the Notes and any Note Guarantees;

       (iii) Indebtedness of the Company or any Restricted Subsidiary not otherwise referred to in this paragraph that is outstanding on the Issue Date, except Indebtedness to be repaid as described under "Use of Proceeds;"

        (iv) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds, bankers' acceptances, letters of credit of the Company or any Restricted Subsidiary and surety bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business, not to exceed at any given time $10,000,000 in the aggregate;

        (v) subject to the covenant described under "--Limitation on Restricted Payments," Indebtedness of any Restricted Subsidiary to the Company or any Restricted Subsidiary which is not subordinated in right of payment to any Indebtedness of such Restricted Subsidiary;

        (vi) Indebtedness of the Company to any Restricted Subsidiary which is unsecured and subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, by acceleration or otherwise) to the payment and performance of the Company's obligations under the Indenture or the Notes;

       (vii) any guarantees of Indebtedness by a Restricted Subsidiary entered in compliance with the covenant under the Indenture described under "--Limitations on Guarantees by Restricted Subsidiaries;"

      (viii) Interest Rate Protection Obligations of the Company or any Restricted Subsidiary covering Indebtedness of the Company or any Restricted Subsidiary (which Indebtedness (a) bears interest at fluctuating interest rates and (b) is otherwise permitted to be incurred under this covenant) to the extent the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

        (ix) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements relating to (a) Indebtedness of the Company or a Restricted Subsidiary and/or (b) obligations to purchase or sell assets or properties or, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; PROVIDED that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (x) Capitalized Lease Obligations of the Company or any Restricted Subsidiary in an aggregate amount not exceeding $7,500,000 outstanding at any time;

        (xi) (a) Indebtedness of the Company or any Subsidiary Guarantor to the extent the proceeds thereof are used to Refinance Indebtedness of the Company or any Subsidiary Guarantor (including all or a portion of the Notes) or any Restricted Subsidiary and (b) Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor to the extent the proceeds thereof are used to Refinance Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, in each case, other than the Indebtedness to be Refinanced as described under "Use of Proceeds" and Indebtedness incurred under clauses (i), (ii) or (v) above; PROVIDED that, in the case of either clause (a) or (b), (1) the principal amount of Indebtedness incurred pursuant to this clause (xi) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so Refinanced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company or a Restricted Subsidiary, as applicable, as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith; and (2) except in the case of Refinancing or replacement of Senior Indebtedness or Guarantor Senior Indebtedness or of any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor, does not reduce the Average Life to Stated Maturity of such Indebtedness; and

       (xii) additional Indebtedness of the Company or any Restricted Subsidiary not described by any other clause of this definition, not to exceed an aggregate principal amount at any time outstanding of $25,000,000 (less the aggregate principal amount of Indebtedness incurred under the New Credit Agreement under subclause (i)(c)(1) above).

    LIMITATION ON RESTRICTED PAYMENTS. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

        (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)); or

        (ii) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company (other than any such Capital Stock owned by a Restricted Subsidiary); or

       (iii) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Subordinated Indebtedness owed to a Restricted Subsidiary); or

        (iv) make any Investment (other than a Permitted Investment) in any person;

(such payments or Investments described in the preceding clauses (i), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than in cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment),
(a) no Default shall have occurred and be continuing, (b) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period (treated as one accounting period) beginning on September 29, 1996 and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) PLUS (2) the aggregate net cash proceeds received by the Company either
(x) as capital contributions in the form of common equity to the Company after the Issue Date or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock but including Capital Stock issued upon the conversion of convertible Indebtedness, in exchange for outstanding Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of the Company to any person (other than to a Restricted Subsidiary of the Company) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and (iii) the Company could incur $1.00 of additional Indebtedness under the first paragraph of "--Limitation on Indebtedness." For purposes of the preceding clause (b)(2), upon the issuance of Capital Stock either from the conversion of convertible Indebtedness or exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights, the amount counted as net cash proceeds received will be the cash amount received by the Company at the original issuance of the Indebtedness that is so converted or exchanged or from the issuance of options, warrants or rights, as the case may be, plus the incremental amount of cash received by the Company, if any, upon the conversion, exchange or exercise thereof.

    None of the foregoing provisions of this covenant will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the provisions of the Indenture; (ii) so long as no Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for, or out of the net proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Restricted Subsidiary); PROVIDED that such net proceeds are excluded from clause (b)(2) of the preceding paragraph; (iii) so long as no Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the net proceeds of, a substantially concurrent issue and sale of (a) Capital Stock (other than Redeemable Capital Stock) of the Company or (b) Indebtedness of the Company or any Guarantor so long as such Indebtedness (1) is subordinated to Senior Indebtedness and the Notes or Guarantor Senior Indebtedness and the Note Guarantees of such Guarantor, as the case may be, at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired and (2) has no Stated Maturity earlier than the Stated Maturity for the final scheduled principal payment of the Notes; (iv) dividends paid or intercompany loans made by the Company to BBC for the purpose of paying operating expenses of BBC arising in the ordinary course of business, including, without limitation, for the payment of taxes; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under "--Disposition of Proceeds of Asset Sales"; (vi) the making of the Distribution in connection with the Recapitalization or (vii) payment made by the Company under the Income Taxes Agreement. In computing the amount of Restricted Payments previously made for purposes of clause (b) of the preceding paragraph, Restricted Payments under the immediately preceding clauses
(i) and (v) shall be included.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of related transactions with, or for the benefit of, any Affiliate of the Company (other than a Restricted Subsidiary so long as no Affiliate of the Company or beneficial holder of 5% or more of any class or series of Capital Stock of the Company shall beneficially own any Capital Stock in such Restricted Subsidiary) or any beneficial holder of 10% or more of any class of Capital Stock of the Company except (i) on terms that are no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who do not have such a relationship with the Company, and (ii) with respect to any transaction or series of related transactions involving aggregate payments or value equal to or greater than $1,000,000, the Company shall have delivered an officer's certificate to the Trustee certifying that such transaction or series of related transactions comply with the preceding clause
(i) and, with respect to any transaction or series of transactions involving aggregate payments or value equal to or greater than $5,000,000, further certifying that such transaction or series of transactions have been approved by a majority of the Board of Directors of the Company, including a majority of the disinterested directors of the Board of Directors of the Company. For the purposes of the foregoing, a director of the Company shall not be considered "interested" with respect to a transaction solely by virtue of being a director of the other party to such transaction. The Company shall be deemed to have complied with the foregoing provisions if it has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view. This foregoing covenant shall not apply to (i) the payment of reasonable and customary fees to directors of the Company, (ii) any customary provision for the indemnification of officers or directors of the Company, (iii) any transactions with a Wholly-Owned Unrestricted Subsidiary in connection with a Lease Financing Transaction (including pursuant to the Income Taxes Agreement) and (d) transactions related to the Recapitalization.

    DISPOSITION OF PROCEEDS OF ASSET SALES. The Indenture provides that the Company will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares and/or assets subject to such Asset Sale and (ii) at least 75% of the consideration for any such Asset Sale is cash and/or Cash Equivalents (PROVIDED that the following shall be deemed cash for purposes of this provision and be treated as Net Cash Proceeds, subject to application as hereinafter provided: the amount of any liabilities (as shown on the balance sheet or in the notes thereto of the Company or such Restricted Subsidiary) of the Company or such Restricted Subsidiary that are assumed (and from which the Company or such Restricted Subsidiary is unconditionally released) in connection with such Asset Sale by the transferee or purchaser of such assets or on behalf of such transferee or purchaser by a third party). To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, any outstanding Indebtedness under the New Credit Agreement as required by the terms thereof or are not so applied, then the Company may, within 12 months of the Asset Sale, invest Net Cash Proceeds in properties and assets which replace the properties and assets that were the subject of the Asset Sale or in properties and assets (including inventory) that will be used in the business of the Company and the Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

    The amount of such Net Cash Proceeds in excess of the amount (i) used to repay Indebtedness under the New Credit Agreement and (ii) permitted to be invested and so invested as set forth above is referred to herein as "Excess Proceeds."

    When the aggregate amount of Excess Proceeds equals or exceeds $10,000,000, the Company will be obligated to make an offer (an "Asset Sale Offer") to purchase from all holders of the Notes, on a day not more than 40 business days thereafter, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the aggregate Excess Proceeds at a price, payable in cash, equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (the "Asset Sale Offer Price"). An Asset Sale Offer will be required to be kept open for a period of at least 20 business days. To the extent that an Asset Sale Offer is not fully subscribed to, the Company will be entitled to retain the unutilized portion of the Excess Proceeds. Whenever Excess Proceeds received by the Company exceed $10,000,000, such Excess Proceeds will, prior to the purchase of Notes, be set aside by the Company in a separate account pending (i) deposit with the depositary of the amount required to purchase the Notes tendered in an Asset Sale Offer or (ii) delivery by the Company of the Asset Sale Offer Price to the holders of the Notes validly tendered and not withdrawn pursuant to an Asset Sale Offer. Such Excess Proceeds may be invested in Cash Equivalents, as directed by the Company, having a maturity date which is not later than the earliest possible date for purchase or redemption of Notes pursuant to the Asset Sale Offer. The Company will be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents.

    The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the purchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Disposition of Proceeds of Asset Sales" provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue thereof.

    LIMITATION ON LIENS. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind, upon any of its property or assets, whether now owned or acquired after the Issue Date, or any proceeds therefrom, which secure either (i) Subordinated Indebtedness unless the Notes and the Note Guarantees, as applicable, are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or
(ii) Pari Passu Indebtedness unless the Notes and the Note Guarantees, as applicable, are equally and ratably secured with the Liens securing such Pari Passu Indebtedness.

    LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS. The Indenture provides that neither the Company nor any Guarantor will create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness (other than the Notes and the Note Guarantees) that is subordinate in right of payment to any Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is either (i) PARI PASSU in right of payment with the Notes or such Note Guarantee, as the case may be, or (ii) subordinate in right of payment to, the Notes or such Note Guarantee, as the case may be, in the same manner and at least to the same extent as the Notes are subordinated to Senior Indebtedness or as such Note Guarantee is subordinated to Guarantor Senior Indebtedness, as the case may be.

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
    LIMITATION ON GUARANTEES BY RESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not permit any of the Domestic Subsidiaries, directly or indirectly, to guarantee the payment of any Indebtedness of BBC, the Company or any Restricted Subsidiary unless such Domestic Subsidiary (i) is a Subsidiary Guarantor or (ii) simultaneously executes and delivers a supplemental indenture to the Indenture pursuant to which it will become a Subsidiary Guarantor under the Indenture. Notwithstanding the foregoing, any Note Guarantee by a Restricted Subsidiary will provide by its terms that it will be automatically and unconditionally released and discharged upon any sale, exchange or transfer, to any person not an Affiliate of the Company, of all of the Capital Stock of such Restricted Subsidiary, or all or substantially all the assets of such Restricted Subsidiary, pursuant to a transaction which is in compliance with the Indenture. The Indenture further provides that the Company may, at any time, cause a Restricted Subsidiary to become a Subsidiary Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary on the basis provided in the Indenture.

    RESTRICTIONS ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not permit any of the Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Wholly-Owned Restricted Subsidiary) or permit any person (other than the Company or a Wholly-Owned Restricted Subsidiary) to own any Preferred Stock of any Restricted Subsidiary.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist, or enter into any agreement with any person that would cause to become effective, any consensual encumbrance or restriction of any kind, on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distribution on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits,
(ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except (a) any encumbrance or restriction existing under the security documentation for the New Credit Agreement as in effect on the Issue Date relating to assets subject to a Lien created thereby; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary on the Issue Date, in existence at the time such person becomes a Restricted Subsidiary (but not created in contemplation thereof); and
(c) any encumbrance or restriction existing under any agreement that refinances or replaces the agreements containing the restrictions in the foregoing clauses
(a) and (b); PROVIDED that the terms and conditions of any such restrictions permitted under this clause (c) are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement evidencing the Indebtedness being refinanced.

    LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES. The Indenture provides that the Company may designate any Subsidiary of the Company (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

        (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

        (ii) the Company would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the Fair Market Value of the Capital Stock of such Subsidiary on such date; and

        (iii) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "--Limitation on Indebtedness" at the time of Designation (assuming the effectiveness of such Designation).

    In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture further provides

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
that (i) the Company shall not and shall not permit any Restricted Subsidiary to, at any time (a) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (c) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (a) or (b) to the extent permitted under the covenant described under "--Limitation on Restricted Payments" and to the extent set forth in the first parenthetical in the definition of "Lease Financing Transaction" and (ii) no Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary.

    The Indenture further provides that the Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

        (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

        (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture;

    All Designations and Revocations must be evidenced by board resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

    Blue Bird Capital is treated as an Unrestricted Subsidiary under the Indenture as of the Issue Date.

    REPORTING REQUIREMENTS. The Indenture requires that the Company file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company is required to file with the Trustee within 15 days after it files such reports and documents with the Commission copies of such reports and documents.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

    The Indenture provides that the Company will not, in any transaction or series of related transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, and that the Company will not permit any of the Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or of the Company and the Restricted Subsidiaries, taken as whole, to any other person or persons, unless (i) either
(a)(1) if the transaction or transactions is a merger or consolidation involving the Company, the Company shall be the surviving person of such merger or consolidation or (2) if the transaction or transactions is a merger or consolidation involving a Restricted Subsidiary, such Restricted Subsidiary shall be the surviving person of such merger or consolidation and such surviving person shall be a Restricted Subsidiary, or (b)(1) the person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and (2)(A) in the case of a transaction involving the Company, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture, and in each case, the Indenture shall remain in full force and effect, or (B) in

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
the case of a transaction involving a Restricted Subsidiary that is a Subsidiary Guarantor, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Restricted Subsidiary under its Note Guarantee and related supplemental indenture, and in each case, such Note Guarantee and supplemental indenture shall remain in full force and effect; and
(ii) immediately after giving effect to such transaction or series of related transactions on a PRO FORMA basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default shall have occurred and be continuing and the Company, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a PRO FORMA basis, could incur $1.00 of additional Indebtedness under the first paragraph of "--Limitation on Indebtedness."

    In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture. In addition, each Subsidiary Guarantor, unless it is the other party to the transaction or unless its Note Guarantee will be released and discharged in accordance with its terms as a result of the transaction, will be required to confirm, by supplemental indenture, that its Note Guarantee will continue to apply to the obligations of the Company or the Surviving Entity under the Indenture.

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or the Restricted Subsidiary, as the case may be, is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company or such Restricted Subsidiary is merged or to which such transfer is made, will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under the Indenture with the same effect as if such successor corporation had been named as the Company or such Restricted Subsidiary therein; and thereafter, except in the case of (i) a lease or (ii) any sale, assignment, conveyance, transfer, lease or other disposition to a Restricted Subsidiary of the Company, the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under the Indenture and the Notes.

    The Indenture provides that for all purposes of the Indenture and the Notes (including the provision of this covenant and the covenants described under "--Limitation on Indebtedness," "--Limitation on Restricted Payments" and "--Limitation on Liens"), Subsidiaries of any Surviving Entity will, upon such transaction or series of related transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant described under "--Limitation on Designations of Unrestricted Subsidiaries" and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries in existence immediately prior to such transaction or series of related transactions will be deemed to have been incurred upon such transaction or series of related transactions.

EVENTS OF DEFAULT

    The following are "Events of Default" under the Indenture:

        (i) default in the payment of the principal of or premium, if any, when due and payable, on any of the Notes (at its Stated Maturity, upon optional redemption, required purchase, scheduled principal payment or otherwise); or

        (ii) default in the payment of an installment of interest on any of the Notes, when due and payable, for 30 days; or

       (iii) the Company or any Guarantor fails to comply with any of its obligations described under "--Consolidation, Merger, Sale of Assets, ETC.," "--Change of Control Triggering Event" or "--Certain Covenants--Disposition of Proceeds of Asset Sales;" or

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
        (iv) the Company or any Guarantor fails to perform or observe any other term, covenant or agreement contained in the Notes, the Note Guarantees or the Indenture (other than a default specified in (i), (ii) or (iii) above) for a period of 30 days after written notice of such failure requiring the Company to remedy the same shall have been given (a) to the Company by the Trustee or (b) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Notes then outstanding; or

        (v) default or defaults under any agreement, indenture or instrument under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults results in the acceleration of the maturity of such Indebtedness; or

        (vi) any Note Guarantee ceases to be in full force and effect or is declared null and void or any Guarantor denies that it has any further liability under any Note Guarantee, or gives notice to such effect (other than by reason of the termination of the Indenture or the release of any such Note Guarantee in accordance with "--Certain Covenants--Limitation on Guarantees by Restricted Subsidiaries") and such condition shall have continued for a period of 30 days after written notice of such condition shall have been given (a) to the Company by the Trustee or (b) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Notes then outstanding; or

       (vii) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $5,000,000 either individually or in the aggregate, shall have been entered against the Company or any Restricted Subsidiary or any of their respective properties and shall not have been discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or
    (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of a pending appeal or otherwise, will not be in effect; or

      (viii) certain events of bankruptcy, insolvency or reorganization with respect to BBC, the Company or any Material Subsidiary of the Company shall have occurred; or

        (ix) either (a) the collateral agent under the New Credit Agreement or
    (b) if the New Credit Agreement shall no longer be in force and effect, any holder of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Restricted Subsidiary shall commence judicial proceedings to foreclose upon assets of the Company or any of its Restricted Subsidiaries having an aggregate Fair Market Value, individually or in the aggregate, in excess of $5,000,000 or shall have exercised any right under applicable law or applicable security documents to take ownership of any such assets in lieu of foreclosure.

    If an Event of Default (other than as specified in clause (viii) with respect to the Company), shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued interest on all of the outstanding Notes due and payable immediately, upon which declaration, all amounts payable in respect of the Notes will be immediately due and payable; PROVIDED, HOWEVER, that so long as the New Credit Agreement shall be in force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default under clause (viii) with respect to the Company), any such acceleration shall not be effective until the earlier to occur of (i) five business days following delivery of a notice of such acceleration to the agent under the New Credit Agreement and (ii) the acceleration of any Indebtedness under the New Credit Agreement. If an Event of Default specified in clause
(viii) above with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

    Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in clause (v) shall have occurred and be continuing, such

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
declaration of acceleration will be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or paid (if permitted by the terms thereof and the Indenture) or the requisite holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge of rescission, as the case may be, shall have been given to the Trustee by the Company and by the requisite holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 60 days after such declaration of acceleration in respect of the Notes and no other Event of Default has occurred which has not been cured or waived during such 60-day period.

    After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (b) all overdue interest on all Notes, (c) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (d) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (ii) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

    The holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the holders of all the Notes waive any past defaults under the Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding.

    No holder of any of the Notes has any right to institute any proceeding with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 15 days after receipt of such notice and the Trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

    During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default will occur and be continuing, the Trustee under the Indenture is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

    The Company is required to furnish to the Trustee annual and quarterly statements as to the performance by the Company and the Guarantors of their respective obligations under the Indenture and as to any default in such performance. The Company is also required to notify the Trustee within five business days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

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
DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

    The Company may, at its option and at any time, terminate the obligations of the Company and the Guarantors with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Guarantor with respect to certain covenants that are set forth in the Indenture, some of which are described under "--Certain Covenants," and any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

    In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity; (ii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default shall have occurred and be continuing on the date of such deposit; (iv) such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company or any Guarantor; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of Senior Indebtedness, including, without limitation, those arising under the Indenture and (b) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (vii) the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the

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
date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company or any Guarantor has paid all other sums payable under the Indenture by the Company and the Guarantors; and
(iii) the Company and each of the Guarantors have delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

    From time to time, the Company and the Guarantors, when authorized by resolutions of their Boards of Directors, and the Trustee may, without the consent of the holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act of 1939, as amended, or making any change that does not materially adversely affect the legal rights of any holder; PROVIDED, HOWEVER, that the Company has delivered to the Trustee an Opinion of Counsel (as defined in the Indenture) stating that such change does not materially adversely affect the legal rights of any holder. Other amendments and modifications of the Indenture or the Notes may be made by the Company, the Guarantors and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Notes; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Notes, (ii) change the currency in which any Notes or any premium or the interest thereon is payable, (iii) reduce the percentage in principal amount of outstanding Notes that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes, (v) waive a default in payment with respect to the Notes in accordance with the Indenture, (vi) upon the failure to mail or the mailing of the notice required for a Change of Control Offer following, in either case, satisfaction of the condition precedent to the mailing of such notice or upon the occurrence of an Asset Sale, alter the Company's obligation to purchase the Notes in accordance with the Indenture or waive any default in the performance thereof, (vii) reduce or change the rate or time for payment of interest on the Notes, (viii) affect the ranking of the Notes or (ix) except in compliance with the express provisions of the Indenture, release any Guarantor from any of its obligations under its Note Guarantee or the Indenture.

THE TRUSTEE

    The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions, provided that if the Trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict within 90 days or resign.

    The holders of a majority in principle amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, subject to certain exceptions. The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The Trustee may require reasonable indemnity against costs, expenses or liabilities likely to be incurred prior to proceeding with any investigation requested by at least a majority of Holders.

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GOVERNING LAW

    The Indenture and the Notes are governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a person (i) assumed in connection with an Asset Acquisition from such person or (ii) existing at the time such person becomes a Restricted Subsidiary of any other person (other than any Indebtedness incurred in connection with, or in contemplation of, such Asset Acquisition or such person becoming such a Restricted Subsidiary).

    "AFFILIATE" means, with respect to any specified person, (i) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (ii) any other person that owns, directly or indirectly, 5% or more of any class or series of such person's, or the parent of such person's, Capital Stock or any officer, director or Affiliate of any such other person or, with respect to any other natural person, any person having a relationship with such other person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "ASSET ACQUISITION" means (i) an Investment by the Company or any Restricted Subsidiary in any other person pursuant to which such person will become a Restricted Subsidiary or will be merged with the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such person, or any division or line of business of such person.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Restricted Subsidiary, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary of the Company; (ii) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" will not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "Consolidation, Merger, Sale of Assets, ETC.," (ii) the sale of lease portfolio assets pursuant to the terms of any Lease Portfolio Documents or (iii) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be. For purposes of the covenant described under "--Certain Covenants--Disposition of Proceeds of Asset Sales," the term "Asset Sale" shall not include any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, either (I) involving assets with a Fair Market Value not in excess of the equivalent of $250,000 or (II) in connection with a Capitalized Lease Obligation.

    "AVERAGE LIFE TO STATED MATURITY" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

    "CAPITAL STOCK" means, with respect to any person, any and all shares, interests, participation, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

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    "CAPITALIZED LEASE OBLIGATION" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

    "CASH EQUIVALENTS" means, at any time, (i) any evidence of Indebtedness with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (PROVIDED that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company (other than Merrill Lynch and its Affiliates) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by Standard & Poor's Corporation ("Standard & Poor's") or at least P-1 by Moody's Investor Services, Inc. ("Moody's"); and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case, maturing within one year from the date of acquisition.

    "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than Permitted Holders is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total Voting Stock of the Company or BBC, as the case may be;
(ii) the Company or BBC, as the case may be, consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company or BBC, as the case may be, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company or BBC, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company or BBC, as the case may be, is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and (b) the holders of the Voting Stock of the Company or BBC, as the case may be, immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction; (iii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company or BBC (together with any new directors whose election by such Boards of Directors or whose nomination for election by the stockholders of the Company or BBC was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) or such other directors as have been appointed by MLCP cease for any reason to constitute a majority of the Board of Directors of the Company or BBC, as the case may be, then in office; or (iv) any order, judgment or decree shall be entered against the Company or BBC decreeing the dissolution or split up of the Company or BBC and such order shall remain undischarged or unstayed for a period in excess of 60 days.

    "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of both a Change of Control and a Rating Decline.

    "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" means, for any period,
(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) to the extent reducing Consolidated Net Income,

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Consolidated Interest Expense, and (d) to the extent reducing Consolidated Net
Income, Consolidated Income Tax Expense less (ii) other non-cash items increasing Consolidated Net Income for such period.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of the Company for the four full fiscal quarters immediately preceding the date of the transaction (the "Transaction Date") giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the "Four Quarter Period") to the aggregate amount of Consolidated Fixed Charges of the Company for the Four Quarter Period. For purposes of this definition, if the Transaction Date occurs prior to the first anniversary of the Issue Date, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" will be calculated, in the case of the Company, after giving effect on a PRO FORMA basis as if the Recapitalization occurred on the first day of the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Fixed Charges" will be calculated, without duplication, after giving effect on a PRO FORMA basis for the period of such calculation to (i) the incurrence of any Indebtedness of the Company or any of the Restricted Subsidiaries during the period commencing on the first day of the Four Quarter Period to and including the Transaction Date (the "Reference Period"), including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such incurrence occurred on the first day of the Reference Period, (ii) an adjustment to eliminate or include, as applicable, the Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges of the Company directly attributable to assets which are the subject of any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the Reference Period, as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period and (iii) the retirement of Indebtedness during the Reference Period which cannot thereafter be reborrowed occurring as if retired on the first day of the Reference Period. For purposes of calculating Consolidated Fixed Charges for this definition of "Consolidated Fixed Charge Coverage Ratio," interest on Indebtedness incurred during the Four Quarter Period under any revolving credit facility which can be borrowed and repaid without reducing the commitments thereunder shall be the actual interest during the Four Quarter Period. Furthermore, in calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this definition of "Consolidated Fixed Charge Coverage Ratio," (i) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to accrue at a fixed rate PER ANNUM equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Reference Period; and (iii) notwithstanding clause (i) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, will be deemed to accrue at the rate PER ANNUM resulting after giving effect to the operation of such agreements. If the Company or any Restricted Subsidiary, directly or indirectly, guarantees Indebtedness of a third person, the above definition will give effect to the incurrence of such guaranteed Indebtedness as if the Company or any Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

    "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of, without duplication, the amounts for such period of (i) Consolidated Interest Expense; and (ii) the aggregate amount of cash dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock.

    "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, the provision for federal, state, local and foreign income taxes of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP. To the extent that Blue Bird Capital is an Unrestricted Subsidiary during such period and to the extent payments under the Income Taxes Agreement reduce Consolidated Net Income, Consolidated Income Tax Expense shall include such payments under the Income Taxes Agreement.

    "CONSOLIDATED INTEREST EXPENSE" means, for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount attributable to such period, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all accrued interest, and (ii) all but the principal component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period and as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), (ii) the portion of net income (or loss) of the Company and the Restricted Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Company or one of the Restricted Subsidiaries,
(iii) net income (or loss) of any person combined with the Company or one of the Restricted Subsidiaries in a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) gains or losses in respect of any Asset Sales by the Company or one of the Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), and (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders. Consolidated Net Income shall not be reduced for any charges arising out of any transaction undertaken as part of the Recapitalization, but shall be reduced by dividends described under clause (iv) of the last paragraph of the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

    "CONSOLIDATED NON-CASH CHARGES" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Company and the Restricted Subsidiaries reducing net income for such period, determined on a consolidated basis in accordance with GAAP.

    "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company against fluctuations in currency values.

    "DEFAULT" means any event that is, or after notice or passage of time or both would be, an Event of Default.

    "DESIGNATED SENIOR INDEBTEDNESS" means (i) all Senior Indebtedness under the New Credit Agreement and (ii) any other Senior Indebtedness which, at the time of the incurrence of such Indebtedness, is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

    "DESIGNATION" has the meaning set forth under "--Certain
Covenants--Limitation on Designations of Unrestricted Subsidiaries."

    "DESIGNATION AMOUNT" has the meaning set forth under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries."

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    "DOMESTIC SUBSIDIARY" means a Restricted Subsidiary organized under the laws of the United States, any State or territory thereof or the District of Columbia.

    "EVENT OF DEFAULT" will have the meaning ascribed to such term under "--Events of Default."

    "FAIR MARKET VALUE" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction. Fair Market Value will be determined by the board of directors of the Company acting in good faith evidenced by a Board Resolution thereof delivered to the Trustee.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the Issue Date and are consistently applied.

    "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

    "GUARANTOR" means each issuer of a Note Guarantee.

    "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to the Indebtedness of any Guarantor, any such Indebtedness represented by a guarantee by such Guarantor of any Senior Indebtedness.

    "INCOME TAXES AGREEMENT" means the agreement between the Company and Blue Bird Capital, dated October 18, 1995, as in effect on the Issue Date or as modified, amended or supplemented in any respect that is not materially adverse in any respect to the Company.

    "INDEBTEDNESS" means, with respect to any person, without duplication, (i) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payable and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, bankers acceptance or other similar credit transaction and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of such person, (v) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (vi) all guarantees of Indebtedness by such person,
(vii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends,
(viii) all obligations under or in respect of currency exchange contracts and Interest Rate Protection Obligations of such person, and (ix) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of

                                       87
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the types referred to in clauses (i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

    "INDEPENDENT FINANCIAL ADVISOR" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INTEREST RATE PROTECTION OBLIGATIONS" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount or any other arrangement involving payments by or to such person based upon fluctuations in interest rates.

    "INVESTMENT" means, with respect to any person, any direct or indirect advance, loan or other extension of credit (including by means of a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or otherwise), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other person. Investments will exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices. In addition to the foregoing, any foreign exchange contract, currency swap, Interest Rate Protection Obligation or similar agreement shall constitute an Investment.

    "LEASE FINANCING TRANSACTION" means any transaction that may be entered into by the Company or any Restricted Subsidiary on an arm's-length basis and with no recourse to the Company or a Restricted Subsidiary (other than (i) recourse limited to the Capital Stock of an Unrestricted Subsidiary pledged by the Company or a Restricted Subsidiary in connection with a Lease Financing Transaction and (ii) recourse limited to circumstances where a governmental authority fails to allocate funds to a lease in its budget) involving (a) the sale by the Company or a Subsidiary of the Company of lease receivables (including a sale to any Unrestricted Subsidiary and securitization transactions); (b) the sale by any Subsidiary of the Company of lease receivables (including securitization transactions); (c) the sale by the Company of buses and related equipment to any Subsidiary of the Company to facilitate such Subsidiary subsequently selling or otherwise financing the lease receivables arising from such buses and related equipment; (d) the sale or lease by any Subsidiary of the Company of buses and related equipment for which the receivables arising from such sales and leases will be sold or financed by such Subsidiary; or (e) the financing of any of the foregoing.

    "LEASE PORTFOLIO DOCUMENTS" means (i) the Amended and Restated Loan Agreement dated March 29, 1996 by and between Blue Bird Capital Corporation and LaSalle National Bank and all agreements executed pursuant thereto, as the same may be amended, renewed, extended, substituted, replaced, supplemented or otherwise modified from time to time, or (ii) any documentation relating to any other Lease Financing Transaction.

    "LIEN" means any mortgage, charge, pledge, lien (statutory or other), privilege, security interest, hypothecation, cessation and transfer, lease of real property, assignment for security, claim, deposit arrangement, or preference or priority or other encumbrance upon or with respect to any property of any kind, whether real, personal or mixed, movable or immovable, now owned or hereafter acquired. A person

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
will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

    "MATERIAL SUBSIDIARY" means Canadian Blue Bird and each other Restricted Subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Issue Date).

    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in or having a Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "NEW CREDIT AGREEMENT" means the First Amended and Restated Credit Agreement among the Company, BBC, BTCo., as Administrative Agent, Merrill Lynch & Co., as Syndication Agent (and BTCo. and Merrill Lynch & Co., together, the "Agent Banks"), and the other financial institutions signatory thereto, as in effect on the Issue Date, and as such agreement may be amended, renewed, extended, substituted, refinanced, replaced, supplemented or otherwise modified from time to time, and includes any agreement (i) extending the maturity of all or any portion of the Indebtedness thereunder, (ii) adding additional borrowers or guarantors thereunder and (iii) increasing the amount to be borrowed thereunder; PROVIDED that in the case of clauses (i), (ii) and (iii), any such agreement is not prohibited by the Indenture.

    "NOTE GUARANTEE" means the guarantee by BBC and any additional guarantees created pursuant to the provisions of the Indenture of the Company's Indenture Obligations pursuant to the guarantee included in the Indenture.

    "PARI PASSU INDEBTEDNESS" means any Indebtedness of the Company or any Subsidiary Guarantor ranking PARI PASSU in right of payment with the Notes or the Note Guarantees, as applicable.

    "PERMITTED HOLDERS" means MLCP or any other person, directly or indirectly, controlling, controlled by or under direct or indirect common control with MLCP.

    "PERMITTED INVESTMENT" means (i) Investments in any of the Notes; (ii) Investments in Cash Equivalents; (iii) Investments by the Company or any Restricted Subsidiary in a Restricted Subsidiary or another person, if as a result of such Investment (a) such other person becomes a Restricted Subsidiary or (b) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary; (iv) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers, in each case arising in the ordinary course of business; (v) Investments in lease receivables, with respect to leases on terms consistent with the Company's prior practices; (vi) Investments in any Subsidiary of the Company pursuant to the terms of any Lease Portfolio Documents on a basis consistent with past practice; PROVIDED that such Subsidiary is engaged solely in the business of financing or carrying lease receivables related to the Company's products; (vii) Investments in Interest Rate Protection Obligations and currency exchange contracts permitted by the covenant described under "--Limitation on Indebtedness;" (viii) loans or advances to officers or employees of the Company and the Restricted Subsidiaries in the ordinary course of business for BONA FIDE business purposes of the

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Company and the Restricted Subsidiaries (including travel and moving expenses)
not in excess of $500,000 in the aggregate at any one time outstanding; and (ix) Investments not otherwise described in this definition in an aggregate amount not exceeding $5,000,000 at any time outstanding.

    "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "PREFERRED STOCK" means, with respect to any person, any and all shares, interests, participation or other equivalents (however designated) of such person's preferred or preference stock whether now outstanding, or issued after the date of the Indenture, and including, without limitation, all classes and series of preferred or preference stock.

    "RATING AGENCIES" means (i) Standard & Poor's, (ii) Moody's and (iii) if Standard & Poor's or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for Standard & Poor's or Moody's or both, as the case may be.

    "RATING CATEGORY" means (i) with respect to Standard & Poor's, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of Standard & Poor's or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for Standard & Poor's; 1, 2 and 3 for Moody is; or the equivalent gradations for another Rating Agency) shall be taken into account (E.G., with respect to Standard & Poor's, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

    "RATING DATE" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control.

    "RATING DECLINE" means the decrease (as compared with the Rating Date) by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) of the rating of the Notes by either Rating Agency on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company or any Permitted Holder to effect a Change of Control (which period shall be extended for so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

    "REDEEMABLE CAPITAL STOCK" means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, except to the extent exchangeable at the option of such person subject to the terms of any debt instrument to which such person is a party), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness (other than at the option of such person), or is redeemable at the option of the holder thereof, in whole or in part, in any such case, on or prior to the final maturity date of the Notes.

    "REFINANCE" means, with respect to any Indebtedness, any refinancing, redemption, retirement, renewal, extension or refunding of such Indebtedness.

    "RESTRICTED PAYMENT" has the meaning set forth under "--Certain Covenants--Limitation on Restricted Payments."

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a board resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "--Certain Covenants--

                                       90
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Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a board resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

    "REVOCATION" has the meaning ascribed to that term under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries."

    "SENIOR INDEBTEDNESS" means the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" will include the principal of, premium, if any, and interest (including interest that would accrue but for the filing of a petition initiating any proceeding under any state or federal bankruptcy laws, whether or not such claim is allowable in such proceeding) on all obligations of every nature of the Company from time to time owed to the lenders under the New Credit Agreement, including, without limitation, principal of and interest on, and all fees and expenses payable under the New Credit Agreement. Notwithstanding the foregoing, "Senior Indebtedness" does not include, to the extent constituting Indebtedness, (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payable or other current liabilities (other than any current liabilities owing under the New Credit Agreement or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (v)), (vi) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (vii) any liability for federal, state, local or other taxes owed or owing by the Company,
(viii) Indebtedness of the Company to a Restricted Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Restricted Subsidiaries, other than Indebtedness owed to Merrill Lynch or an Affiliate thereof by reason of its ownership of securities of the Company acquired in the ordinary course of its trading or underwriting activities, whether such securities are held by it for its own account or as nominee, (ix) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture and (x) amounts owing under leases (other than Capitalized Lease Obligations).

    "STATED MATURITY" means, with respect to any Note or any installment of interest thereon, the dates specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

    "SUBSIDIARY" means, with respect to any person, any other person of which a majority of the equity ownership or the Voting Stock is, at the time, owned, directly or indirectly, by such person.

    "SUBSIDIARY GUARANTOR" mean each Subsidiary of the Company that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor.

    "SUBORDINATED INDEBTEDNESS" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Notes or, with respect to any Subsidiary Guarantor, Indebtedness of such Subsidiary Guarantor which is expressly subordinated in right of payment to the Note Guarantee of such Subsidiary Guarantor.

    "UNRESTRICTED SUBSIDIARY" means a Subsidiary of the Company (other than a Subsidiary Guarantor) designated as such pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by

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
a board resolution of the Company delivered to the Trustee, subject to the provisions of such covenant. Blue Bird Capital will be treated as an Unrestricted Subsidiary under the Indenture as of the Issue Date.

    "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any persons (irrespective of whether or not, at the time, stock of any other class or classes will have, or might have, voting power by reason of the happening of any contingency).

    "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

    "WHOLLY-OWNED UNRESTRICTED SUBSIDIARY" means any Unrestricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or a Wholly-Owned Restricted Subsidiary and/or another Wholly-Owned Unrestricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of an Unrestricted Subsidiary.

EXCHANGE OFFER; REGISTRATION RIGHTS

    In the event that applicable law or interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if certain Holders of the 144A Notes are not permitted to participate in, or do not receive the benefit of, the Exchange Offer, the Registration Rights Agreement provides that the Company and the Guarantor will use all reasonable efforts to cause to become effective a shelf registration statement with respect to the resale of the 144A Notes and to keep such shelf registration statement effective until three years after the Issue Date or such shorter period ending when all the 144A Notes have been sold thereunder. The interest rate on the 144A Notes is subject to increase under certain circumstances if the Company and the Guarantor are not in compliance with their obligations under the Registration Rights Agreement. See "Exchange Offer; Registration Rights."

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
                   DESCRIPTION OF CERTAIN FEDERAL INCOME TAX
              CONSEQUENCES OF AN INVESTMENT IN THE EXCHANGE NOTES

    The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the 144A Notes or the Exchange Notes by a United States Holder (as defined below). This summary deals only with United States Holders that will hold the 144A Notes or the Exchange Notes as capital assets. The discussion does not cover all aspects of federal taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the 144A Notes or the Exchange Notes by particular investors, and does not address state, local, foreign or other tax laws. In particular, this summary does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the federal income tax laws (such as banks, insurance companies, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the 144A Notes or the Exchange Notes as part of straddles, hedging transactions or conversion transactions for federal tax purposes or investors whose functional currency is not United States Dollars). Furthermore, the discussion below is based on provisions of the Code, and regulations, rulings, and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP, OR DISPOSITION OF EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR INTERNATIONAL TAXING JURISDICTION.

    As used herein, the term "United States Holder" means a beneficial owner of the 144A Notes or the Exchange Notes that is (i) a citizen or resident of the United States for United States federal income tax purposes, (ii) a corporation created or organized under the laws of the United States or any State thereof,
(iii) a person or entity that is otherwise subject to United States federal income tax on a net income basis in respect of income derived from the 144A Notes of the Exchange Notes, or (iv) a partnership to the extent the interest therein is owned by a person who is described in clause (i), (ii) or (iii) of this paragraph.

INTEREST

    Interest (including any additional interest paid because of failure to satisfy the requirements of the Registration Rights Agreement ("Additional Interest")) paid on a 144A Note or an Exchange Note will be taxable to a United States Holder as ordinary income at the time it is received or accrued, depending on the holder's method of accounting for tax purposes.

ACQUISITION PREMIUM

    If a United States Holder acquires an Exchange Note or has acquired a 144A Note, in each case, for an amount more than its redemption price, the Holder may elect to amortize such bond premium on a yield to maturity basis.

PURCHASE, SALE, EXCHANGE, RETIREMENT AND REDEMPTION OF THE EXCHANGE NOTES

    In general, a United States Holder's tax basis in an Exchange Note will equal the price paid for the 144A Notes for which such Exchange Note was exchanged pursuant to the Exchange Offer. A United States Holder generally will recognize gain or loss on the sale, exchange, retirement, redemption or other disposition of a 144A Note or an Exchange Note (or portion thereof) equal to the difference between the amount realized on such disposition and the United States Holder's tax basis in the 144A Note or the Exchange Note (or portion thereof). Except to the extent attributable to accrued but unpaid interest, gain or loss recognized on such disposition of a 144A Note or an Exchange Note will be capital gain or loss and

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
will be long-term capital gain or loss if such 144A Note or Exchange Note was held for more than one year. Any such gain will generally be United States source gain.

    The purchase of an Exchange Note or 144A Note in a subsequent resale may be affected by the market discount provisions of the Code. These rules generally provide that, subject to a statutorily defined DE MINIMIS exception, if a United States Holder purchases an Exchange Note (or purchased a 144A Note) at a "market discount," as defined below, and thereafter recognizes gain upon a disposition of the Exchange Note (including dispositions by gift or redemption), the lesser of such gain (or appreciation, in the case of a gift) or the portion of the market discount that has accrued ("accrued market discount") while the Exchange Note (and its predecessor 144A Note, if any) was held by such United States Holder will be treated as ordinary interest income at the time of disposition rather than as capital gain. For an Exchange Note or a 144A Note, "market discount" is the excess of the stated redemption price at maturity over the tax basis immediately after its acquisition by a United States Holder. Market discount generally will accrue ratably during the period from the date of acquisition to the maturity date of the Exchange Note, unless the United States Holder elects to accrue such discount on the basis of the constant yield method.

    In lieu of including the accrued market discount in income at the time of disposition, a United States Holder of an Exchange Note acquired at a market discount (or acquired in exchange for a 144A Note acquired at a market discount) may elect to include the accrued market discount in income currently either ratably or using the constant yield method. Once made, such an election applies to all other obligations that the United States Holder purchases at a market discount during the taxable year for which the election is made and in all subsequent taxable years of the United States Holder, unless the Internal Revenue Service consents to a revocation of the election. If an election is made to include accrued market discount in income currently, the basis of an Exchange
Note in the hands of the United States Holder will be increased by the accrued market discount thereon, as it is includible in income.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Payments of interest (including any Additional Interest) and principal on, and the proceeds of sale or other disposition of the 144A Notes or the Exchange Notes payable to a United States Holder may be subject to information reporting requirements, and backup withholding at a rate of 31% will apply to such payments if the United States Holder fails to provide an accurate taxpayer identification number or to report all interest and dividends required to be shown on its federal income tax returns. Certain United States Holders (including, among others, corporations) are not subject to backup withholding. United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

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
                         BOOK-ENTRY, DELIVERY AND FORM

    The certificates representing the Exchange Notes will be issued in fully registered form, without coupons. Except as described below, the Exchange Notes will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), and registered in the name of Cede & Co. ("Cede") as DTC's nominee, in the form of a global Exchange Note certificate (the "Global Exchange Note") or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee.

    Holders of Exchange Notes who elect to take physical delivery of their certificates instead of holding their interest through the Global Exchange Note (collectively referred to herein as the "Non-Global Holders") will be issued in registered form a certificated Exchange Note ("Certificated Exchange Note"). Upon the transfer of any Certificated Exchange Note initially issued to a Non-Global Holder, such Certificated Exchange Note will, unless the transferee requests otherwise or the Global Exchange Note has previously been exchanged in whole for Certificated Exchange Notes, be exchanged for an interest in the Global Exchange Note.

    THE GLOBAL EXCHANGE NOTE. The Company expects that, pursuant to procedures established by DTC, (a) upon deposit of the Global Exchange Note, DTC or its custodian will credit on its internal system the principal amount at maturity of Exchange Notes of the individual beneficial interests represented by such Global Exchange Note to the respective accounts of persons who have accounts with DTC and (b) ownership of beneficial interests in the Global Exchange Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined herein)) and the records of Participants (with respect to interests of persons other than Participants). Ownership of beneficial interests in the Global Exchange Note will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. Qualified Institutional Buyers may hold their interests in the Global Note directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.

    So long as DTC, or its nominee, is the registered owner or holder of the Exchange Notes, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Exchange Notes represented by such Global Exchange Note for all purposes under the Indenture. No beneficial owner of an interest in the Global Exchange Note will be able to transfer such interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the Exchange Notes.

    Payments of the principal of or premium and interest on the Global Exchange Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Exchange Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    The Company expects that DTC or its nominee, upon receipt of any payment of the principal of or premium and interest on the Global Exchange Note, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Exchange Note as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Exchange Note held through such Participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

    Transfers between Participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in federal funds. If a holder requires physical delivery of a Certificated Exchange Note for any reason, including to sell Exchange Notes to persons in states which require physical delivery of the Exchange Notes or to pledge such securities, such holder must transfer its interest in the Global Exchange Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

    DTC has advised the Company that DTC will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Exchange Note are credited and only in respect of such portion of the aggregate principal amount of Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Exchange Note for Certificated Exchange Notes, which it will distribute to its Participants.

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interest in the Global Exchange Notes among Participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

    CERTIFICATED EXCHANGE NOTES. If DTC is at any time unwilling or unable to continue as a depository for the Global Exchange Note and a successor depository is not appointed by the Company within 90 days, the Company will issue Certificated Exchange Notes in exchange for the Global Exchange Note.

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
                      EXCHANGE OFFER; REGISTRATION RIGHTS

    Pursuant to the Registration Rights Agreement with the Initial Purchasers, the Company agreed to file with the Commission the Exchange Offer Registration Statement of which this Prospectus is a part on an appropriate form under the Securities Act with respect to an offer to exchange the Notes for the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of 144A Notes who are able to make certain representations the opportunity to exchange their 144A Notes for Exchange Notes. If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) the Exchange Offer is not for any other reason consummated within 150 days after the Issue Date, (iii) any holder of 144A Notes notifies the Company within a specified time period that
(a) due to a change in law or policy it is not entitled to participate in the Exchange Offer, (b) due to a change in law or policy it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (c) it is a broker-dealer and owns 144A Notes acquired directly from the Company or an affiliate of the Company or (iv) the holders of a majority of the 144A Notes may not resell the Exchange Notes acquired by them in the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws, the Company will file with the Commission the Shelf Registration Statement to cover resales of the Transfer Restricted Notes (as defined herein) by the holders thereof. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Notes" means each 144A Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer,
(ii) following the exchange by a broker-dealer in the Exchange Offer of a 144A Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such 144A Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such 144A Note is distributed to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act), (v) such 144A Note shall have been otherwise transferred by the holder thereof and a new Note not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Note shall not require registration or qualification under the Securities Act or any similar state law then in force or (vi) such 144A Note ceases to be outstanding.

    Under existing Commission interpretations, the Exchange Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; PROVIDED that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act must be delivered upon resale by such broker-dealers in connection with resales of the Exchange Notes. The Company has agreed, for period of 180 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations). In addition, the Company has agreed separately with Merrill Lynch to use its best efforts to maintain a market-making prospectus to enable Merrill Lynch to make a market in the Notes, although Merrill Lynch is not obligated to do so.

    Each holder of 144A Notes that wishes to exchange such 144A Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) any

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
Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in the distribution of the Exchange Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes. If the holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

    The Company has agreed to pay all expenses incident to the Exchange Offer and will indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act.

    The Registration Rights Agreement provides that: (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to file the Exchange Offer Registration Statement with the Commission on or prior to 60 days after the Issue Date, (ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 120 days after the Issue Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 150 days after the Issue Date, Exchange Notes in Exchange for all 144A Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file prior to the later of (a) 90 days after the Issue Date or (b) 30 days after such filing obligation arises and use their best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 60 days after such obligation arises; PROVIDED that if the Company has not consummated the Exchange Offer within 150 days of the Issue Date, then the Company will file the Shelf Registration Statement with the Commission on or prior to the 151st day after the Issue Date. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the third anniversary (or such shorter period as required by Rule 144(k) under the Securities Act) of the effective date of the Shelf Registration Statement or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto. If (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), subject to certain limited exceptions, (iii) the Company fails to consummate the Exchange Offer within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement, or (iv) the Shelf Registration Statement is declared effective but thereafter, subject to certain limited exceptions, ceases to be effective or usable in connection with resales of Transfer Restricted Notes, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the interest rate on Transfer Restricted Notes will accrue at a rate PER ANNUM equal to an additional one quarter of one percent (0.25%) of the principal amount of the Notes upon the occurrence of each Registration Default, which rate will increase by one quarter of one percent (0.25%) each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) PER ANNUM. Following the cure of all Registration Defaults, the accrual of additional interest will cease and the interest rate will revert to the original rate.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of the form of which will be available upon request to the Company.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives Exchange Notes for its own account ("Participating Broker-Dealer") pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for 144A Notes where such 144A Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale and Participating Broker-Dealers shall be authorized to deliver this Prospectus for a period not exceeding 180 days after the Expiration
Date. In addition, until       (90 days after the date of this Prospectus), all
dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time, in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer. Any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any omissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. See "The Exchange Offer."

    MLCP, an affiliate of Merrill Lynch, holds together with its affiliates in the aggregate approximately 91% of the outstanding shares of BBC Common Stock. If Merrill Lynch conducts any market-making activities in the Exchange Notes, it may be required to deliver a "market-making prospectus," registered with the Commission, when effecting offers and sales in the Exchange Notes because of such equity ownership of the Company by MLCP. Merrill Lynch has no obligation to make a market in the 144A Notes or the Exchange Notes, and may discontinue its market-making activities at any time without notice, at its sole discretion. BT Securities Corporation is an affiliate of BTCo., the agent and a lender under both the Existing Credit Agreement and the New Credit Agreement, and BTCo. has received and will receive customary fees in connection therewith.

                                 LEGAL MATTERS

    The validity of the Notes and the Note Guarantees offered hereby will be passed upon for the Company and BBC by Wachtell, Lipton, Rosen & Katz, New York, New York. Wachtell, Lipton, Rosen & Katz will rely upon an opinion provided by Rogers & Hardin, Atlanta, Georgia, as to certain matters of Georgia law.

                                    EXPERTS

    The consolidated financial statements of the Company as of October 28, 1995 and October 29, 1994, and for each of the three years in the period ended October 28, 1995, included in this Prospectus have been audited by Arthur Andersen, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS...................................................................        F-2

AUDITED CONSOLIDATED FINANCIAL STATEMENTS
  Consolidated Balance Sheets as of October 28, 1995 and October 29, 1994..................................        F-3
  Consolidated Statements of Income for the Years Ended October 28, 1995, October 29, 1994 and October 30,
    1993...................................................................................................        F-5
  Consolidated Statements of Changes in Stockholders' Equity for the Years Ended October 28, 1995, October
    29, 1994 and October 30, 1993..........................................................................        F-6
  Consolidated Statements of Cash Flows for the Years Ended October 28, 1995, October 29, 1994 and October
    30, 1993...............................................................................................        F-7

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS.........................................................        F-8

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited Condensed Consolidated Balance Sheets as of July 27, 1996 and October 28, 1995.................       F-20
  Unaudited Condensed Consolidated Statements of Income for the
    three-month and nine-month periods ended July 27, 1996 and July 29, 1995...............................       F-21
  Unaudited Condensed Consolidated Statements of Cash Flows for the
    nine-month periods ended July 27, 1996 and July 29, 1995...............................................       F-22

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.............................................       F-23

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and
Board of Directors of
Blue Bird Corporation:

We have audited the accompanying consolidated balance sheets of BLUE BIRD CORPORATION (a Delaware corporation) AND SUBSIDIARIES as of October 28, 1995 and October 29, 1994 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended October 28, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Bird Corporation and subsidiaries as of October 28, 1995 and October 29, 1994 and the results of their operations and their cash flows for each of the three years in the period ended October 28, 1995 in conformity with generally accepted accounting principles.

Arthur Andersen LLP

Atlanta, Georgia
December 14, 1995

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                     OCTOBER 28, 1995 AND OCTOBER 29, 1994

  ASSETS                                                                                1995            1994
---------------------------------------------------------------------------------  --------------  --------------
CURRENT ASSETS:
  Cash and cash equivalents......................................................  $   21,452,114  $   10,489,786
  Trade receivables..............................................................      18,865,820      14,263,586
  Leases receivable..............................................................      47,222,024      29,991,634
  Inventories....................................................................      83,346,271      75,784,770
  Other current assets...........................................................       6,946,710       7,381,495
                                                                                   --------------  --------------
      Total current assets.......................................................     177,832,939     137,911,271
                                                                                   --------------  --------------
LEASES RECEIVABLE, noncurrent....................................................      15,000,000               0
                                                                                   --------------  --------------
PROPERTY, PLANT, AND EQUIPMENT:
  Land...........................................................................       4,079,545       2,168,957
  Buildings......................................................................      16,898,812      13,907,637
  Machinery and equipment........................................................      26,782,544      24,109,830
  Automobiles, trucks, and airplane..............................................       4,847,494       4,488,983
  Office furniture and equipment.................................................       4,844,284       4,332,150
  Construction in progress.......................................................       1,419,916       6,216,205
                                                                                   --------------  --------------
                                                                                       58,872,595      55,223,762
  Less accumulated depreciation..................................................     (21,860,349)    (16,308,088)
                                                                                   --------------  --------------
      Net property, plant, and equipment.........................................      37,012,246      38,915,674
OTHER ASSETS:
  Deferred debt issuance costs, net of accumulated amortization of $7,764,807 and
    $5,519,628 in 1995 and 1994, respectively....................................       4,111,690       5,606,869
  Goodwill, net of accumulated amortization of $13,567,500 and $9,707,500 in 1995
    and 1994, respectively.......................................................     139,124,106     142,984,106
  Noncompete agreement, net of accumulated amortization of $5,000,000 and
    $4,167,133 in 1995 and 1994, respectively....................................               0         832,867
  Land and idle facilities.......................................................       2,723,347       2,723,347
  Other assets...................................................................       3,987,332       3,882,464
                                                                                   --------------  --------------
      Total other assets.........................................................     149,946,475     156,029,653
                                                                                   --------------  --------------
      Total assets...............................................................  $  379,791,660  $  332,856,598
                                                                                   --------------  --------------
                                                                                   --------------  --------------

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                     OCTOBER 28, 1995 AND OCTOBER 29, 1994

  LIABILITIES AND STOCKHOLDERS' EQUITY                                                  1995            1994
---------------------------------------------------------------------------------  --------------  --------------
CURRENT LIABILITIES:
  Revolving credit facility......................................................  $   35,661,573  $            0
  Current portion of long-term debt..............................................      12,000,000      10,000,000
  Trade accounts payable.........................................................      25,743,234      25,053,630
  Deposits and amounts due customers.............................................       4,021,274       3,893,705
  Income taxes payable...........................................................       6,926,161       1,745,520
  Accrued warranty...............................................................       5,455,110       6,055,110
  Other accrued liabilities......................................................      16,766,138      17,074,140
  Deferred income taxes..........................................................       9,534,962       8,795,783
                                                                                   --------------  --------------
      Total current liabilities..................................................     116,108,452      72,617,888
                                                                                   --------------  --------------
LONG-TERM LIABILITIES:
  Long-term debt.................................................................     111,000,000     123,000,000
  Bonds payable..................................................................       2,750,000       2,750,000
  Accrued pension expense........................................................       8,435,662       7,906,453
  Deferred compensation..........................................................       1,157,435       1,244,959
  Deferred income taxes..........................................................       5,898,112       6,632,280
  Other long-term liabilities....................................................      10,942,778      12,342,773
                                                                                   --------------  --------------
      Total long-term liabilities................................................     140,183,987     153,876,465
                                                                                   --------------  --------------
COMMITMENTS AND CONTINGENCIES (Notes 10 and 11)
REDEEMABLE COMMON STOCK, $.01 par value; 720,000 shares issued and outstanding in
  1995 and 1994 (Note 8).........................................................      24,672,000      21,348,000
STOCK SUBSCRIPTIONS RECEIVABLE (Note 8)..........................................      (3,800,000)     (3,800,000)
                                                                                   --------------  --------------
                                                                                       20,872,000      17,548,000
                                                                                   --------------  --------------
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value, 25,000,000 shares authorized, 7,704,778 shares
    issued and outstanding in 1995 and 1994......................................          77,048          77,048
  Additional paid-in capital.....................................................      77,022,956      77,022,956
  Retained earnings..............................................................      27,895,901      14,368,280
  Minimum pension liability adjustment...........................................               0        (400,000)
  Cumulative translation adjustments.............................................      (2,368,684)     (2,254,039)
                                                                                   --------------  --------------
      Total stockholders' equity.................................................     102,627,221      88,814,245
                                                                                   --------------  --------------
      Total liabilities and stockholders' equity.................................  $  379,791,660  $  332,856,598
                                                                                   --------------  --------------
                                                                                   --------------  --------------

   The accompanying notes are an integral part of these consolidated balance sheets.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

            FOR THE YEARS ENDED OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

                                                                       1995            1994            1993
                                                                  --------------  --------------  --------------
NET SALES.......................................................  $  517,444,172  $  476,240,848  $  413,492,427
COST OF GOODS SOLD..............................................     430,667,432     392,938,251     340,513,350
                                                                  --------------  --------------  --------------
GROSS PROFIT....................................................      86,776,740      83,302,597      72,979,077
                                                                  --------------  --------------  --------------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES....................      39,795,821      39,038,361      36,225,471
AMORTIZATION OF GOODWILL AND NONCOMPETE AGREEMENTS..............       4,692,867       5,567,000       5,656,802
                                                                  --------------  --------------  --------------
                                                                      44,488,688      44,605,361      41,882,273
                                                                  --------------  --------------  --------------
OPERATING INCOME................................................      42,288,052      38,697,236      31,096,804
INTEREST INCOME.................................................       4,618,315       4,056,013       2,944,582
INTEREST EXPENSE................................................     (18,537,244)    (17,405,932)    (18,183,788)
OTHER INCOME, NET...............................................         168,554         217,613         667,142
                                                                  --------------  --------------  --------------
INCOME BEFORE INCOME TAXES......................................      28,537,677      25,564,930      16,524,740
PROVISION FOR INCOME TAXES......................................     (11,686,056)    (10,157,248)     (6,929,861)
                                                                  --------------  --------------  --------------
NET INCOME......................................................  $   16,851,621  $   15,407,682  $    9,594,879
                                                                  --------------  --------------  --------------
                                                                  --------------  --------------  --------------

 The accompanying notes are an integral part of these consolidated statements.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

            FOR THE YEARS ENDED OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

                                                                                                        MINIMUM
                                                          ADDITIONAL     CUMULATIVE     CUMULATIVE      PENSION
                                               COMMON       PAID-IN       RETAINED      TRANSLATION    LIABILITY
                                                STOCK       CAPITAL       EARNINGS      ADJUSTMENTS   ADJUSTMENT
                                              ---------  -------------  -------------  -------------  -----------
BALANCE, October 31, 1992...................  $  77,000  $  76,923,000  $    (518,001) $    (628,192)  $       0
    Net income..............................          0              0      9,594,879              0           0
    Purchase of redeemable common stock.....          0              0        150,920              0           0
    Accretion of redeemable common stock....          0              0     (3,700,800)             0           0
    Translation adjustments.................          0              0              0     (1,194,152)          0
                                              ---------  -------------  -------------  -------------  -----------
BALANCE, October 30, 1993...................     77,000     76,923,000      5,526,998     (1,822,344)          0

    Net income..............................          0              0     15,407,682              0           0
    Issuance of common stock................         48         99,956              0              0           0
    Accretion of redeemable common stock....          0              0     (6,566,400)             0           0
    Translation adjustments.................          0              0              0       (431,695)          0
    Minimum pension liability adjustment....          0              0              0              0    (400,000)
                                              ---------  -------------  -------------  -------------  -----------
BALANCE, October 29, 1994...................     77,048     77,022,956     14,368,280     (2,254,039)   (400,000)

    Net income..............................          0              0     16,851,621              0           0
    Accretion of redeemable common stock....          0              0     (3,324,000)             0           0
    Translation adjustments.................          0              0              0       (114,645)          0
    Minimum pension liability adjustment....          0              0              0              0     400,000
                                              ---------  -------------  -------------  -------------  -----------
BALANCE, October 28, 1995...................  $  77,048  $  77,022,956  $  27,895,901  $  (2,368,684)  $       0
                                              ---------  -------------  -------------  -------------  -----------
                                              ---------  -------------  -------------  -------------  -----------

 The accompanying notes are an integral part of these consolidated statements.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

            FOR THE YEARS ENDED OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

                                                                        1995            1994            1993
                                                                   --------------  --------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................  $   16,851,621  $   15,407,682  $    9,594,879
  Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization..............................      12,558,707      13,521,452      14,038,249
      Increase in cash surrender value of life insurance.........        (234,103)       (116,467)       (144,443)
      Deferred income taxes......................................           5,011      (1,707,636)      4,715,018
      Other......................................................               0               0        (560,248)
      Changes in assets and liabilities:
        Trade receivables........................................      (4,602,234)      3,927,301       3,156,949
        Inventories..............................................      (7,561,501)       (591,991)     (5,545,987)
        Trade accounts payable...................................         689,604       1,088,116       8,442,150
        Income taxes payable.....................................       5,180,641       1,201,942      (6,755,617)
        Other current liabilities................................      (1,778,792)      3,055,578      (8,393,861)
        Other....................................................         185,669         640,166         692,621
          Total adjustments......................................       4,443,002      21,018,461       9,644,831
                                                                   --------------  --------------  --------------
          Net cash provided by operating activities..............      21,294,623      36,426,143      19,239,710
                                                                   --------------  --------------  --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property, plant, and equipment acquisitions....................      (3,648,833)     (8,594,212)     (1,127,374)
  Increases in leases receivable.................................     (32,230,390)     (1,331,603)     (9,070,155)
                                                                   --------------  --------------  --------------
          Net cash (used in) investing activities................     (35,879,223)     (9,925,815)    (10,197,529)
                                                                   --------------  --------------  --------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayments) under bank credit agreements and
    revolving credit line........................................      25,661,573     (26,100,000)      4,100,000
  Payment of escrow note payable.................................               0               0      (9,725,163)
  Stock redemption...............................................               0               0        (522,480)
  Other..........................................................               0         100,004               0
                                                                   --------------  --------------  --------------
          Net cash provided by (used in) financing activities....      25,661,573     (25,999,996)     (6,147,643)
                                                                   --------------  --------------  --------------
EFFECT OF EXCHANGE RATE FLUCTUATIONS.............................        (114,645)       (431,695)     (1,194,152)
                                                                   --------------  --------------  --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS........................      10,962,328          68,637       1,700,386
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR...................      10,489,786      10,421,149       8,720,763
                                                                   --------------  --------------  --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR.........................  $   21,452,114  $   10,489,786  $   10,421,149
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest.......................................................  $   14,959,218  $   13,856,104  $   16,517,235
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------
  Income taxes...................................................  $    4,038,000  $   10,224,110  $    8,830,514
                                                                   --------------  --------------  --------------
                                                                   --------------  --------------  --------------

 The accompanying notes are an integral part of these consolidated statements.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

1. NATURE OF BUSINESS

    Blue Bird Corporation and subsidiaries ("BBC" or the "Company") are engaged in the manufacture and assembly of school buses, commercial buses, and recreational vehicles. BBC has facilities in the United States, Canada, and Mexico.

FISCAL YEAR

    BBC's fiscal year ends on the Saturday nearest October 31 of each year, generally referred to as a "52-/53-week year." Fiscal years 1995, 1994, and 1993 contained 52 weeks.

ACQUISITION ACCOUNTING AND VALUATION

    On April 15, 1992, BBC acquired all of the outstanding capital stock of Blue Bird Body Company and subsidiaries (the "Predecessor") through the merger of BB Acquisition Corp., a wholly owned subsidiary of BBC, with and into the Predecessor, with the Predecessor as the surviving corporation. The acquisition was accounted for as a purchase. The excess purchase price over the fair value of the net assets, as adjusted, of $152,691,606 was allocated to goodwill. The goodwill is being amortized using the straight-line method over 40 years. BBC periodically reviews the value assigned to goodwill to determine whether it has been permanently impaired by adverse conditions affecting BBC. The Company uses an estimate of its undiscounted net income over the remaining life of the goodwill in measuring whether the goodwill is recoverable. Management is of the opinion that there has been no diminution in the value assigned to goodwill.

SIGNIFICANT ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of BBC and its domestic and foreign subsidiaries (owned 100% by BBC). All significant intercompany transactions and accounts have been eliminated in consolidation.

    TRANSLATION AND REMEASUREMENT OF FOREIGN CURRENCIES

    For the purpose of consolidation, the accounts for certain foreign subsidiaries and foreign branches of domestic subsidiaries of the U.S. parent are translated into U.S. dollars. Foreign currency assets and liabilities are translated using the exchange rates in effect at the balance sheet date. Results of operations are translated using the weighted average exchange rates in effect during the period. The effects of exchange rate fluctuations on translating foreign currency assets and liabilities into U.S. dollars are accumulated as part of the cumulative translation adjustments in the stockholders' equity section.

    One foreign subsidiary (the "Subsidiary") of the U.S. parent transacts sales denominated in U.S. dollars, while the Company provides inventory and financing. Accordingly, the U.S. dollar is deemed to be the functional currency. The Subsidiary does not maintain its books in U.S. dollars but remeasures its monetary assets and liabilities at balance sheet date rates, its nonmonetary items at historical rates, and income and expense amounts at the weighted average rates in effect for the period, except for depreciation and cost of goods sold which use historical rates. The effects of exchange rate fluctuations on the

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

1. NATURE OF BUSINESS (CONTINUED)
remeasurement of the Subsidiary's financial statements are recognized as exchange gains or losses on the statement of income.

    The Company recognizes exchange gains and losses from foreign currency transactions as other income or expense for the period. A loss of approximately $617,000 was recorded in fiscal 1995. A gain of approximately $5,000 and a loss of approximately $499,000 were recorded in fiscal years 1994 and 1993, respectively.

    FINANCIAL INSTRUMENTS

    BBC's financial instruments consist primarily of cash and cash equivalents, trade receivables, leases receivable, accounts payable, revolving credit facility, long-term debt, and certain interest rate agreements (Note 4). At October 28, 1995, the estimated fair value of BBC's senior subordinated debt was $79,875,000. The fair value of the senior subordinated debt was based on the discounted values of their related cash flows at current market interest rates. In management's opinion, the carrying amounts of all other financial instruments approximate their fair values at October 28, 1995.

    REVENUE RECOGNITION

    BBC recognizes revenue on sales when the related product has been delivered to the customer and title has passed or full payment has been received from the customer and the product is completed and awaiting customer pickup.

    CASH AND CASH EQUIVALENTS

    BBC considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    INVENTORIES

    Inventories are valued at the lower of cost or market, cost being determined on the last-in, first-out ("LIFO") basis. Such costs include raw materials, direct labor, and manufacturing overhead.

    If the first-in, first-out method had been used, inventories would have been approximately $85,900,000 at October 28, 1995 and approximately $75,100,000 at October 29, 1994.

    The components of inventory as of October 28, 1995 and October 29, 1994 consist of the following:

                                                                     1995           1994
                                                                 -------------  -------------
Raw materials..................................................  $  32,463,235  $  28,013,874
Work in process................................................     22,830,735     25,515,795
Finished goods.................................................     28,052,301     22,255,101
                                                                 -------------  -------------
    Total inventories (LIFO cost)..............................  $  83,346,271  $  75,784,770
                                                                 -------------  -------------
                                                                 -------------  -------------

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

1. NATURE OF BUSINESS (CONTINUED)
    PROPERTY, PLANT, AND EQUIPMENT

    Property, plant and equipment were stated at their fair market values at the date of acquisition. Assets purchased since the acquisition are stated at cost. All assets are being depreciated on a straight-line basis over their estimated useful lives.

    The following represent the estimated useful lives of the assets:

                                                                  20-33
Buildings.......................................................  years
Machinery and equipment.........................................  5-10 years
Automobiles, trucks, and airplane...............................  3-5 years
Office furniture and equipment..................................  3-10 years

    Expenditures for property and repair costs which substantially increase useful lives are capitalized. Currently, normal maintenance and repair costs are charged to expense as incurred. Gains and losses on disposals of property, plant, and equipment are reflected in current income.

    Interest costs for the construction of certain long-term assets are capitalized and amortized over the related assets' estimated useful lives. The Company capitalized net interest costs of approximately $208,237 for the year ended October 28, 1995 and $145,000 for the year ended October 29, 1994.

    Depreciation expense of $5,575,840, $5,608,035, and $5,951,843 was recorded for the years ended October 28, 1995, October 29, 1994, and October 30, 1993, respectively.

    LAND AND IDLE FACILITIES

    BBC currently has land and idle facilities held for sale located in Buena Vista, Virginia. The estimated fair value of the land and facilities is included as land and idle facilities in the accompanying balance sheets.

    PRODUCT WARRANTY COSTS

    The provision for estimated warranty costs is recorded in the year the unit is sold. Warranty costs totaled $5,313,438, $6,679,409, and $5,247,913 for the years ended October 28, 1995, October 29, 1994, and October 30, 1993, respectively.

    NONCOMPETE AGREEMENTS

    BBC assigned $5,000,000 to noncompete agreements with the former owners. The related assets were amortized over three years. Amortization expense totaled $833,000, $1,667,000, and $1,667,000 for the years ended October 28, 1995,
October 29, 1994, and October 30, 1993, respectively.

    ACCOUNTING STANDARDS YET TO BE ADOPTED

    In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which the Company is required to adopt in fiscal year 1997. SFAS No. 123 requires companies to estimate the value of all

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

1. NATURE OF BUSINESS (CONTINUED)
stock-based compensation using a recognized pricing model. Companies have the option to recognize this value as an expense to disclose its pro forma effects on net income. The Company's management has not yet determined its method of adoption or the financial statement impact of adopting SFAS No. 123. Other issued but not yet required FASB standards are not currently applicable to the Company's operations.

    RECLASSIFICATIONS

    Certain October 29, 1994 balances have been reclassified to conform with the October 28, 1995 presentation.

2. LEASES RECEIVABLE

    Under the terms of the Bank Credit Agreement discussed in Note 4, BBC is required to sell leases receivable to a bank once certain levels of lease receivables are exceeded. Under the original agreement, as leases were sold, the purchaser established a holdback reserve. However, during 1994, the agreement was modified such that the holdback reserve has been replaced with a letter of credit. The letter of credit fluctuates based on the amount of sold leases and was $1,000,000 and $1,500,000 at October 28, 1995 and October 29, 1994,
respectively.

    During 1995, BBC amended the Bank Credit Agreement to allow BBC to hold more leases receivable. As part of the amendment, BBC created a new subsidiary, Blue Bird Capital Corporation ("Blue Bird Capital") which acts as the holding agent and administrator of the incremental leases allowed by the amended credit agreement.

    BBC finances the sale of buses to school districts, other tax-exempt municipalities, and contractors under sales-type leases. Lease terms range from one to seven years and contain a bargain purchase option at the end of the lease term. Under the lease terms, the lessee bears substantially all risks of ownership. BBC retains a lien on the title until all lease payments have been made.

    The net investment in leases arising from these arrangements as of October 28, 1995 and October 29, 1994 was as follows:

                                                                     1995           1994
                                                                 -------------  -------------
Leases.........................................................  $  71,803,080  $  34,887,109
Unearned interest revenue......................................     (9,581,056)    (4,895,475)
                                                                 -------------  -------------
Net leases receivable..........................................  $  62,222,024  $  29,991,634
                                                                 -------------  -------------
                                                                 -------------  -------------

    Interest income recognized on leases receivable was $2,914,928, $2,652,570, and $1,797,073 for the years ended October 28, 1995, October 29, 1994, October 30, 1993, respectively.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

3. NET CASH SURRENDER VALUE OF LIFE INSURANCE

    Details of the net cash surrender value of life insurance on the lives of individuals in whom BBC has an insurable interest as of October 28, 1995 and October 29, 1994 are as follows:

                                                                      1995           1994
                                                                  -------------  -------------
Cash values.....................................................  $   7,193,239  $   6,959,136
  Less life insurance loans.....................................     (4,458,000)    (4,458,000)
                                                                  -------------  -------------
Net cash surrender value, included in other assets..............  $   2,735,239  $   2,501,136
                                                                  -------------  -------------
                                                                  -------------  -------------

4. DEBT

    Outstanding debt at October 28, 1995 and October 29, 1994 consisted of the following:

                                                                                        1995            1994
                                                                                   --------------  --------------
Bank term loan, principal and interest payable in quarterly installments through
  October 15, 1998; interest payable at the option of BBC at either the prime rate plus .75% or the Eurodollar rate plus 1.75%; interest rate at 7.625% on
  October 28, 1995; collateralized by all real, personal, and mixed property, as
  defined........................................................................  $   48,000,000  $   58,000,000
11.75% Series B senior subordinated notes, due April 15, 2002; interest payable semiannually; sinking fund deposits of $18,750,000 due on April 15, 2000 and
  April 15, 2001; subordinated to senior debt....................................      75,000,000      75,000,000
Revolving credit facility with final maturity on September 15, 1997; interest payable quarterly at the option of BBC at either the prime rate or the
  Eurodollar rate plus 1.25%; collateralized by all Blue Bird Capital stock......      35,661,573               0
Industrial development bonds, due March 2001; interest payable quarterly;
  interest rate at 3.95% on October 28, 1995; secured by a letter of credit......       2,750,000       2,750,000
                                                                                   --------------  --------------
                                                                                      161,411,573     135,750,000
Less:
  Current portion of debt........................................................      12,000,000      10,000,000
  Revolving credit facility......................................................      35,661,573               0
                                                                                   --------------  --------------
Long-term debt and bonds payable.................................................  $  113,750,000  $  125,750,000
                                                                                   --------------  --------------
                                                                                   --------------  --------------

    On April 15, 1992, BBC entered into a $170,000,000 bank credit agreement with Bankers Trust Company (the "Bank Credit Agreement"), secured by the capital stock of BBC and 66% of the capital stock of Canadian Blue Bird Coach, Ltd. (a wholly-owned subsidiary of BBC). The Bank Credit Agreement provides for a term loan and a revolving credit facility comprised of working capital loans and swing line loans. The revolving credit facility matures in October 1998 and requires interest payable quarterly at the option of BBC. Interest rates on the working capital loans is the prime rate plus .75% or the Eurodollar rate plus 1.75% and is the prime rate plus .25% on the swing line loans. The weighted average interest rate of the revolving credit facility for the years ended October 28, 1995 and October 29, 1994 was

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

4. DEBT (CONTINUED)
8.65% and 7.03%, respectively. The revolving credit facility is collateralized by all real, personal, and mixed property, as defined. No amounts were outstanding under this revolving credit facility at October 28, 1995 or October 29, 1994. The Bank Credit Agreement contains certain restrictive covenants. The most restrictive covenants include (a) a maximum leverage ratio, as defined, (b) a minimum fixed charge coverage ratio, as defined, (c) a minimum interest coverage ratio, as defined, (d) limitations of capital expenditures, and (e) certain restrictions on dividend distributions, as defined. All of these covenants have been met as of October 28, 1995.

    The maximum available borrowing amount on the Bank Credit Agreement revolving credit facility, as amended, is $77,000,000. The revolving credit facility requires quarterly payment of a commitment fee equal to .375% per annum of the daily unused portion.

    In connection with the creation of Blue Bird Capital (Note 2), BBC negotiated a new credit facility (the "New Facility") with LaSalle National Bank. The maximum capacity of the New Facility is $50,000,000 subject to meeting certain covenants, as defined. The New Facility requires quarterly payments of a commitment fee equal to .125% PER ANNUM of the daily unused portion and contains certain restrictive covenants. The most restrictive covenants include net income, tangible net worth, and interest coverage ratio. All of these financial ratios have been met as of October 28, 1995.

    In connection with the Bank Credit Agreement, BBC purchased interest rate caps with notional principal amounts totaling $76,000,000 in order to reduce the impact of changes in interest rates on its floating rate long-term debt. The interest rate agreements mature at dates ranging from April 1996 to April 1998.

    The industrial development bonds accrue interest based on a variable weekly interest rate, with interest payments due quarterly. An irrevocable letter of credit backing the bonds has been issued by Wachovia Bank of Georgia, N.A. This letter of credit requires adherence to certain terms and financial ratios which are the same or less restrictive than those under the revolving credit facilities and term loan, all of which have been met as of October 28, 1995.

    The future minimum principal payments by fiscal year of outstanding debt at October 28, 1995 are as follows:

1996..........................................................  $47,661,573
1997..........................................................   16,000,000
1998..........................................................   20,000,000
1999..........................................................            0
2000..........................................................   18,750,000
Thereafter....................................................   59,000,000
                                                                -----------
                                                                $161,411,573
                                                                -----------
                                                                -----------

5. INCOME TAXES

    BBC follows the provisions of SFAS No. 109, "Accounting for Income Taxes," for financial reporting purposes. SFAS No. 109 requires, among other things, the determination of deferred income taxes using

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

5. INCOME TAXES (CONTINUED)
the liability method, under which deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the currently enacted tax rates to apply to taxable income in the periods in which the deferred tax asset or liability is expected to be settled or realized.

    The components of the net deferred tax liability are as follows:

                                                                     1995            1994
                                                                --------------  --------------
Total deferred tax liabilities................................  $   31,759,029  $   32,025,470
Total deferred tax assets.....................................     (16,325,955)    (16,597,407)
                                                                --------------  --------------
Net deferred tax liability....................................  $   15,433,074  $   15,428,063
                                                                --------------  --------------
                                                                --------------  --------------

    The sources and differences between the financial accounting and tax basis of BBC's assets and liabilities which give rise to the deferred tax liabilities are as follows:

                                                                     1995           1994
                                                                 -------------  -------------
Deferred tax liabilities:
  Stepped-up basis in net assets...............................  $  20,633,323  $  20,297,173
  Depreciation.................................................      2,520,201      3,149,033
  Other........................................................      8,603,505      8,579,264
                                                                 -------------  -------------
                                                                 $  31,757,029  $  32,025,470
                                                                 -------------  -------------
                                                                 -------------  -------------
Deferred tax assets:
  Warranty reserves............................................  $   5,198,629  $   5,443,466
  Pension reserve..............................................      1,935,666      2,144,950
  Deferred compensation reserve................................      3,053,529      2,617,997
  Workers' compensation reserve................................      1,656,866      1,589,726
  Foreign tax credit carryovers................................              0        575,000
  Other........................................................      4,481,265      4,226,268
                                                                 -------------  -------------
                                                                 $  16,325,955  $  16,597,407
                                                                 -------------  -------------
                                                                 -------------  -------------

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

5. INCOME TAXES (CONTINUED)
    The components of the provision (benefit) for income taxes are as follows as of October 28, 1995, October 29, 1994, and October 30, 1993:

                                                                           1995           1994           1993
                                                                       -------------  -------------  ------------
Current:
  Federal............................................................  $   9,945,714  $  10,956,249  $  1,334,417
  Foreign............................................................        542,000        410,894       711,889
  State..............................................................      1,193,331      1,072,741       168,537
                                                                       -------------  -------------  ------------
Current, total.......................................................     11,681,045     12,439,884     2,214,843
                                                                       -------------  -------------  ------------
Deferred:
  Federal and state..................................................          5,011     (2,278,490)    4,773,018
  Foreign............................................................              0         (4,146)      (58,000)
                                                                       -------------  -------------  ------------
Deferred, net........................................................          5,011     (2,282,636)    4,715,018
                                                                       -------------  -------------  ------------
Tax provision, net...................................................  $  11,686,056  $  10,157,248  $  6,929,861
                                                                       -------------  -------------  ------------
                                                                       -------------  -------------  ------------

    BBC had available U.S. foreign tax credit carryovers of approximately $0, $575,000 and $1,916,000 at October 28, 1995, October 29, 1994, and October 30,
1993, respectively. Income from foreign operations was approximately $340,000, $1,410,000, and $1,575,000 for the years ended October 28, 1995, October 1994, and October 30, 1993, respectively.

    A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. At the acquisition date, there was significant uncertainty regarding the Company's ability to generate enough foreign source taxable income to enable it to utilize the foreign tax credit carryovers existing at that date. Therefore, at the acquisition date, the Company's management established a valuation allowance equal to the foreign tax credit carryovers.

    As a result of improved economic conditions in the Company's domestic and international markets during 1994, the Company began generating sufficient foreign source taxable income to allow the utilization of approximately $1,341,000 of the foreign tax credit carryovers. Further, management believed that the remaining foreign tax credit carryovers of $575,000 were more likely than not to be realized. Therefore, during 1994, the Company decreased the valuation allowance by $1,916,000. In accordance with SFAS No. 109, the change in the valuation allowance was recorded as a reduction in goodwill rather than as a reduction in the provision for income taxes.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

5. INCOME TAXES (CONTINUED)
    The income tax provision as of October 28, 1995, October 29, 1994, and October 30, 1993 differs from the amount computed by applying the statutory rates for U.S. federal income taxes to income before income taxes because of the following:

                                                                 1995           1994           1993
                                                             -------------  -------------  ------------
Income tax computed at statutory rates.....................  $   9,988,188  $   8,947,726  $  5,618,412
Foreign tax impact.........................................       (119,078)       (86,608)      116,943
Tax-exempt interest income.................................       (700,359)      (286,294)     (276,503)
State income taxes, net of federal income tax effect.......        775,665        562,360       612,968
Goodwill amortization......................................      1,307,024      1,321,381     1,313,880
Other......................................................        434,616       (301,317)     (455,839)
                                                             -------------  -------------  ------------
                                                             $  11,686,056  $  10,157,248  $  6,929,861
                                                             -------------  -------------  ------------
                                                             -------------  -------------  ------------

6. BENEFIT PLANS

    PENSION PLANS

    BBC has several defined benefit pension plans and a defined contribution plan covering substantially all domestic employees and a defined contribution plan for Canadian employees. Total pension expenses amounted to $3,399,151, $2,785,030, and $2,537,613 for the years ended October 28, 1995, October 29, 1994, and October 30, 1993, respectively.

    The board of directors adopted a supplemental excess retirement plan effective January 1, 1991. This plan is restricted to certain key executives and is not qualified under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is unfunded.

    The board of directors adopted a supplemental excess retirement plan in the form of a rabbi trust (a grantor trust set up to fund deferred compensation for certain individuals as allowed under the Internal Revenue Code of 1986, as amended) effective November 1, 1995. This plan is restricted to certain executives and is not qualified under ERISA and is not funded.

    BBC's funding policy is to contribute the net periodic pension cost accrued each year to the U.S. salaried and hourly defined benefit plans. However, the contribution will not be less than the minimum required contribution under ERISA or greater than the maximum tax-deductible contribution.

    Net pension cost for the U.S. defined benefit plans includes the following as of October 28, 1995, October 29, 1994 and October 30, 1993:

                                                                    1995          1994          1993
                                                                ------------  ------------  ------------
Service costs/benefits earned during the period...............  $  1,337,279  $  1,246,107  $  1,107,207
Interest costs on projected benefit obligations...............     3,320,053     3,025,245     2,877,482
Return on plan assets.........................................    (8,189,694)   (1,069,849)   (2,504,009)
Net amortization and deferral.................................     5,453,920    (1,630,964)            0
                                                                ------------  ------------  ------------
Net periodic pension costs....................................  $  1,921,558  $  1,570,539  $  1,480,680
                                                                ------------  ------------  ------------
                                                                ------------  ------------  ------------

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

6. BENEFIT PLANS (CONTINUED)
    The following table sets forth these plans' funded status at October 28, 1995:

                                                                   PLAN
                                               PLAN ASSETS     ACCUMULATED
                                               IN EXCESS OF    BENEFITS IN
                                               ACCUMULATED      EXCESS OF      UNQUALIFIED     RABBI
                                                 BENEFITS         ASSETS          PLAN         TRUST
                                              --------------  --------------  -------------  ----------
Pension benefit obligation:
  Vested Benefits...........................  $  (26,042,529) $  (12,187,890) $  (1,890,539) $  (55,079)
  Nonvested benefits........................         (94,224)       (765,474)             0           0
                                              --------------  --------------  -------------  ----------
Accumulated benefit obligation..............  $  (26,136,753) $  (12,953,364) $  (1,890,539) $  (55,079)
                                              --------------  --------------  -------------  ----------
                                              --------------  --------------  -------------  ----------
Projected benefit obligation................  $  (31,740,630) $  (12,953,364) $  (1,890,539) $  (55,079)
Market value of plan assets.................      31,169,464      11,345,581              0           0
                                              --------------  --------------  -------------  ----------
Unfunded projected benefit obligation.......        (571,166)     (1,607,783)    (1,890,539)    (55,079)
Unrecognized net (gain) loss................      (3,491,025)        873,517              0           0
Unrecognized prior service costs............        (629,471)     (1,211,507)             0           0
Other adjustment............................         (12,672)              0              0           0
Adjustment required to recognize minimum
  liability.................................               0         337,990              0           0
                                              --------------  --------------  -------------  ----------
Pension liability recognized in balance
  sheets....................................  $   (4,704,334) $   (1,607,783) $  (1,890,539) $  (55,079)
                                              --------------  --------------  -------------  ----------
                                              --------------  --------------  -------------  ----------

    Assets of the salaried and hourly plans are invested primarily in U.S. government securities, common stock funds, cash management funds, and insurance company group annuity contracts. For 1995 and 1994, the discount rate and expected long-term rate of return on assets were both approximately 8%. The expected average rate of increase in future compensation levels used was 5%.

    Pursuant to the provisions of SFAS No. 87, "Employers' Accounting for Pensions," the Company recorded in accrued pension expense an additional minimum pension liability adjustment of $337,990 as of October 28, 1995, representing the amount by which the accumulated benefit obligation exceeded the fair value of plan assets plus accrued amounts previously recorded. The additional liability has been offset by an intangible asset to the extent of previously unrecognized prior service cost. During 1994, the amount in excess of previously unrecognized prior service cost was recorded as a reduction of stockholders' equity in the amount of $400,000. As of October 28, 1995, there was no amount in excess of previously unrecognized prior service cost recorded as a reduction of stockholders' equity.

    The 401(k) plan for domestic employees and the pension plan covering Canadian employees are defined contribution plans. Such actuarial information as presented above is not applicable to these plans. Total expenses under such plans for the years ended October 28, 1995, October 29, 1994, and October 30, 1993 amounted to $1,477,593, $1,214,491, and $1,056,433, respectively.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

6. BENEFIT PLANS (CONTINUED)
    POSTRETIREMENT BENEFITS

    The Predecessor discontinued its postretirement health care and dental benefits in 1991. Coverage was available and will continue only for employees over age 55 who had elected early retirement and are currently entitled to such benefits, which are subject to certain limitations. BBC has recorded a liability of approximately $800,000 at October 28, 1995 and October 29, 1994, which represents management's best estimate of expected future benefits.

    MEDICAL, DENTAL, AND ACCIDENT AND SICKNESS BENEFITS

    BBC provides and is partially self-insured for medical, dental, and accident and sickness benefits. BBC maintains a voluntary employee benefit association trust through which all cash used to pay claims is processed. The trust is fully funded at year-end to cover incurred but not reported claims. Therefore, neither the trust's assets nor the liability for claims is reported in the accompanying balance sheets.

7. DEFERRED COMPENSATION AND SUPPLEMENTAL RETIREMENT BENEFITS

    At October 28, 1995 and October 29, 1994, the accompanying financial statements reflect liabilities for anticipated payment of deferred compensation and supplemental retirement benefits described above in the amounts of $1,157,435 and $1,244,959, respectively.

8. REDEEMABLE COMMON STOCK AND STOCK SUBSCRIPTIONS RECEIVABLE

    Redeemable common stock represents shares of common stock purchased by members of management ("Management Investors"), primarily in conjunction with the acquisition. The Management Investors have the right, prior to the earlier of an initial public offering of equity securities or the tenth anniversary of the stockholders' agreement, to put these shares to BBC in the event of their disability, involuntary termination, not for cause, retirement (all as defined in the stockholders' agreement), or death for a fair value price, as defined in the stockholders' agreement. The redeemable common stock was recorded at fair value on the date of issuance. The excess of the fair value price over the original fair value is being accreted by periodic charges to retained earnings. The amounts recorded in the balance sheets represent the estimated maximum amount payable if all management investors met the specified criteria and exercised their put rights.

    Stock subscriptions receivable represent notes due from members of management for stock issued in April 1992 in conjunction with the acquisition. The notes bear interest at an 8% interest rate. Interest is payable annually.

9. DIVIDENDS DECLARED

    No dividends were declared for the years ended October 28, 1995, October 29, 1994, and October 30, 1993.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES

                      OCTOBER 28, 1995, OCTOBER 29, 1994,
                              AND OCTOBER 30, 1993

10. LEASES

    BBC has no capitalized leases in which it is the lessee. Rental expenses for operating leases were approximately $1,625,000, $1,562,000, and $1,343,000 for the years ended October 28, 1995, October 29, 1994, and October 30, 1993, respectively. Operating leases relate primarily to computer equipment and software, office space, and miscellaneous office equipment. The future minimum lease payments under operating leases by fiscal year as of October 28, 1995 are approximately as follows:

1996...............................................................  $ 570,000
1997...............................................................    585,000
1998...............................................................    484,000
1999...............................................................    453,000
2000 and thereafter................................................     49,000
                                                                     ---------
                                                                     $2,141,000
                                                                     ---------
                                                                     ---------

11. CONTINGENCIES

    As of October 28, 1995, BBC had a number of product liability and other cases pending. At the date of this report, neither the outcome of the cases nor the amounts of any company liabilities related to these cases are known. Management believes that, considering BBC's insurance coverage and its intention to vigorously defend its position, the ultimate resolution of these matters will not have a material adverse impact on BBC's financial position or results of operations.

12. MANAGEMENT STOCK OPTION PLAN

    Effective April 15, 1992, BBC's board of directors adopted a nonqualified management stock option plan (the "Plan") which provided for the granting of options to key employees of BBC to purchase up to 850,000 shares of common stock. Pursuant to the Plan, on April 15, 1992, key employees were granted options (the "Vested Options") to purchase an aggregate of 400,000 shares of common stock at an exercise price equal to $10 per share (the fair value of the stock at the grant date as determined by the board of directors). The Vested Options were fully vested at the time of grant. Additionally, on April 15, 1992, key employees were granted options (the "Performance Options") to purchase an aggregate of 400,000 shares at an exercise price equal to $10 per share. The Performance Options vest ratably over the next five years based on BBC's achieving certain levels of earnings performance, as defined in the Plan, and in any case ten years from the date of grant. During the year ended October 30, 1993, options for 70,000 shares were canceled and options for 10,000 shares were issued. As of October 28, 1995 and October 29, 1994, 720,000 options to purchase shares were outstanding.

13. SUBSEQUENT EVENT

    On December 14, 1995, the Company acquired $25,000,000 principal amount of its 11.75% Series B senior subordinated notes (the "Series B Notes"), due April 15, 2002 for a purchase price equal to 106.5% of the principal amount plus accrued interest. The purchase will result in a one-time, after-tax extraordinary charge of approximately $1,415,000 in the first quarter of fiscal year 1996. All of the Series B Notes are included in long-term debt on the accompanying consolidated balance sheets.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES
                    BLUE BIRD BODY COMPANY AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                       JULY 27, 1996 AND OCTOBER 28, 1995
                                ($ IN THOUSANDS)

                                     ASSETS

                                                                                                       OCTOBER 28,
                                                                                                          1995
                                                                                           JULY 27,    -----------
                                                                                             1996
                                                                                          -----------
                                                                                          (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.............................................................   $   5,260    $  21,452
  Trade receivables.....................................................................      20,067       18,866
  Leases receivable.....................................................................      33,125       47,222
  Inventories...........................................................................     156,756       83,346
  Prepaid expenses......................................................................       1,579        1,020
  Other current assets..................................................................       2,914        5,927
                                                                                          -----------  -----------
    Total current assets................................................................     219,701      177,833
LEASES RECEIVABLE, NONCURRENT...........................................................      38,654       15,000
PROPERTY, PLANT, AND EQUIPMENT..........................................................      61,170       58,872
  Less accumulated depreciation.........................................................     (25,986)     (21,860)
                                                                                          -----------  -----------
    Property, plant, and equipment, net.................................................      35,184       37,012
                                                                                          -----------  -----------
GOODWILL AND OTHER INTANGIBLE ASSETS....................................................     163,733      165,594
  Less accumulated amortization.........................................................     (24,714)     (21,712)
                                                                                          -----------  -----------
    Goodwill & other intangible assets, net.............................................     139,019      143,882
                                                                                          -----------  -----------
OTHER ASSETS............................................................................       6,935        6,065
                                                                                          -----------  -----------
    Total assets........................................................................   $ 439,493    $ 379,792
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Revolving credit facilities...........................................................   $  46,547    $  35,662
  Current portions of long-term debt....................................................      13,000       12,000
  Accounts payable......................................................................      58,600       25,743
  Income taxes payable..................................................................       1,764        6,926
  Deferred income taxes.................................................................       8,442        9,535
  Other current liabilities.............................................................      33,644       26,242
                                                                                          -----------  -----------
    Total current liabilities...........................................................     161,997      116,108
LONG-TERM DEBT..........................................................................     118,404      113,750
DEFERRED INCOME TAXES...................................................................       5,550        5,898
OTHER LIABILITIES.......................................................................      21,017       20,536
REDEEMABLE COMMON STOCK, NET............................................................      20,431       20,872
                                                                                          -----------  -----------
    Total liabilities...................................................................     327,399      277,164
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; 25,000,000 shares authorized; 7,704,778 and 7,704,778
    outstanding respectively............................................................          77           77
  Additional paid-in capital............................................................      77,023       77,023
  Retained earnings.....................................................................      37,553       27,896
  Other stockholders' equity............................................................      (2,559)      (2,368)
                                                                                          -----------  -----------
    Total stockholders' equity..........................................................     112,094      102,628
                                                                                          -----------  -----------
    Total liabilities and stockholders' equity..........................................   $ 439,493    $ 379,792
                                                                                          -----------  -----------
                                                                                          -----------  -----------

  The accompanying notes are an integral part of these condensed consolidated statements.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES
                    BLUE BIRD BODY COMPANY AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                   FOR THE THREE MONTH AND NINE MONTH PERIODS
                      ENDED JULY 27,1996 AND JULY 29,1995
                                ($ IN THOUSANDS)

                                                                 THREE MONTHS ENDED        NINE MONTHS ENDED
                                                              ------------------------  ------------------------
                                                               JULY 27,     JULY 29,     JULY 27,     JULY 29,
                                                                 1996         1995         1996         1995
                                                              -----------  -----------  -----------  -----------
                                                              (UNAUDITED)  (UNAUDITED)  (UNAUDITED)  (UNAUDITED)
Net sales...................................................   $ 146,788    $ 137,340    $ 346,115    $ 319,445
Cost of goods sold..........................................     122,141      113,037      287,427      264,085
                                                              -----------  -----------  -----------  -----------
      Gross profit..........................................      24,647       24,303       58,688       55,360
Selling, general and administrative expenses................      10,612        9,499       31,501       29,462
Amortization of goodwill and other intangibles..............         940          965        2,820        3,728
                                                              -----------  -----------  -----------  -----------
Operating income............................................      13,095       13,839       24,367       22,170
Interest income.............................................       1,845        1,016        5,353        2,993
Interest and debt issue expense.............................      (4,425)      (5,332)     (12,796)     (14,005)
Other income (expense)......................................         110          613          543          475
                                                              -----------  -----------  -----------  -----------
Income before income taxes..................................      10,625       10,136       17,467       11,633
Provision for income taxes..................................       4,049        4,330        6,835        4,929
                                                              -----------  -----------  -----------  -----------
Net income before extraordinary items.......................       6,576        5,806       10,632        6,704
Extraordinary item--loss on extinguishment of debt (net of
  income tax benefit of $838)...............................           0            0       (1,416)           0
                                                              -----------  -----------  -----------  -----------
      Net income............................................   $   6,576    $   5,806    $   9,216    $   6,704
                                                              -----------  -----------  -----------  -----------
                                                              -----------  -----------  -----------  -----------

  The accompanying notes are an integral part of these condensed consolidated statements.

                     BLUE BIRD CORPORATION AND SUBSIDIARIES
                    BLUE BIRD BODY COMPANY AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

        FOR THE NINE-MONTH PERIODS ENDED JULY 27, 1996 AND JULY 29, 1995
                                ($ IN THOUSANDS)

                                                                                            NINE MONTHS ENDED
                                                                                         ------------------------
                                                                                          JULY 27,     JULY 29,
                                                                                            1996         1995
                                                                                         -----------  -----------

                                                                                         (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................................................................   $   9,216    $   6,704
                                                                                         -----------  -----------
  Adjustments to reconcile net income (loss) to net cash provided by (used in)
    operating activities:
    Extraordinary loss on extinguishment of debt.......................................       2,254            0
    Depreciation and amortization......................................................       8,694        9,452
    Increase in cash surrender value of life insurance.................................         (47)         (71)
    Deferred income taxes..............................................................      (1,441)      (1,971)
  Changes in operating assets and liabilities:
    (Increase) decrease in trade receivables...........................................      (1,201)      (6,597)
    (Increase) decrease in inventories.................................................     (73,410)     (74,177)
    (Increase) decrease in prepaid expenses............................................        (559)        (109)
    Increase (decrease) in accounts payable............................................      32,857       24,449
    Increase (decrease) in income taxes payable........................................      (5,162)         974
    Other..............................................................................      10,220        2,730
                                                                                         -----------  -----------
      Total adjustments................................................................     (27,795)     (45,320)
                                                                                         -----------  -----------
      Net cash used in operating activities............................................     (18,579)     (38,616)
                                                                                         -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property, plant, and equipment acquisitions..........................................      (2,587)      (2,762)
  Leases receivable....................................................................      (9,557)      (9,991)
                                                                                         -----------  -----------
      Net cash used in investing activities............................................     (12,144)     (12,753)
                                                                                         -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowing on working capital revolvers...........................................      49,539       49,900
  Repayment of long-term debt..........................................................     (33,000)      (6,000)
  Debt prepayment premium..............................................................      (1,625)           0
  Other................................................................................        (192)        (949)
                                                                                         -----------  -----------
      Net cash (used in) provided by financing activities..............................      14,722       42,951
                                                                                         -----------  -----------
EFFECT OF EXCHANGE RATE FLUCTUATION....................................................        (191)         (95)
                                                                                         -----------  -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS..............................................     (16,192)      (8,513)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD.......................................      21,452       10,490
                                                                                         -----------  -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.............................................   $   5,260    $   1,977
                                                                                         -----------  -----------
                                                                                         -----------  -----------
SUPPLEMENTAL INFORMATION:
  Cash interest paid...................................................................   $  10,790    $  11,818
                                                                                         -----------  -----------
                                                                                         -----------  -----------
  Cash income taxes paid...............................................................   $   8,351    $   5,928
                                                                                         -----------  -----------
                                                                                         -----------  -----------

                     BLUE BIRD CORPORATION AND SUBSIDIARIES
                    BLUE BIRD BODY COMPANY AND SUBSIDIARIES

         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. BASIS OF FINANCIAL STATEMENTS AND FORMATION AND ORGANIZATION

    The accompanying unaudited condensed consolidated financial statements of Blue Bird Corporation and subsidiaries ("BBC") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and the notes thereto included in the joint annual report of BBC and Blue Bird Body Company (the "Predecessor") (see "Acquisition" below) on Form 10-K for the fiscal year ended October 28, 1995.

    The accompanying unaudited financial statements include, in the opinion of management, all adjustments, which are of a normal recurring nature, necessary for a fair presentation for the periods presented. Results for the interim periods presented are not necessarily indicative of results that may be expected for a full fiscal year.

FISCAL YEAR

    BBC's fiscal year ends on the Saturday nearest October 31 of each year, generally referred to as a "52-/53-week year." Fiscal year 1996 contains 53 weeks and fiscal year 1995 contains 52 weeks.

ACQUISITION

    On April 15, 1992, BBC (formerly B B Holding Corp.) acquired all of the outstanding capital stock of the Predecessor through the merger of B B Acquisition Corp., a wholly-owned subsidiary of BBC, with and into the Predecessor (the "Acquisition"), with the Predecessor as the surviving corporation. The Acquisition was accounted for as a purchase.

2. INVENTORIES

    Inventories are valued at the lower of cost or market, cost being determined on the last-in, first-out basis. If the first-in, first-out method had been used, inventories would have been approximately $4,000,000 higher at July 27, 1996 and approximately $2,600,000 higher at October 28, 1995.

    The components of inventory consist of the following at July 27, 1996 and October 28, 1995 (dollars in thousands):

                                                                            1996       1995
                                                                         ----------  ---------
Raw materials..........................................................  $   29,024  $  32,463
Work in process........................................................      47,473     22,831
Finished goods.........................................................      80,259     28,052
                                                                         ----------  ---------
                                                                         $  156,756  $  83,346
                                                                         ----------  ---------
                                                                         ----------  ---------

3. CONTINGENCIES

PENDING LITIGATION AND INSURANCE PROGRAM

    As of July 27, 1996, a number of product liability cases were pending against a subsidiary of BBC. Neither the outcome of certain cases nor the amounts of any liabilities related to these certain cases are known, however, management believes that the ultimate resolution of these matters will not have a material adverse impact on BBC's financial position or results of operations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE INITIAL PURCHASERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION TO BUY, THE EXCHANGE NOTES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, IN ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                      PAGE
                                                    ---------
Available Information.............................          3
Prospectus Summary................................          5
Summary Financial Data............................         11
Risk Factors......................................         13
The Exchange Offer................................         21
Certain Federal Income Tax Consequences of the
  Exchange Offer..................................         29
The Recapitalization..............................         30
Use of Proceeds...................................         31
Capitalization....................................         32
Selected Financial Data...........................         34
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.............         35
Business..........................................         40
Management........................................         53
Ownership of Capital Stock........................         60
Certain Relationships and Related Transactions....         62
Description of Debt Facilities....................         63
Description of the Exchange Notes.................         67
Description of Certain Federal Income Tax
  Consequences of an Investment in the Exchange
  Notes...........................................         93
Book-Entry, Delivery and Form.....................         95
Exchange Offer; Registration Rights...............         97
Plan of Distribution..............................         99
Legal Matters.....................................        100
Experts...........................................        100
Index to Consolidated Financial Statements........        F-1

                                     [LOGO]

                             BLUE BIRD BODY COMPANY

                               OFFER TO EXCHANGE
                                  $100,000,000

                          10 3/4% SENIOR SUBORDINATED
                                 NOTES DUE 2006
                                      FOR
                          10 3/4% SENIOR SUBORDINATED
                            NOTES DUE 2006, SERIES B

                                 -------------
                                   PROSPECTUS
                                 -------------

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                [ALTERNATIVE PAGE FOR MARKET-MAKING PROSPECTUS]

PRELIMINARY PROSPECTUS
                                                                     [LOGO]
              10 3/4% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B

                             BLUE BIRD BODY COMPANY
                                ---------------

    The 10 3/4% Senior Subordinated Notes due 2006, Series B (the "Exchange Notes") were issued in exchange for the 10 3/4% Senior Subordinated Notes due 2006 (the "144A Notes" and, together with the Exchange Notes, the "Notes") by the Blue Bird Body Company, a Georgia corporation (the "Company"). The Exchange Notes are guaranteed on a senior subordinated basis by Blue Bird Corporation, a Delaware corporation ("BBC" or the "Guarantor") of which the Company is a wholly-owned subsidiary. See "Description of the Exchange Notes."

    Interest on the Exchange Notes is payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 1996. The Exchange Notes are redeemable at the option of the Company, in whole or in part, at any time on or after November 15, 2001, at the redemption prices set forth herein, together with accrued and unpaid interest to the date of redemption. In addition, on or prior to November 15, 1999, the Company may redeem up to 25% of the originally issued Notes, at a price of 110.75% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption, with the net proceeds of a Public Equity Offering (as defined herein); PROVIDED that not less than $75 million in principal amount of Notes is outstanding immediately after giving effect to such redemption. Upon the occurrence of a Change of Control Triggering Event (as defined herein), each holder of Exchange Notes will, subject to the limitations described herein, have the right to require the Company to purchase all or a portion of such holder's Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of the Exchange Notes."

    The Exchange Notes are unsecured senior subordinated obligations of the Company and are subordinated in right of payment to all existing and future Senior Indebtedness (as defined herein) of the Company. As of September 28, 1996, on a PRO FORMA basis after giving effect to the Recapitalization (as defined herein), the Company would have had approximately $181.3 million of Senior Indebtedness outstanding. In addition, at September 28, 1996, after giving effect to the Recapitalization, the aggregate amount of indebtedness and other liabilities of subsidiaries of the Company to which holders of the Exchange Notes are structurally subordinated would have been approximately $63 million (which is comprised principally of liabilities of the Company's special purpose lease financing subsidiary).

    SEE "RISK FACTORS," BEGINNING ON PAGE 13, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER 144A NOTES IN THE EXCHANGE OFFER.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    This Prospectus is to be used by Merrill Lynch, Pierce, Fenner & Smith ("Merrill Lynch") in connection with offers and sales in market-making transactions at negotiated prices related to prevailing market price at the time of sale. Merrill Lynch may act as principal or agent in such transactions and has no obligation to make a market in the Exchange Notes, and may discontinue its market-making activities any time without notice, at its sole discretion. The Company will receive no portion of the proceeds of the sale of such Exchange Notes and will bear expenses incident to the registration thereof.
                            ------------------------

                              MERRILL LYNCH & CO.

               The date of this Prospectus is            , 1996.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

    No dealer, salesperson, or other person has been authorized to give information or to make any representations not contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or Merrill Lynch. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the Exchange Notes offered hereby, nor does it constitute an offer to sell or the solicitation of an offer to buy any of the Exchange Notes to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                             AVAILABLE INFORMATION

    The Company and BBC have jointly filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Exchange Notes being offered hereby and the related BBC Guarantee (as defined herein). This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company, BBC, the Exchange Notes and the related BBC Guarantee offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions in such exhibit, to which reference is hereby made. Copies of the Registration Statement may be examined without charge at the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the web site (http://www.sec.gov.) maintained by the Commission and at the Commission's Regional Offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    Upon the effectiveness of the Registration Statement, the Company became subject to the informational requirements of the Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file periodic reports and other information with the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of any material so filed can be obtained from the Public Reference Section of the Commission, upon payment of certain fees prescribed by the Commission. In addition, pursuant to the Indenture (as defined herein) covering the 144A Notes and the Exchange Notes, the Company has agreed to file with the Commission and provide to the Holders the annual reports and the information, documents and other reports otherwise required pursuant to
Section 13 of the Exchange Act. Such requirements may be satisfied through the filing and provision of such documents and reports which would otherwise be required pursuant to Section 13 in respect of the Company.

    So long as the Company is subject to the periodic reporting requirements of the Exchange Act, it is required to furnish the information required to be filed to the Commission to (i) the Trustee (as defined herein) and (ii) the holders of the 144A Notes and the Exchange Notes. The Company has agreed that, even if it is not required under the Exchange Act to furnish such information to the Commission, it will nonetheless continue to furnish such information that would be required to be furnished by the Company by Section 13 of the Exchange Act to the Trustee and the Holders of the 144A Notes or Exchange Notes as if they were subject to such periodic reporting requirements.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                                USE OF PROCEEDS

    This Prospectus is delivered in connection with the sale of the Exchange Notes by Merrill Lynch in market-making transactions. The Company will not receive any of the proceeds from such transactions.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                                  RISK FACTORS

TRADING MARKET FOR THE NOTES

    There is currently no established market for the Exchange Notes and there can be no assurance as to the liquidity of markets that may develop for the Exchange Notes, the ability of the holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders would be able to sell their Exchange Notes. If such markets were to exist, the Exchange Notes could trade at prices that may be lower than the initial market values thereof depending on many factors, including prevailing interest rates and the markets for similar securities. Although there is currently no market for the Exchange Notes, Merrill Lynch has advised the Company that it currently intends to make a market in the Exchange Notes. However, Merrill Lynch is not obligated to do so, and any market-making with respect to the Exchange Notes may be discontinued at any time, for any reason, without notice at the sole discretion of Merrill Lynch.

    In addition, if Merrill Lynch conducts any market-making activities in respect of the Exchange Notes, it may be required to deliver a "market-making prospectus" when effecting offers and sales in the Exchange Notes, because of the equity ownership of affiliates of Merrill Lynch. The ML Entities in the aggregate hold approximately 91% of the BBC Common Stock. For so long as a market-making prospectus is required to be delivered, the ability of Merrill Lynch to make a market in the Notes may, in part, be dependent on the ability of the Company to maintain a current market-making prospectus. Therefore, no assurance can be given as to the liquidity of, or the trading market for, the Exchange Notes.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                              PLAN OF DISTRIBUTION

    This Prospectus is to be used by Merrill Lynch in connection with offers and sales of the Exchange Notes in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Merrill Lynch may act as principal or agent in such transactions, has no obligation to make a market in the Exchange Notes, and may discontinue its market-making activities at any time without notice, at its sole discretion.

    Merrill Lynch is an affiliate of entities that beneficially own a majority of the voting power of the capital stock of BBC, the Company's parent company. Merrill Lynch acted as an Initial Purchaser in connection with the original offering of the Exchange Notes and received an Initial Purchasers' discount in the aggregate amount of $3,000,000 in connection therewith. For information regarding the involvement of Merrill Lynch and its affiliates in connection with the Company and the recapitalization and the equity ownership by Merrill Lynch and its affiliates of BBC, see "Certain Relationships and Related Transactions."

    The Company and BBC have agreed, jointly and severally, to indemnify Merrill Lynch against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments Merrill Lynch may be required to make in respect thereof.

    Merrill Lynch and the Company have entered into a Registration Rights Agreement with respect to the use by Merrill Lynch of this Prospectus. Pursuant to such agreement, the Company has agreed to bear all registration expenses incurred under such agreement, and the Company has agreed to indemnify Merrill Lynch against certain liabilities, including liabilities under the Securities Act.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

                                 LEGAL MATTERS

    Certain legal matters in connection with the sale of the Exchange Notes were passed upon for the Company and BBC by Wachtell, Lipton, Rosen & Katz, New York, New York.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR MERRILL LYNCH. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                       PAGE
                                                       -----
Available Information.............................           3
Prospectus Summary................................           5
Summary Financial Data............................          11
Risk Factors......................................          13
The Exchange Offer................................          21
Certain Federal Income Tax Consequences of the
  Exchange Offer..................................          29
The Recapitalization..............................          30
Use of Proceeds...................................          31
Capitalization....................................          32
Selected Financial Data...........................          34
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.............          35
Business..........................................          40
Management........................................          53
Ownership of Capital Stock........................          60
Certain Relationships and Related Transactions....          62
Description of Debt Facilities....................          63
Description of the Exchange Notes.................          67
Description of Certain Federal Income Tax
  Consequences of an Investment in the Exchange
  Notes...........................................          93
Book-Entry, Delivery and Form.....................          95
Exchange Offer; Registration Rights...............          97
Plan of Distribution..............................          99
Legal Matters.....................................         100
Experts...........................................         100
Index to Consolidated Financial Statements........         F-1

                                     [LOGO]

                             BLUE BIRD BODY COMPANY

                               OFFER TO EXCHANGE
                                  $100,000,000

                          10 3/4% SENIOR SUBORDINATED
                                 NOTES DUE 2006
                                      FOR
                          10 3/4% SENIOR SUBORDINATED
                            NOTES DUE 2006, SERIES B

                                 -------------
                                   PROSPECTUS
                                 -------------

                                          , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Articles of Incorporation and By-Laws provide for indemnification to the full extent permitted by the Georgia Business Corporation Code against and with respect to threatened, pending or completed actions, suits or proceedings to which any individual is made a party by reason of such individual being or having been a director or executive officer of the Company or who, while a director or executive officer of the Company, served or is serving at the Company's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, PROVIDED, in general, that such individual acted in good faith and in the best interests of the Company.

    BBC's Certificate of Incorporation provides for indemnification to the full extent permitted by the General Corporation Law of the State of Delaware against and with respect to actions, suits or proceedings to which any individual is made or threatened to be made a party by reason of such individual being or having been a director or officer of BBC or who served or is serving at BBC's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, PROVIDED that the basis of such action, suit or proceeding is alleged action occurring while such individual was a director, officer, employee or agent. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation.

    The Company maintains a directors' and officers' liability insurance policy which insures directors and officers of the Company and its subsidiaries for losses as a result of claims based upon their acts or omissions in the discharge of their duties as directors and officers of the Company and its subsidiaries.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

       3.1   Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the
             Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

       3.2   By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
             Statement on Form S-1 No. 33-49544 filed September 11, 1992).

       3.3   Restated Certificate of Incorporation of BBC (incorporated by reference to Exhibit 3.3 to the
             Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

       3.4   By-laws of BBC (incorporated by reference to Exhibit 3.4 to the Registrant's Registration Statement on
             Form S-1 No. 33-49544 filed September 11, 1992).

       4.1   Indenture dated as of November 15, 1996 by and among the Company, BBC and the Chase Manhattan Bank, as
             Trustee.

       4.2   Form of Exchange Note (contained in Exhibit 4.1 as Exhibit A-2 thereto).

       4.3   Purchase Agreement dated November 13, 1996 by and among the Company, BBC and Merrill Lynch and BT
             Securities Corporation.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       5.1   Opinion of Wachtell, Lipton, Rosen & Katz.*

      10.1   Registration Rights Agreement dated as of November 19, 1996 by and among the Company, BBC and Merrill
             Lynch, Pierce, Fenner & Smith Incorporated and BT Securities Corporation.

      10.2   First Amended and Restated Credit Agreement dated as of November 15, 1996 by and among the Company, BBC, the lenders listed on the signature pages thereto and Bankers Trust Company, as Administrative Agent and
             Merrill Lynch & Co., as Syndication Agent, including all exhibits thereto.

      10.3   Amended and Restated Loan Agreement by and among Blue Bird Capital Corporation and LaSalle National
             Bank, as agent, and the several financial institutions from time to time parties to the agreement dated as of March 29, 1996 (incorporated by reference to Exhibit 10.22 to the Registrant's Form 10-Q No.
             033-49544 filed June 11, 1996).

      10.4   Executive Employment Agreement dated April 15, 1992 between Paul E. Glaske and the Company (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1 No. 33-49544 filed
             September 11, 1992).

      10.5   Supplemental Retirement Plan of the Company (incorporated by reference to Exhibit 10.3 to the
             Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

      10.6   Form of Noncompetition and Nonsolicitation Agreement with Albert L. Luce, Jr. and Joseph P. Luce
             (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1 No.
             33-49544 filed September 11, 1992).

      10.7   ML Stock Subscription Agreement dated as of April 15, 1992 (incorporated by reference to Exhibit 10.10 to the Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

      10.8   Management Stock Subscription Agreement dated as of April 15, 1992 (incorporated by reference to Exhibit
             10.11 to the Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

      10.9   Stockholders' Agreement dated as of April 15, 1992 (incorporated by reference to Exhibit 10.14 to the
             Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

     10.10   BBC Management Stock Option Plan (incorporated by reference to Exhibit 10.15 to the Registrant's
             Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

     10.11   Form of Vested Option Agreement (incorporated by reference to Exhibit 10.16 to the Registrant's
             Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

     10.12   Form of Performance Option Agreement (incorporated by reference to Exhibit 10.17 to the Registrant's
             Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

     10.13   Chassis Supply Agreement dated as of May 8, 1991 between the Company and General Motors Corporation
             (incorporated by reference to Exhibit 10.18 to the Registrant's Registration Statement on Form S-1 No.
             33-49544 filed September 11, 1992).

     10.14   Executive Employment Agreement dated April 15, 1993 between Bobby G. Wallace and the Company
             (incorporated by reference to Exhibit 10.19 to the Registrant's Report on Form 10-K for the fiscal year ended October 30, 1993 filed January 28, 1994).

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     10.15   Amendment dated October 15, 1994, amending Executive Employment Agreement dated April 15, 1993 between
             Bobby G. Wallace and the Company (incorporated by reference to Exhibit 10.20 to the Registrant's Report on Form 10-K for the fiscal year ended October 29, 1994 and filed January 27, 1995).

     10.16   Amended and Restated Vested Option Agreement dated September 13, 1994 between Bobby G. Wallace and the
             Company (incorporated by reference to Exhibit 10.21 to the Registrant's Report on Form 10-K for the
             fiscal year ended October 29, 1994 filed January 27, 1995).

      12.1   Statements re Computation of Ratios.

      21.1   Subsidiaries of BBC and the Company.

      23.1   Consent of Arthur Andersen LLP.

      23.2   Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

      24.1   Powers of Attorney of Directors and Officers of Blue Bird Corporation (included in the signature pages in Part II of the Registration Statement).

      24.2   Powers of Attorney of Directors and Officers of Blue Bird Body Company (included in the signature pages in Part II of the Registration Statement).

      25.1   Statement of Eligibility and Qualification of Trustee on Form T-1 of The Chase Manhattan Bank under the
             Trust Indenture Act of 1939.

      99.1   Form of Letter of Transmittal for the 10 3/4% Senior Subordinated Notes due 2006.

      99.2   Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

      99.3   Form of Notice of Guaranteed Delivery.

------------------------

*   To be filed by amendment.

ITEM 22. UNDERTAKINGS

    Each of the undersigned registrants hereby undertakes:

        (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Macon,
State of Georgia, on December   , 1996.

                                BLUE BIRD BODY COMPANY

                                BY:              /S/ PAUL E. GLASKE
                                     -----------------------------------------
                                                   Paul E. Glaske
                                               CHAIRMAN OF THE BOARD
                                             AND PRESIDENT AND DIRECTOR

                                BLUE BIRD CORPORATION

                                BY:              /S/ PAUL E. GLASKE
                                     -----------------------------------------
                                                   Paul E. Glaske
                                               CHAIRMAN OF THE BOARD
                                             AND PRESIDENT AND DIRECTOR

    Each person whose signature appears below constitutes and appoints Paul E. Glaske and Bobby G. Wallace, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the
following persons in the capacities and on December   , 1996.

BLUE BIRD BODY COMPANY

          SIGNATURE                        TITLE
------------------------------  ---------------------------

                                Chairman of the Board and
      /s/ PAUL E. GLASKE          President and Director
------------------------------    (Principal Executive
        Paul E. Glaske            Officer)

                                Vice President--Finance and
                                  Administration, Treasurer
     /s/ BOBBY G. WALLACE         and Secretary and
------------------------------    Director (Principal
       Bobby G. Wallace           Financial and Accounting
                                  Officer)

   /s/ GERALD S. ARMSTRONG      Director
------------------------------
     Gerald S. Armstrong

     /s/ ALEXIS P. MICHAS       Director
------------------------------
       Alexis P. Michas

    /s/ DONALD C. TRAUSCHT      Director
------------------------------
      Donald C. Trauscht

   /s/ ALFRED C. DAUGHERTY      Director
------------------------------
     Alfred C. Daugherty

BLUE BIRD BODY COMPANY

          SIGNATURE                        TITLE
------------------------------  ---------------------------

                                Chairman of the Board and
      /s/ PAUL E. GLASKE          President and Director
------------------------------    (Principal Executive
        Paul E. Glaske            Officer)

                                Vice President and
     /s/ BOBBY G. WALLACE         Treasurer and Secretary
------------------------------    and Director (Principal
       Bobby G. Wallace           Financial and Accounting
                                  Officer)

   /s/ GERALD S. ARMSTRONG      Director
------------------------------
     Gerald S. Armstrong

     /s/ ALEXIS P. MICHAS       Director
------------------------------
       Alexis P. Michas

    /s/ DONALD C. TRAUSCHT      Director
------------------------------
      Donald C. Trauscht

   /s/ ALFRED C. DAUGHERTY      Director
------------------------------
     Alfred C. Daugherty

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                                DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------

       3.1   Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the
             Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

       3.2   By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Registrant's Registration
             Statement on Form S-1 No. 33-49544 filed September 11, 1992).

       3.3   Restated Certificate of Incorporation of BBC (incorporated by reference to Exhibit 3.3 to the
             Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

       3.4   By-laws of BBC (incorporated by reference to Exhibit 3.4 to the Registrant's Registration
             Statement on Form S-1 No. 33-49544 filed September 11, 1992).

       4.1   Indenture dated as of November 15, 1996 by and among the Company, BBC and the Chase Manhattan
             Bank, as Trustee.

       4.2   Form of Exchange Note (contained in Exhibit 4.1 as Exhibit A-2 thereto).

       4.3   Purchase Agreement dated November 13, 1996 by and among the Company, BBC and Merrill Lynch and BT
             Securities Corporation.

       5.1   Opinion of Wachtell, Lipton, Rosen & Katz.*

      10.1   Registration Rights Agreement dated as of November 19, 1996 by and among the Company, BBC and
             Merrill Lynch, Pierce, Fenner & Smith Incorporated and BT Securities Corporation.

      10.2   First Amended and Restated Credit Agreement dated as of November 15, 1996 by and among the
             Company, BBC, the lenders listed on the signature pages thereto and Bankers Trust Company, as
             Administrative Agent and Merrill Lynch & Co., as Syndication Agent, including all exhibits thereto.

      10.3   Amended and Restated Loan Agreement by and among Blue Bird Capital Corporation and LaSalle
             National Bank, as agent, and the several financial institutions from time to time parties to the agreement dated as of March 29, 1996 (incorporated by reference to Exhibit 10.22 to the
             Registrant's Form 10-Q No. 033-49544 filed June 11, 1996).

      10.4   Executive Employment Agreement dated April 15, 1992 between Paul E. Glaske and the Company
             (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1
             No. 33-49544 filed September 11, 1992).

      10.5   Supplemental Retirement Plan of the Company (incorporated by reference to Exhibit 10.3 to the
             Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

      10.6   Form of Noncompetition and Nonsolicitation Agreement with Albert L. Luce, Jr. and Joseph P. Luce
             (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1
             No. 33-49544 filed September 11, 1992).

      10.7   ML Stock Subscription Agreement dated as of April 15, 1992 (incorporated by reference to Exhibit
             10.10 to the Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11,
             1992).

      10.8   Management Stock Subscription Agreement dated as of April 15, 1992 (incorporated by reference to
             Exhibit 10.11 to the Registrant's Registration Statement on Form S-1 No. 33-49544 filed September
             11, 1992).

  EXHIBIT
  NUMBER                                                DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------
      10.9   Stockholders' Agreement dated as of April 15, 1992 (incorporated by reference to Exhibit 10.14 to the Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

      10.10  BBC Management Stock Option Plan (incorporated by reference to Exhibit 10.15 to the Registrant's
             Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

      10.11  Form of Vested Option Agreement (incorporated by reference to Exhibit 10.16 to the Registrant's
             Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

      10.12  Form of Performance Option Agreement (incorporated by reference to Exhibit 10.17 to the
             Registrant's Registration Statement on Form S-1 No. 33-49544 filed September 11, 1992).

      10.13  Chassis Supply Agreement dated as of May 8, 1991 between the Company and General Motors
             Corporation (incorporated by reference to Exhibit 10.18 to the Registrant's Registration Statement
             on Form S-1 No. 33-49544 filed September 11, 1992).

      10.14  Executive Employment Agreement dated April 15, 1993 between Bobby G. Wallace and the Company
             (incorporated by reference to Exhibit 10.19 to the Registrant's Report on Form 10-K for the fiscal year ended October 30, 1993 filed January 28, 1994).

      10.15  Amendment dated October 15, 1994, amending Executive Employment Agreement dated April 15, 1993 between Bobby G. Wallace and the Company (incorporated by reference to Exhibit 10.20 to the
             Registrant's Report on Form 10-K for the fiscal year ended October 29, 1994 and filed January 27,
             1995).

      10.16  Amended and Restated Vested Option Agreement dated September 13, 1994 between Bobby G. Wallace and the Company (incorporated by reference to Exhibit 10.21 to the Registrant's Report on Form 10-K
             for the fiscal year ended October 29, 1994 filed January 27, 1995).

      12.1   Statements re Computation of Ratios.

      21.1   Subsidiaries of BBC and the Company.

      23.1   Consent of Arthur Andersen LLP.

      23.2   Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

      24.1   Powers of Attorney of Directors and Officers of Blue Bird Corporation (included in the signature pages in Part II of the Registration Statement).

      24.2   Powers of Attorney of Directors and Officers of Blue Bird Body Company (included in the signature pages in Part II of the Registration Statement).

      25.1   Statement of Eligibility and Qualification of Trustee on Form T-1 of The Chase Manhattan Bank
             under the Trust Indenture Act of 1939.

      99.1   Form of Letter of Transmittal for the 10 3/4% Senior Subordinated Notes due 2006.

      99.2   Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

      99.3   Form of Notice of Guaranteed Delivery.

------------------------

*   To be filed by amendment.